Exhibit 4.20

Dated 30 January 2023

(originally) US$63,600,000 facility with
US$31,200,000 outstanding

MINOANSEA MARITIME CO.
EPANASTASEA MARITIME CO.
as Existing Borrowers

and

  GOOD MARITIME CO.
TRADERS MARITIME CO.
as Replacement Borrowers

and

THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1
as Original Lenders

and

UNITED MARITIME CORPORATION
as Guarantor and Shareholder

and

KROLL AGENCY SERVICES LIMITED
as Facility Agent

and

KROLL TRUSTEE SERVICES LIMITED
as Security Agent

DEED OF ACCESSION, AMENDMENT AND RESTATEMENT

relating to a facility agreement dated 8 August 2022 (as amended and supplemented by a supplemental agreement dated 26 October 2022 and as further amended and supplemented by a second supplemental agreement dated 21 December 2022) in respect of the part financing of, inter alia, m.t. “EPANASTASEA”

Index

Clause		Page

1	Definitions and Interpretation	3
2	Agreement of the Finance Parties	6
3	Conditions Precedent	6
4	Representations and Warranties	7
5	Amendment and Restatement of Facility Agreement	7
6	Accession and Assumption	9
7	Existing Obligor Confirmation	9
8	Security	10
9	Further Assurance	10
10	Instructions	10
11	Fees	10
12	Costs and Expenses	11
13	Incorporation of Amended and Restated Facility Agreement Provisions	11
14	Supplemental	11
15	Law and Jurisdiction	11

Schedules

Schedule 1 The Original Lenders	13
Schedule 2 Conditions Precedent	16

Execution

Execution Pages	18

THIS DEED is made on 30 January 2023

PARTIES

(1)
MINOANSEA MARITIME CO., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as borrower (the “Existing Borrower A”)

(2)
EPANASTASEA MARITIME CO., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as borrower (the “Existing Borrower B” and together with the Existing Borrower A, the “Existing Borrowers”)

(3)	GOOD MARITIME CO., a corporation incorporated in the Republic of Liberia whose registered address is at 80 Broad Street, Monrovia, Liberia as replacement borrower (the “Replacement Borrower A”)

(4)
TRADERS MARITIME CO., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as replacement borrower (the “Replacement Borrower B” and together with Replacement Borrower A, the “Replacement Borrowers” and each a “Replacement Borrower”)

(5)
UNITED MARITIME CORPORATION, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as guarantor and shareholder (in both capacities, the “Guarantor”)

(6)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as lenders (the “Original Lenders”)

(7)	KROLL AGENCY SERVICES LIMITED (previously Lucid Agency Services Limited) as agent of the other Finance Parties (the “Facility Agent”)

(8)	KROLL TRUSTEE SERVICES LIMITED (previously Lucid Trustee Services Limited) as security agent for the Secured Parties (the “Security Agent”)

BACKGROUND

(A)
By the facility agreement dated 8 August 2022 (the “Original Facility Agreement”) (as amended and supplemented by a supplemental agreement dated 26 October 2022 (the “Supplemental Agreement”) and as further amended and supplemented by a second supplemental agreement dated 21 December 2022 (the “Second Supplemental Agreement”)), the Lenders agreed to make available to Parosea Shipping Co., Bluesea Shipping Co. and the Existing Borrowers, as joint and several borrowers, a facility of (originally) up to $63,600,000, of which an amount of $31,200,000 is outstanding by way of principal as at the date hereof.

(B)
Pursuant to the terms of a deed of release dated 8 November 2022 and a deed of release dated 1 December 2022, respectively, the Finance Parties agreed to release Parosea Shipping Co. and Bluesea Shipping Co. from their obligations, respectively, under the relevant Finance Documents to which each was a party.

(C)	The Existing Borrowers subsequently advised the Finance Parties that Existing Borrower A intended to proceed with the sale of Ship C (the “Sale”).

(D)
Under clause 22.13 (disposals) of the Facility Agreement, a Borrower is allowed to sell its Ship provided that the Borrowers comply with the prepayment obligations in clause 7 (prepayment and cancellation) of the Facility Agreement.

(E)
Pursuant to clause 7.4 (mandatory prepayment on sale or Total Loss) of the Facility Agreement, the Borrowers shall use the proceeds from the Sale (the “Sale Proceeds”) in such amount as may be necessary in order to prepay the Relevant Amount, such amount to be applied on the Relevant Date towards prepayment the Loan in accordance with paragraph (d) of that clause 7.4 (mandatory prepayment on sale or Total Loss) of the Facility Agreement.

(F)
Pursuant to the terms of the Second Supplemental Agreement, the Finance Parties agreed, inter alia, to (i) the Sale, (ii) waive the obligation of the Borrowers to prepay the Loan in accordance with clause 7.4 (mandatory prepayment on sale or Total Loss) of the Facility Agreement during the Waiver Period, (iii) to permit the Sale Proceeds (after deduction of the aggregate Allocated Amount (as defined below), the Interest Amount and any other amounts payable by the Borrowers under the Facility Agreement in connection with the Sale (including legal fees)), to be paid to the Borrowers towards payment of dividends distribution and (iv) continue to make available that part of the Loan for the purpose of partially financing the acquisition cost of the New Ships (as defined below) provided that, inter alia, out of the Sale Proceeds:

(i)
an amount of $15,200,000 (the “Allocated Amount”) be remitted directly from the Escrow Account to the Earnings Account of Existing Borrower A and such Allocated Amount remain credited and blocked in that Earnings Account in favour of the Security Agent until the relevant Release Date (as defined below);

(ii)
an amount of $7,000,000 (the “New Ship A Allocated Amount A”) from such Allocated Amount remain blocked in favour of the Security Agent until the date on which the New Security Documents relating to New Ship A have been executed and the relevant New Mortgage has been registered with first priority over New Ship A in favour of the Security Agent (the “Release Date A”);

(iii)
an amount of $8,200,000 (the “New Ship B Allocated Amount B”) from such Allocated Amount remain blocked in favour of the Security Agent until the date on which the New Security Documents relating to the New Ship B have been executed and the relevant New Mortgage has been registered with first priority over the New Ship B in favour of the Security Agent (the “Release Date B”); and

(iv)
any Security in respect of Ship C (other than the relevant Mortgage over Ship C) would not be released and Existing Borrower A would remain an Obligor under the Facility Agreement until the New Security Documents in relation to the New Ships have been executed in favour of the Security Agent.

(G)	Further to the terms of the Second Supplemental Agreement, the Existing Borrowers have requested (the “Request”) that the Lenders consent to, inter alia, the following:

(i)
the Replacement Borrowers acceding to the Facility Agreement as Borrowers and to certain of the other Finance Documents and assuming jointly and severally with the Existing Borrowers, the Existing Borrowers’ obligations thereunder;

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(ii)	the release of the New Ship A Allocated Amount A to Existing Borrower A on Release Date A;

(iii)	the release of the New Ship B Allocated Amount B to Existing Borrower A on Release Date B; and

(iv)	the release of any Security in respect of Ship C not previously released at the time of the Sale and the release of Existing Borrower A from the Facility Agreement on Release Date B.

(H)	This Deed sets out the terms and conditions on which the Finance Parties shall agree, with effect on and from the Effective Date, to:

(i)	the Request; and

(ii)
the amendment and restatement of the Facility Agreement and any consequential amendments and/or variations of certain other provisions of the Facility Agreement subject to the terms and conditions of this Deed (the “Consequential Amendments”).

OPERATIVE PROVISIONS

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed:

“Amended and Restated Facility Agreement” means the Facility Agreement, as amended and restated by this Deed, in the form set out in the Appendix.

“Borrowers” means a Replacement Borrower or an Existing Borrower.

“Effective Date” means the date on which the conditions precedent as provided in Clause 3 (Conditions Precedent) have been satisfied.

“Escrow Account” means the escrow account of the escrow agent, being Theo Sioufas Escrow Services LLP, nominated by the parties to the memorandum of agreement executed in respect of the Sale.

“Existing Obligors” means the Existing Borrowers and the Guarantor.

“Existing Mortgage” means the first preferred mortgage over Ship D dated 2 September 2022 executed by Existing Borrower B as owner and the Security Agent as mortgagee in respect of Ship D.

“Facility Agreement” means, together, the Original Facility Agreement, the Supplemental Agreement and the Second Supplemental Agreement referred to under Recital (A).

“Interest Amount” means the amount representing the interest accrued on Tranche C until the Sale Date, such amount as confirmed by the Facility Agent as at the Sale Date.

“MOA” means:

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(a)
in relation to the purchase of New Ship A, the memorandum of agreement dated December 27, 2022, as from time to time may be further amended or supplemented, and made between (i) Replacement Borrower A as buyer and (ii) the New Seller A, as seller; and

(b)
in relation to the purchase of New Ship B, the memorandum of agreement dated December 27, 2022, as from time to time may be further amended or supplemented, and made between (i) Replacement Borrower B as buyer and (ii) the New Seller B, as seller.

“Mortgage Addendum” means an addendum to the first preferred mortgage over Ship D to be executed by Existing Borrower B in favour of the Security Agent.

“New Account Security” means, in relation to an Earnings Account of each Replacement Borrower, a document creating Security over that Earnings Account, in agreed form.

“New Charter Assignment” means, in relation to a New Ship, the assignment creating Security over any Charter which exceeds 13 months (including any optional extensions and any redelivery allowance) and any Charter Guarantee, in agreed form.

“New General Assignment” means, in relation to a New Ship, the general assignment creating Security over that New Ship’s Earnings, its Insurances and any Requisition Compensation in relation to that New Ship, in agreed form.

“New Manager’s Undertaking” means, in relation to an Approved Manager, a letter of undertaking from that Approved Manager subordinating the rights of that Approved Manager against a New Ship and the relevant Replacement Borrower to the rights of the Finance Parties, in agreed form.

“New Mortgage” means, in relation to a New Ship, the priority or preferred (as applicable) ship mortgage on a New Ship and, if applicable, the deed of covenant collateral thereto, in agreed form.

“New Security Documents” means:

(a)	any New Mortgage;

(b)	any New General Assignment;

(c)	any New Account Security;

(d)	any New Shares Security;

(e)	any New Charter Assignment; and

(f)	any New Manager’s Undertaking.

“New Seller A” means Good Ocean Navigation Co., of the Republic of Liberia.

“New Seller B” means Traders Shipping Co., of the Republic of the Marshall Islands.

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“New Shares Security” means, in relation to a Replacement Borrower, a document to be executed by the Guarantor creating Security over the shares in that Replacement Borrower, in agreed form.

“New Ship” means New Ship A or New Ship B.

“New Ship A” means the 2005-built capesize bulk carrier of 177,536 dwt, named “GOODSHIP”, having IMO number 9311476 currently owned by New Seller A, to be purchased by Replacement Borrower A in accordance with the terms of the MOA and to be registered in its ownership with the name under an Approved Flag.

“New Ship B” means the 2006-built capesize bulk carrier of 176,925 dwt, named “TRADERSHIP” having IMO number 9310135 currently owned by New Seller B, to be purchased by Replacement Borrower B in accordance with the terms of the MOA and to be registered in its ownership with the name under an Approved Flag.

“Obligors” means the Borrowers and the Guarantor.

“Party” means a party to this Deed.

“Release Date” means Release Date A or Release Date B.

“Sale Date” means the date on which the Sale is completed.

“Ship” means Ship D or each New Ship.

“Waiver Period” means the period starting from the Sale Date and ending on the earlier of (i) the date on which the New Security Documents in respect of the last New Ship to be delivered to the relevant Replacement Borrower are executed and, as the case may be, registered in favour of the Security Agent according to the terms of this Deed and (ii) the date falling three months after the Sale Date.

1.2	Defined expressions

Defined expressions in the Facility Agreement shall have the same meanings when used in this Deed unless the context otherwise requires or unless otherwise defined in this Deed.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clauses 1.2 (construction) and 1.4 (Agreed forms of Finance Documents) of the Facility Agreement apply to this Deed as if they were expressly incorporated in it with any necessary modifications.

1.4	Designation as a Finance Document

The Borrowers and the Facility Agent designate this Deed as a Finance Document.

1.5	Authorisation of Facility Agent

The Facility Agent confirms that it is authorised to execute this Deed for an on behalf of each of the Lenders pursuant to clause 30.2 (instructions) of the Facility Agreement.

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1.6	Third party rights

(a)	Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Deed.

(b)
Subject to clause 44.3 (other exceptions) of the Facility Agreement but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Deed at any time.

2	AGREEMENT OF THE FINANCE PARTIES

2.1	The Finance Parties agree subject to and upon the terms and conditions set out in Clause 3 (Conditions Precedent) of this Deed, to:

(a)	the Request; and

(b)	the Consequential Amendments.

2.2	The agreement of the parties to this Deed contained in this Clause 2 (Agreement of the Finance Parties) shall have effect on and from the Effective Date.

2.3
In the event that the New Security Documents relating to each New Ship are not duly executed in favour of the Security Agent until the last day of the Waiver Period in accordance with the terms of this Deed and the Amended and Restated Facility Agreement, the relevant part of the Allocated Amount which remains credited in the Earnings Account of Existing Borrower A will be applied immediately towards partial prepayment of the Loan in accordance with paragraph (d) of clause 7.4 (mandatory prepayment on sale or Total Loss) of the Amended and Restated Facility Agreement.

2.4
Without prejudice to Clause 2.3 above, if, on the last day of the Waiver Period, part of the Allocated Amount has been utilised for the financing of one New Ship (the “New Tranche”) and the remaining Allocated Amount (or any part thereof) remains unutilised and the second New Ship is not financed under the Amended and Restated Facility Agreement:

(a)
the Facility Agent may, in its discretion acting with the authorisation of the Majority Lenders, by not less than three days’ notice to the Borrowers, demand prepayment of the relevant New Tranche; and

(b)	the Borrowers shall prepay such New Tranche together with any accrued interest and any other amounts due and payable under the Finance Documents.

Upon such prepayment, any Security granted over the relevant New Ship shall be discharged and the relevant Replacement Borrower who is the owner of that New Ship shall be released from its obligations of the relevant Finance Documents at the cost and expense of the Borrowers.

3	CONDITIONS PRECEDENT

3.1	General

The agreement of the Finance Parties contained in Clause 2 (Agreement of the Finance Parties) is subject to:

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(a)	no Default continuing on the date of this Deed and on the Effective Date or resulting from the occurrence of the Effective Date;

(b)	the Repeating Representations to be made by each Existing Obligor pursuant to Clause 4 (Representations and Warranties) being true on the date of this Deed and on the Effective Date; and

(c)
the Facility Agent receiving confirmation from the Lenders and their legal advisers that they have received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Lenders and their legal advisers on or before the Effective Date.

3.2	Waiver of conditions precedent

If the Majority Lenders, at their discretion, permit for the Effective Date to take place before certain of the conditions referred to in Schedule 2 (Conditions Precedent) are satisfied, each Existing Obligor shall ensure that those conditions are satisfied within 10 Business Days after the Effective Date (or such later date as the Facility Agent, acting with the authorisation of the Majority Lenders, may agree in writing with the Borrowers), which however, shall not be taken as a waiver of the Lender’s right to require production of all the documents and evidence required referred to in Schedule 2 (Conditions Precedent).

4	REPRESENTATIONS AND WARRANTIES

4.1	Representations and warranties of Replacement Borrowers

The representations and warranties in clause 18 (representations) of the Amended and Restated Facility Agreement are deemed to be made on the Effective Date by each Replacement Borrower with reference to the circumstances then existing.

4.2	Repetition of representations and warranties of Existing Obligors

(a)
Each Existing Obligor represents and warrants to the Finance Parties as at the date of this Deed that the representations and warranties in clause 18 (representations) of the Facility Agreement are true and not misleading if repeated on the date of this Deed.

(b)
The representations and warranties in clause 18 (representations) of the Amended and Restated Facility Agreement are deemed to be made on the Effective Date by each Existing Obligor with reference to the circumstances then existing.

(c)
Each Existing Obligor represents and warrants to the Finance Parties that the representations and warranties in the Finance Documents (other than the Amended and Restated Facility Agreement) to which each of them is a party, as amended and supplemented by this Deed and updated with appropriate modifications to refer to this Deed and where appropriate the Mortgage Addendum, remain true and not misleading if repeated on the date of this Deed with reference to the circumstances now existing.

5	AMENDMENT AND RESTATEMENT OF FACILITY AGREEMENT

5.1	Amendment and restatement of the Facility Agreement

With effect on and from (and subject to the occurrence of) the Effective Date, the Facility Agreement shall be amended and restated in the form of the Amended and Restated Facility Agreement and, shall be deemed by this Deed to be amended and restated, and the Facility Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

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5.2	Amendments to Finance Documents

With effect on and from (and subject to the occurrence of) the Effective Date, each of the Finance Documents (other than the Facility Agreement and the Existing Mortgage which is amended and supplemented by the Mortgage Addendum) shall be, and shall be deemed by this Deed to be, amended as follows:

(a)	the definition of, and references throughout each of the Finance Documents to the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to, respectively:

(i)	the Amended and Restated Facility Agreement; and

(ii)	the other Finance Documents as amended and supplemented by this Clause 5.2 (Amendments to Finance Documents);

(b)	cross references to any provisions of the Facility Agreement shall be construed as being cross references to the equivalent clause in the Amended and Restated Facility Agreement;

(c)
the definition of, and references throughout each of the Finance Documents to, the Existing Mortgage shall be construed as if the same referred to the Existing Mortgage as amended and supplemented by the Mortgage Addendum;

(d)
by construing references throughout each of the Finance Documents to “the Borrowers” as if the same referred to the Borrowers (including, for the avoidance of doubt, the Replacement Borrowers) as joint and several borrowers, or, where the context so requires, any of them; and

(e)
by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to those Finance Documents as amended and/or supplemented by this Deed.

5.3	Finance Documents to remain in full force and effect

The Facility Agreement and each of the other Finance Documents shall remain in full force and effect and from the Effective Date:

(a)	in the case of the Facility Agreement as amended and supplemented pursuant to Clause 5.1 (Amendment and restatement of the Facility Agreement);

(b)
in the case of the Finance Documents (other than the Facility Agreement and the Existing Mortgage which is amended and supplemented by the Mortgage Addendum) as amended and supplemented pursuant to Clause 5.2 (Amendments to Finance Documents);

(c)	the Facility Agreement and the applicable provisions of this Deed will be read and construed as one document;

(d)	the Finance Documents (other than the Facility Agreement) and the applicable provisions of this Deed will be read and construed as one document; and

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(e)
except to the extent expressly effected by this Deed, no waiver is given by this Deed and the Lenders expressly reserve all their rights and remedies in respect of any breach of or other Default under the Finance Documents.

6	ACCESSION AND ASSUMPTION

With effect on and from the Effective Date:

(a)	each Replacement Borrower agrees that:

(i)	it will accede to the Amended and Restated Facility Agreement and to the Fee Letter as a Borrower and it will assume the obligations of the Existing Borrowers thereunder; and

(ii)	it will be bound, on a joint and several basis with the Existing Borrowers, by the terms of the Amended and Restated Facility Agreement and by the terms of the Fee Letter;

(b)
each Existing Obligor confirms and acknowledges it is and remains a party to the Facility Agreement and the Fee Letter and that its respective obligations under the Facility Agreement and the other Finance Documents remain in full force and effect;

(c)	each Existing Borrower further agrees to be jointly and severally liable together with the Replacement Borrowers for:

(i)	the repayment of the Loan, or any part thereof plus interest accrued thereon in accordance with the Amended and Restated Facility Agreement;

(ii)	the payment of any fees as set out in the Fee Letter; and

(iii)	all other obligations and liabilities under the Amended and Restated Facility Agreement and the Fee Letter as amended by this Deed; and

(d)	the Existing Obligors and the Finance Parties agree to the accession by the Replacement Borrowers to the Amended and Restated Facility Agreement and to the Fee Letter.

7	EXISTING OBLIGOR CONFIRMATION

On the Effective Date, each Existing Obligor:

(a)	confirms its acceptance of the amendments effected by this Deed;

(b)	agrees that it is bound as an Obligor (as defined in the Amended and Restated Facility Agreement);

(c)
confirms that the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended  and restated or, as the case may be, supplemented by this Deed;

(d)	(if it is a Guarantor) confirms that its guarantee and indemnity:

(i)	continues to have full force and effect on the terms of the Amended and Restated Facility Agreement; and

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(ii)	extends to the obligations of the relevant Obligors under the Finance Documents as amended and restated or, as the case may be, supplemented by this Deed.

8	SECURITY

On the Effective Date, each Existing Obligor confirms that:

(a)
any Security created by it under the Finance Documents to which it is a party extends to the obligations of the Obligors under the Amended and Restated Facility Agreement and the other Finance Documents (as amended and supplemented by this Deed and as may be further amended and supplemented from time to time and, in the case of the Existing Mortgage, as amended and supplemented by the Mortgage Addendum);

(b)
the obligations of the Obligors arising under the Amended and Restated Facility Agreement and the other Finance Documents (as amended and supplemented by this Deed and as may be further amended and supplemented from time to time and, in the case of the Existing Mortgage, as amended and supplemented by the Mortgage Addendum) are included in the Secured Liabilities;

(c)
the Security created pursuant to the Finance Documents continues in full force and effect on the terms of the respective Finance Documents (as amended and supplemented by this Deed and as may be further amended and supplemented from time to time and, in the case of the Existing Mortgage, as amended and supplemented by the Mortgage Addendum); and

(d)	to the extent that this confirmation creates a new Security, such Security shall be on the terms of the Security Documents in respect of which this confirmation is given.

9	FURTHER ASSURANCE

Clause 22.25 (further assurance) of the Facility Agreement, as amended and restated by this Deed, applies to this Deed as if it were expressly incorporated in it with any necessary modifications.

10	INSTRUCTIONS

Any provision in this Deed which refers to the Facility Agent being obliged to or entitled to take any specified action, exercise any power or discretion, make any determination, give any consent, notice or waiver, or give any instructions or directions to the Security Agent or act in a certain way in connection with the transactions contemplated by this Deed, shall be construed to refer to the Facility Agent acting solely based on the instructions or directions of the Majority Lenders, or as the case may be, all Lenders pursuant to the provisions of clause 30.20 (majority lenders’ instructions) of the Facility Agreement and in doing so shall be deemed to have acted reasonably.

FEES

The Borrowers shall pay to the Facility Agent (for its own account) an amendment fee in the amount of $5,000 on the date of execution of this Deed.

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12	COSTS AND EXPENSES

Clause 15.2 (amendment costs) of the Facility Agreement, as amended and restated by this Deed, applies to this Deed as if it were expressly incorporated in it with any necessary modifications.

INCORPORATION OF AMENDED AND RESTATED FACILITY AGREEMENT PROVISIONS

13.1	General

The provisions of clause 30.2 (instructions) and clause 38 (notices) of the Amended and Restated Facility Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications.

SUPPLEMENTAL

14.1	Counterparts

This Deed may be executed in any number of counterparts.

14.2	Third party rights

A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

LAW AND JURISDICTION

15.1	Governing law

This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

15.2	Incorporation of the Facility Agreement provisions

The provisions of clauses 47 (governing law) and 48 (enforcement) of the Amended and Restated Facility Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications.

15.3	Process agent

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

(i)
irrevocably appoints Messrs Shoreside Agents Ltd, presently at 11 The Timber Yard, Drysdale Street, London, N1 6ND (T: +44 (0)20 3771 8869, M: + 44 (0) 7591 440086, Fax: +44 (0)20 3771 8870, attention: Andrew Johnson) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

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(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Facility Agent.  Failing this, the Facility Agent may appoint another agent for this purpose.

This Deed has been executed as a deed and delivered on the date stated at the beginning of this Deed.

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SCHEDULE 1

THE ORIGINAL LENDERS

Name of Original Lender	Commitment	Address for Communication

Blue Ocean Onshore Fund LP	$27,048,528
Blue Ocean Onshore Fund LP
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com
/odonnerstein@entrustglobal.com/
mlux@entrustglobal.com
Attention: Svein Engh / Omer
Donnerstein / Matthew Lux

Blue Ocean 1839 Fund LP	$13,996,303
Blue Ocean 1839 Fund LP
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com
/odonnerstein@entrustglobal.com/
mlux@entrustglobal.com
Attention: Svein Engh / Omer
Donnerstein / Matthew Lux

Blue Ocean Income Fund LP	$7,767,560
Blue Ocean Income Fund LP
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com
/odonnerstein@entrustglobal.com/
mlux@entrustglobal.com
Attention: Svein Engh / Omer
Donnerstein / Matthew Lux

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EnTrust Global ICAV, for and on behalf of Blue Ocean Fund	$5,377,810
EnTrust Global ICAV
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com
/odonnerstein@entrustglobal.com/
mlux@entrustglobal.com
Attention: Svein Engh / Omer
Donnerstein / Matthew Lux

Blue Ocean Investments SPC, for and on behalf of Segregated Portfolio One Blue Ocean Income Fund II LP Blue Ocean Offshore Master Fund I LLC	$1,602,983 $2,700,260 $623,760
Blue Ocean Investments SPC
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com
/odonnerstein@entrustglobal.com/
mlux@entrustglobal.com
Attention: Svein Engh / Omer
Donnerstein / Matthew Lux

Blue Ocean Income Fund II LP
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com
/odonnerstein@entrustglobal.com/
mlux@entrustglobal.com
Attention: Svein Engh / Omer
Donnerstein / Matthew Lux

Blue Ocean Offshore Master Fund I LLC
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com
/odonnerstein@entrustglobal.com/
mlux@entrustglobal.com
Attention: Svein Engh / Omer
Donnerstein / Matthew Lux

14

Blue Ocean IDF Series of the SALI Multi-Series Fund, L.P. BO FR SPV I LP	$2,700,260 $1,782,536
Blue Ocean IDF Series of the SALI Multi-Series Fund, L.P.
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com
/odonnerstein@entrustglobal.com/
mlux@entrustglobal.com
Attention: Svein Engh / Omer
Donnerstein / Matthew Lux

BO FR SPV I LP
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com
/odonnerstein@entrustglobal.com/
mlux@entrustglobal.com
Attention: Svein Engh / Omer
Donnerstein / Matthew Lux

15

SCHEDULE 2

CONDITIONS PRECEDENT

1	Existing Obligors and Replacement Borrowers

1.1	True and complete copies of the constitutional documents of each Replacement Borrower.

1.2
A certificate from an officer of each Existing Obligor and each Replacement Borrower confirming the names and offices of all their respective directors and officers and its shareholders as the case may be and having attached thereto true and complete copies of their constitutional documents.

1.3	Up-to-date certificates of goodstanding in respect of each Existing Obligor and each Replacement Borrower.

1.4	A copy of a resolution of the board of directors of each Existing Obligor and each Replacement Borrower:

(a)
approving the terms of, and the transactions contemplated by, this Deed and (as applicable) the Mortgage Addendum and each other Finance Document to which it is to be a party and resolving that it execute this Deed, the Mortgage Addendum and each other Finance Document to which it is to be a party;

(b)	authorising a specified person or persons to execute this Deed and (as applicable) the Mortgage Addendum and each other Finance Document to which it is to be a party on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

1.5
A copy of the power of attorney of any Existing Obligor and each Replacement Borrower authorising a specified person or persons to execute this Deed and (as applicable) the Mortgage Addendum each other Finance Document to which it is to be a party.

1.6	A specimen of the signature of each person authorised by the resolutions referred to in paragraph 1.4 above.

1.7
A copy of a resolution signed by the Guarantor as the holder of the issued shares in each Replacement Borrower, approving the terms of, and the transactions contemplated by, this Deed and (as applicable) the Mortgage Addendum and each other Finance Document to which it is to be a party.

1.8
A copy of a certificate each Existing Obligor and each Replacement Borrower that is incorporated outside the UK (signed by an officer) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies.

1.9
A copy of a certificate of an authorised signatory of the relevant Existing Obligor and each Replacement Borrower certifying that each copy document relating to it specified in this Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Deed.

16

2	Finance Documents

2.1	A duly executed original of this Deed signed by all Parties to it.

2.2
A duly executed original of the Mortgage Addendum together with documentary evidence that the Mortgage Addendum has been duly registered as a valid addendum to the Existing Mortgage in respect of Ship D in accordance with the laws of the jurisdiction of the relevant Approved Flag.

3	Legal opinions

3.1
If an Existing Obligor or a Replacement Borrower is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Facility Agent and the Security Agent in the relevant jurisdiction, substantially in the form distributed to the Lenders before signing this Deed.

3.2	Legal opinions of the legal advisers to the Facility Agent and the Security Agent in such other relevant jurisdictions as the Facility Agent may require.

4	Other documents and evidence

4.1
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent (acting on the instructions of the Lenders) considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by this Deed, each New Security Document and each other Finance Document or for the validity and enforceability of any Finance Document as amended, restated and/or supplemented by this Deed or by the Mortgage Addendum.

4.2
Such evidence as the Facility Agent (acting on the instructions of the Lenders) may require for the Finance Parties to be able to satisfy each of their “know your customer” or similar identification procedures in relation to the transactions contemplated by this Deed.

4.3	Documentary evidence that the agent for service of process named in Clause 15.3 (Process agent) has accepted its appointment.

4.4	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 12 (Costs and Expenses) have been paid or will be paid by the Effective Date.

17

EXECUTION PAGES

EXISTING BORROWERS

EXECUTED AS A DEED	)
by MINOANSEA MARITIME CO.	)
acting by Stavros Gyftakis	)
being Attorney-in-fact	)	/s/ Stavros Gyftakis
in the presence of:	)
)
Witness’ signature:	)
Witness’ name: Yannos Chrysospathis	)	/s/ Yannos Chrysospathis
Witness’ address:	)

154 Vouliagmenis Avenue
16674 Glyfada, Athens Greece

EXECUTED AS A DEED	)
by EPANASTASEA MARITIME CO.	)
acting by Stavros Gyftakis	)
being Attorney-in-fact	)
in the presence of:	)	/s/ Stavros Gyftakis
)
Witness’ signature:	)
Witness’ name: Yannos Chrysospathis	)	/s/ Yannos Chrysospathis
Witness’ address:	)

154 Vouliagmenis Avenue
16674 Glyfada, Athens Greece

REPLACEMENT BORROWERS

EXECUTED AS A DEED	)
by GOOD MARITIME CO.	)
acting by Stavros Gyftakis	)
being attorney-in-fact	)
in the presence of:	)	/s/ Stavros Gyftakis
)
Witness’ signature:	)
Witness’ name: Yannos Chrysospathis	)	/s/ Yannos Chrysospathis
Witness’ address:	)

154 Vouliagmenis Avenue
16674 Glyfada, Athens Greece

18

EXECUTED AS A DEED	)
by TRADERS MARITIME CO.	)
acting by Stavros Gyftakis	)
being	)
in the presence of:	)	/s/ Stavros Gyftakis
)
Witness’ signature:	)
Witness’ name: Yannos Chrysospathis	)	/s/ Yannos Chrysospathis
Witness’ address:	)

154 Vouliagmenis Avenue
16674 Glyfada, Athens Greece

GUARANTOR

EXECUTED AS A DEED	)
by UNITED MARITIME CORPORATION	)
acting by Stavros Gyftakis	)
being attorney-in-fact	)
in the presence of:	)	/s/ Stavros Gyftakis
)
Witness’ signature:	)
Witness’ name: Yannos Chrysospathis	)	/s/ Yannos Chrysospathis
Witness’ address:	)

154 Vouliagmenis Avenue
16674 Glyfada, Athens Greece

19

ORIGINAL LENDERS

SIGNED by Vasiliki Emiri	)
duly authorised	)
for and on behalf of	)
BLUE OCEAN ONSHORE FUND LP	)	/s/ Vasiliki Emiri
By: Blue Ocean GP LLC	)
as its General Partner	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)	/s/ Vasiliki Angeletaki
Witness’ address:	)

ATTORNEY-AT-LAW WATSON FARLEY WILLIAMS
345 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS-GREECE

SIGNED by Vasiliki Emiri	)
duly authorised	)
for and on behalf of	)
BLUE OCEAN 1839 FUND LP	)	/s/ Vasiliki Emiri
By: Blue Ocean GP LLC	)
as its General Partner	)
in the presence of:	)

Witness’ signature:	)
Witness’ name: Vasiliki Angeletaki	)	/s/ Vasiliki Angeletaki
Witness’ address:	)

ATTORNEY-AT-LAW WATSON FARLEY WILLIAMS
345 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS-GREECE

20

SIGNED by Vasiliki Emiri	)
duly authorised	)
for and on behalf of	)
BLUE OCEAN INCOME FUND LP	)	/s/ Vasiliki Emiri
By: Blue Ocean GP LLC	)
as its General Partner	)
in the presence of:	)

Witness’ signature:	)
Witness’ name: Vasiliki Angeletaki	)	/s/ Vasiliki Angeletaki
Witness’ address:	)

ATTORNEY-AT-LAW WATSON FARLEY WILLIAMS
345 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS-GREECE

SIGNED by Vasiliki Emiri	)
duly authorised	)
for and on behalf of	)
ENTRUST GLOBAL ICAV	)
for and on behalf of	)	/s/ Vasiliki Emiri
BLUE OCEAN FUND	)
By: EnTrust Global Partners Offshore LP	)
as its Investment Advisor	)
in the presence of:	)

Witness’ signature:	)
Witness’ name: Vasiliki Angeletaki	)	/s/ Vasiliki Angeletaki
Witness’ address:	)

ATTORNEY-AT-LAW WATSON FARLEY WILLIAMS
345 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS-GREECE

21

SIGNED by Vasiliki Emiri	)
duly authorised	)
for and on behalf of	)
BLUE OCEAN INVESTMENTS SPC	)
for and on behalf of	)	/s/ Vasiliki Emiri
SEGREGATED PORTFOLIO ONE	)
By: EnTrust Global Partners Offshore LP	)
as its Investment Advisor	)
in the presence of:	)

Witness’ signature:	)
Witness’ name: Vasiliki Angeletaki	)	/s/ Vasiliki Angeletaki
Witness’ address:	)

ATTORNEY-AT-LAW WATSON FARLEY WILLIAMS
345 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS-GREECE

SIGNED by Vasiliki Emiri	)
duly authorised	)
for and on behalf of	)
BLUE OCEAN INCOME FUND II LP	)	/s/ Vasiliki Emiri
By: Blue Ocean GP LLC	)
as its General Partner	)
in the presence of:	)

Witness’ signature:	)
Witness’ name: Vasiliki Angeletaki	)	/s/ Vasiliki Angeletaki
Witness’ address:	)

WATSON FARLEY WILLIAMS
345 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS-GREECE

SIGNED by Vasiliki Emiri	)
duly authorised	)
for and on behalf of	)
BLUE OCEAN OFFSHORE MASTER	)
FUND I LLC	)	/s/ Vasiliki Emiri
By: EnTrust Global Partners Offshore LP	)
as its Investment Advisor	)
in the presence of:	)

Witness’ signature:	)
Witness’ name: Vasiliki Angeletaki	)	/s/ Vasiliki Angeletaki
Witness’ address:	)

WATSON FARLEY WILLIAMS
345 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS-GREECE

22

SIGNED by Vasiliki Emiri	)
duly authorised	)
for and on behalf of	)
BLUE OCEAN IDF SERIES OF THE SALI	)	/s/ Vasiliki Emiri
MULTI-SERIES FUND, L.P.
By: EnTrust Global Partners Offshore LP	)
as its Investment Subadvisor	)
in the presence of:	)

Witness’ signature:	)
Witness’ name: Vasiliki Angeletaki	)	/s/ Vasiliki Angeletaki
Witness’ address:	)

WATSON FARLEY WILLIAMS
345 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS-GREECE

23

SIGNED by Vasiliki Emiri	)
duly authorised	)
for and on behalf of	)
BO FR SPV I LP	)	/s/ Vasiliki Emiri
By: EnTrust Global Ltd.	)
as its Investment Manager	)
in the presence of:	)

Witness’ signature:	)
Witness’ name: Vasiliki Angeletaki	)	/s/ Vasiliki Angeletaki
Witness’ address:	)

ATTORNEY-AT-LAW WATSON FARLEY WILLIAMS
345 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS-GREECE

FACILITY AGENT

SIGNED by Eliza-Elisavet Makri	)
duly authorised	)
for and on behalf of	)	/s/ Eliza-Elisavet Makri
KROLL AGENCY SERVICES LIMITED	)
in the presence of:	)

Witness’ signature:	)
Witness’ name: Vasiliki Angeletaki	)	/s/ Vasiliki Angeletaki
Witness’ address:	)

ATTORNEY-AT-LAW WATSON FARLEY WILLIAMS
345 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS-GREECE

24

SECURITY AGENT

SIGNED by Eliza-Elisavet Makri	)
duly authorised	)
for and on behalf of	)	/s/ Eliza-Elisavet Makri
KROLL TRUSTEE SERVICES LIMITED	)
in the presence of:	)

Witness’ signature:	)
Witness’ name: Vasiliki Angeletaki	)	/s/ Vasiliki Angeletaki
Witness’ address:	)

ATTORNEY-AT-LAW WATSON FARLEY WILLIAMS
345 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS-GREECE

25

COUNTERSIGNED this 30 day of January 2023 for and on behalf of each of the following Approved Managers which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this Deed, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Facility Agreement and the other Finance Documents (each as amended and restated and/or supplemented by this Deed).

/s/ Stamatios Tsantanis
By: Stamatios Tsantanis
for and on behalf of
SEANERGY MANAGEMENT CORP.
its President
as Approved Commercial Manager

/s/ Stamatios Tsantanis
By: Stamatios Tsantanis
for and on behalf of
UNITED MANAGEMENT CORP.
its President
as Approved Commercial Manager

/s/ Stamatios Tsantanis
By: Stamatios Tsantanis
for and on behalf of
SEANERGY SHIPMANAGEMENT
its President
as Approved Technical Manager

26

APPENDIX

FORM OF AMENDED AND RESTATED FACILITY AGREEMENT

Facility agreement dated 8 August 2022 as amended and supplemented by a supplemental agreement dated 26 October 2022, a second supplemental agreement dated 21 December 2022 and as further amended and restated by a deed of accession, amendment and restatement dated 30 January 2023

US$63,600,000

TERM LOAN FACILITY

MINOANSEA MARITIME CO.
EPANASTASEA MARITIME CO.
GOOD MARITIME CO.
TRADERS MARITIME CO.
as joint and several Borrowers

and

UNITED MARITIME CORPORATION
as Guarantor

and

KROLL AGENCY SERVICES LIMITED
as Facility Agent

and

KROLL TRUSTEE SERVICES LIMITED

as Security Agent

AMENDED AND RESTATED FACILITY AGREEMENT

relating (originally) to
(a) partially financing the acquisition of
m.ts “PAROSEA”, “BLUESEA”
“MINOANSEA” and “EPANASTASEA” and (b) the refinancing of m.vs. “GOODSHIP” and “TRADERSHIP”

Index

Clause		Page

Section 1 Interpretation		4
1	Definitions and Interpretation	4
Section 2 The Facility		33
2	The Facility	33
3	Purpose	33
4	Conditions of Utilisation	34
Section 3 Utilisation		36
5	Utilisation	36
Section 4 Repayment, Prepayment and Cancellation		38
6	Repayment	38
7	Prepayment and Cancellation	39
Section 5 Costs of Utilisation		43
8	Interest	43
9	Interest Periods	43
10	Fees	44
Section 6 Additional Payment Obligations		46
11	Tax Gross Up and Indemnities	46
12	Increased Costs	50
13	Other Indemnities	52
14	Mitigation by the Finance Parties	55
15	Costs and Expenses	55
Section 7 Guarantee and Joint and Several Liability of the Borrowers		57
16	Guarantee and Indemnity	57
17	Joint and Several Liability of the Borrowers	60
Section 8 Representations, Undertakings and Events of Default		62
18	Representations	62
19	Most Favoured Nation	69
20	Information Undertakings	69
21	Purchase Agreement and MOA Undertakings	73
22	General Undertakings	74
23	Insurance Undertakings	81
24	Ship Undertakings	86
25	Valuations	92
26	Earnings Account and Application of Earnings	93
27	Events of Default	94
Section 9 Changes to Parties		100
28	Changes to the Lenders	100
29	Changes to the Transaction Obligors	105
Section 10 The Finance Parties		106
30	The Facility Agent	106
31	Amounts paid in error	117
32	The Security Agent	117
33	Conduct of Business by the Finance Parties	133
34	Sharing among the Finance Parties	133
Section 11 Administration		136
35	Payment Mechanics	136
36	Set-Off	139

37	Bail-In	139
38	Notices	139
39	Calculations and Certificates	142
40	Partial Invalidity	142
41	Remedies and Waivers	142
42	Settlement or Discharge Conditional	142
43	Irrevocable Payment	142
44	Amendments and Waivers	143
45	Confidential Information	145
46	Counterparts	148
Section 12 Governing Law and Enforcement		149
47	Governing Law	149
48	Enforcement	149
49	Patriot Act Notice	149

Schedules

Schedule 1 The Parties	151
Part A The Obligors	151
Part B The Original Lenders	153
Part C The Servicing Parties	156
Schedule 2 Conditions Precedent	157
Part A Conditions precedent to Initial Utilisation Request	157
Part B Conditions precedent to Utilisation	159
Part C Conditions precedent to Release of Allocated Amounts	161
Schedule 3 Requests	163
Schedule 4 Form of Transfer Certificate	165
Schedule 5 Form of Assignment Agreement	167
Schedule 6 Details of the Ships	170
Schedule 7 Timetables	172

Execution

Execution Pages	173

THIS AGREEMENT is made on 8 August 2022 as amended and restated on the Effective Date by the Deed of Accession, Amendment and Restatement

PARTIES

(1)
MINOANSEA MARITIME CO., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as borrower (“Borrower C”)

(2)
EPANASTASEA MARITIME CO., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as borrower (“Borrower D” and together with Borrower A, Borrower B (each hereinafter defined) and Borrower C, the “Original Borrowers”)

(3)	GOOD MARITIME CO., a corporation incorporated in the Republic of Liberia whose registered address is 80 Broad Street, Monrovia, Liberia as borrower (“New Owner A”)

(4)
TRADERS MARITIME CO., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as borrower (“New Owner B” and together with New Owner A, the “New Owners”)

(5)
UNITED MARITIME CORPORATION, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as guarantor (the “Guarantor”)

(6)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the “Original Lenders”)

(7)	KROLL AGENCY SERVICES LIMITED as agent of the other Finance Parties (the “Facility Agent”)

(8)	KROLL TRUSTEE SERVICES LIMITED as security agent for the Secured Parties (the “Security Agent”)

BACKGROUND

(A)
By a facility agreement dated 8 August 2022 (as amended and supplemented by a supplemental agreement dated 26 October 2022 and by a second supplemental agreement dated 21 December 2022 (the “Second Supplemental Agreement”)) (the “Original Facility Agreement”), the Lenders agreed to make available to the Original Borrowers a senior secured term loan facility in four Original Tranches (as defined below) in an aggregate amount not exceeding US$63,600,000, for the purpose of financing part of the Purchase Price (as in hereinafter defined) of the Existing Ships.

(B)
Pursuant to the terms of a deed of release dated 8 November 2022 and a deed of release dated 1 December 2022, respectively, the Finance Parties agreed to release Borrower A and Borrower B from their obligations, respectively, under the relevant Finance Documents to which each of Borrower A and Borrower B is a party.

(C)	Borrower C and Borrower D subsequently advised the Finance Parties that Borrower C intended to proceed with the sale of Ship C (the “Sale”).

(D)	Under Clause 22.13 (disposals), a Borrower is allowed to sell its Ship provided that the Borrowers comply with the prepayment obligations in Clause 7 (prepayment and cancellation) of this Agreement.

(E)
Pursuant to Clause 7.4 (mandatory prepayment on sale or Total Loss), the Borrowers shall use the proceeds from the Sale (the “Sale Proceeds”) in such amount as may be necessary in order to prepay the Relevant Amount, such amount to be applied on the Relevant Date towards prepayment the Loan in accordance with paragraph (d) of Clause 7.4 (mandatory prepayment on sale or Total Loss).

(F)
Pursuant to the terms of the Second Supplemental Agreement, the Finance Parties agreed, inter alia, to (i) the Sale, (ii) waive the obligation of the Borrowers to prepay the Loan in accordance with Clause 7.4 (mandatory prepayment on sale or Total Loss) during the Waiver Period (hereinafter defined), (iii) permit the Sale Proceeds (after deduction of the aggregate Allocated Amount (as defined below), the Interest Amount (as defined below) and any other amounts payable by the Borrowers under this Agreement in connection with the Sale (including legal fees)), to be paid to the Borrowers towards payment of dividends distribution and (iv) continue to make available that part of the Loan for the purpose of partially financing the acquisition cost of the New Ships (as defined below) provided that, inter alia, out of the Sale Proceeds:

(i)
an amount of $15,200,000 (the “Allocated Amount”) be remitted directly from the Escrow Account to the Earnings Account of Borrower C and such Allocated Amount remain credited and blocked in that Earnings Account in favour of the Security Agent until the relevant Release Date (as defined below);

(ii)
an amount of $7,000,000 (the “New Ship A Allocated Amount A”) from such Allocated Amount remain blocked in favour of the Security Agent until the date on which the New Security Documents (as defined below) relating to New Ship A have been executed and the relevant New Mortgage has been registered with first priority over New Ship A in favour of the Security Agent;

(iii)
an amount of $8,200,000 (the “New Ship B Allocated Amount B”) from such Allocated Amount remain blocked in favour of the Security Agent until the date on which the New Security Documents relating to New Ship B have been executed and the relevant New Mortgage has been registered with first priority over the New Ship B in favour of the Security Agent; and

(iv)
any Security in respect of Ship C (other than the relevant Mortgage over Ship C) would not be released and Borrower C would remain an Obligor until the New Security Documents in relation to the New Ships have been executed in favour of the Security Agent.

(G)
Further to the terms of the Second Supplemental Agreement and by the Deed of Accession, Amendment and Restatement, the Finance Parties agreed to certain amendments, including but not limited to the following:

(i)	New Owner A and New Owner B each acceding to this Agreement as Borrowers;

(ii)	the release of the New Ship A Allocated Amount A to Borrower C on Release Date A (as defined below);

(iii)	the release of the New Ship B Allocated Amount B to Borrower C on Release Date B (as defined below).

(H)	This Agreement sets out the terms and conditions of the Original Facility Agreement as amended and restated by the Deed of Accession, Amendment and Restatement.

OPERATIVE PROVISIONS

SECTION 1

INTERPRETATION

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Account Bank” means Alpha Bank S.A. acting through its office at Piraeus, Greece or any replacement bank or other financial institution as may be approved by the Facility Agent acting with the authorisation of the Majority Lenders.

“Account Pledge Amendment” means the amendment to the Account Security dated 21 December 2022 and entered into by and between Borrower C and the Pledgees (as defined therein).

“Account Security” means, in relation to an Earnings Account, a document creating Security over that Earnings Account in agreed form (as amended, in relation to the Earnings Account of Borrower C, by the Account Pledge Amendment).

“Advance” means a borrowing of an Original Tranche under this Agreement.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Allocated Amount” means the amount of $15,200,000 which constitutes part of the Sale Proceeds and which was remitted directly from the Escrow Account and remains credited to the Earnings Account of Borrower C and blocked in favour of the Security Agent.

“Approved Brokers” means any firm or firms of insurance brokers approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders.

“Approved Charter” means, in relation to Ship A or Ship B, the Pool Agreement and any time charter agreement entered or to be entered between the relevant Borrower and the relevant Approved Pool Manager, for the purpose of that Ship entering into the pool system of the relevant Approved Pool Manager under the terms of the relevant Pool Agreement.

“Approved Classification” means in relation to a Ship, as at the date of this Agreement, the classification in relation to that Ship specified in Schedule 6 (Details of the Ships) or the equivalent classification with another Approved Classification Society.

“Approved Classification Society” means in relation to a Ship, as at the date of this Agreement, the classification society in relation to that Ship specified Schedule 6 (Details of the Ships), or any other classification society approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders, such approval not to be unreasonably withheld or delayed.

“Approved Commercial Manager” means:

(a)	any Approved Pool Manager;

(b)	Seanergy Management;

(c)	United Management;

(d)	Fidelity Marine;

(e)	Elite Tankship Pte Ltd;

(f)	Signal Maritime Services Ltd;

(g)	a direct or indirect wholly owned Subsidiary of the Guarantor; or

(h)
any other person not being a wholly owned Subsidiary of the Guarantor approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders as the commercial manager of a Ship, such approval not to be unreasonably withheld or delayed.

“Approved Flag” means in relation to a Ship, as at the date of this Agreement, the flag in relation to that Ship specified in Schedule 6 (Details of the Ships), or such other flag approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders, such approval not to be unreasonably withheld or delayed

“Approved Manager” means the Approved Commercial Manager or the Approved Technical Manager.

“Approved Pool Manager” means:

(a)	Maersk Tankers Afra K/S;

(b)	Signal Maritime Aframax Pool Ltd; or

(c)	any other company which the Facility Agent (acting on the instructions of the Lenders) may approve from time to time as the pool manager of a Ship.

“Approved Technical Manager” means:

(a)	Executive Ship Management (P) Limited;

(b)	V. Ships UK Limited;

(c)	Synergy Denmark A/S;

(d)	OSM Ship Management B AS;

(e)	Seanergy Shipmanagement Corp.;

(f)	V.Ships Greece Ltd., a corporation incorporated in Bermuda having a registered office at 3rd floor, Par-La-Ville Place, 14 Par-La-Ville Road, Hamilton HM 08, Bermuda;

(g)	V.Ships Limited, a corporation incorporated and existing under the laws of Cyprus whose registered office is at Zenas Gunther, 16-18, Agia Triada, 3035 Limassol, Cyprus;

(h)	a direct or indirect wholly owned Subsidiary of the Guarantor; or

(i)
any other person not being a direct or indirect wholly owned Subsidiary of the Guarantor approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders as the technical manager of a Ship, such approval not to be unreasonably withheld or delayed.

“Approved Valuer” means Maersk Broker Advisory Services A/S, Clarksons Valuations Limited, Braemar ACM Valuations Limited, Simpson Spence & Young Valuations Services Ltd, Arrow Research Limited, Fearnleys Shipbrokers A/S (or any Affiliate of such person through which valuations are commonly issued) and any other firm or firms of independent sale and purchase shipbrokers approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee and the Facility Agent (acting with the authorisation of the Majority Lenders).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.

“Availability Period” means the period from and including the date of this Agreement to and including 10 September 2022.

“Available Commitment” means, in relation to an Original Tranche, a Lender’s Commitment under that Original Tranche minus:

(a)	the amount of its participation in any outstanding Utilisation under that Original Tranche; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Advance that is due to be made under that Original Tranche on or before the proposed Utilisation Date.

“Available Facility” means, in relation to an Original Tranche, the aggregate for the time being of each Lender’s Available Commitment in respect of that Original Tranche.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)
in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c)	in relation to the United Kingdom, the UK Bail-In Legislation.

“Balloon Instalment” shall have the meaning set out in Clause 6.1 (Repayment of Loan).

“Borrower” means the Original Borrowers or the New Owners.

“Borrower A” means Parosea Shipping Co., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as borrower.

“Borrower B” means Bluesea Shipping Co., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as borrower.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York and Athens.

“Charter” means, in relation to a Ship, any charter relating to that Ship (including any Approved Charter) or other contract for its employment, whether or not already in existence.

“Charter Assignment” means, in relation to a Ship, the assignment creating Security over any Charter (other than an Approved Charter) which exceeds 13 months (including any optional extensions and any redelivery allowance) and any Charter Guarantee, in agreed form.

“Charter Guarantee” means any guarantee, bond, letter of credit or other instrument (whether or not already issued) supporting a Charter.

“Code” means the US Internal Revenue Code of 1986.

“Commercial Management Agreement” means the agreement entered into (originally or by means of a novation agreement) between a Borrower and the relevant Approved Commercial Manager or the relevant pool agreement to which the relevant Borrower (directly or by means of a deed of accession) has acceded as participant, regarding the commercial management of the Ship.

“Commitment” means:

(a)
in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Part B of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Confidential Information” means all information relating to any Transaction Obligor, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any Transaction Obligor or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Transaction Obligor or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 45 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any Transaction Obligor or any of its advisers; or

(C)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with a Transaction Obligor and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrowers and the Facility Agent.

“Corresponding Debt” means any amount, other than any Parallel Debt, which an Obligor owes to a Secured Party under or in connection with the Finance Documents.

“Deed of Accession, Amendment and Restatement” means the deed of accession, amendment and restatement to be entered into between, amongst others, the Original Borrowers, the New Owners and the Finance Parties.

“Default” means an Event of Default or a Potential Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Delivery Date” means, in relation to each Ship, the date on which that Ship is delivered by the relevant Seller to the relevant Borrower pursuant to the terms and conditions of the relevant MOA.

“Dispute” has the meaning given to it in Clause 48.1 (Jurisdiction).

“Disruption Event” means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or, if applicable, any Transaction Obligor; or

(b)
the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party or, if applicable, any Transaction Obligor preventing that, or any other, Party or, if applicable, any Transaction Obligor:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties or, if applicable, any Transaction Obligor in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party or, if applicable, any Transaction Obligor whose operations are disrupted.

“Distribution” has the meaning given to it in Clause 22.19 (Dividends and other distributions).

“Document of Compliance” has the meaning given to it in the ISM Code.

“dollars” and “$” mean the lawful currency, for the time being, of the United States of America.

“Earnings” means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Borrower or the Security Agent and which arise out of or in connection with or relate to the use or operation of that Ship, including (but not limited to):

(a)
the following, save to the extent that any of them is, with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders), pooled or shared with any other person:

(i)	all freight, hire and passage moneys including, without limitation, all moneys payable under, arising out of or in connection with a Charter or a Charter Guarantee;

(ii)	the proceeds of the exercise of any lien on sub-freights;

(iii)	compensation payable to a Borrower or the Security Agent in the event of requisition of that Ship for hire or use;

(iv)	remuneration for salvage and towage services;

(v)	demurrage and detention moneys;

(vi)	without prejudice to the generality of sub-paragraph (i) above, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;

(vii)	all moneys which are at any time payable under any Insurances in relation to loss of hire;

(viii)	all monies which are at any time payable to a Borrower in relation to general average contribution; and

(b)
if and whenever that Ship is employed on terms whereby any moneys falling within sub-paragraphs (i) to (viii) of paragraph (a) above are pooled or shared with any other person (including, without limitation, such Ship’s employment under the relevant Approved Charter), that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship.

“Earnings Account” means in relation to a Borrower:

(a)	an account in the name of that Borrower with the Account Bank designated “USD Earnings Account”; or

(b)
any other account in the name of a Borrower with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Effective Date” means the “Effective Date” as defined in the Deed of Accession, Amendment and Restatement.

“Environmental Approval” means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.

“Environmental Claim” means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means:

(a)
any release, emission, spill or discharge of Environmentally Sensitive Material whether within a Ship from a Ship into any other vessel or into or upon the air, water, land or soils (including the seabed) or surface water; or

(b)
any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water from a vessel other than a Ship and which involves a collision between a Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Transaction Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Transaction Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

“Environmental Law” means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

“ERISA Affiliate” means each person (and defined in Section 3(9) of ERISA) which together with any Borrower would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Escrow Account” means the escrow account of the escrow agent, being Theo Sioufas Escrow Services LLP, nominated by the parties to the memorandum of agreement executed in respect of the sale of Ship C.

“Event of Default” means any event or circumstance specified as such in Clause 27 (Events of Default).

“Existing Lender” has the meaning given to it in Clause 28.1 (Assignments and transfers by the Lenders).

“Existing Ships” means Ship A, Ship B, Ship C or Ship D.

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)
in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between any of the Facility Agent, the Security Agent and any Obligor setting out any of the fees referred to in Clause 10.1 (Agency fee).

“Fidelity Marine” means Fidelity Marine Inc., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands whose registered address is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960 Marshall Islands.

“Finance Document” means:

(a)	this Agreement;

(b)	the Deed of Accession, Amendment and Restatement;

(c)	any Utilisation Request;

(d)	any Security Document;

(e)	any Subordination Agreement;

(f)	any Fee Letter;

(g)	any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Secured Liabilities; or

(h)	any other document designated as such by the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrowers.

“Finance Party” means the Facility Agent, the Security Agent or a Lender.

“Financial Indebtedness” means any indebtedness for or in relation to:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in relation to any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)
any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in relation to a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in relation to any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“Fleet Vessels” means the vessels from time to time owned by the members of the Group and “Fleet Vessel” means any of them.

“GAAP” means generally accepted accounting principles in the US including IFRS.

“General Assignment” means, in relation to a Ship, the general assignment creating Security over that Ship’s Earnings (in the case of Ship A and Ship B, including distributions under the relevant Pool Agreement), its Insurances and any Requisition Compensation in relation to that Ship, in agreed form.

“Group” means the Guarantor and its Subsidiaries from time to time, including, without limitation, the Borrowers.

“Holding Company” means, in relation to a person, any other person in relation to which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Indemnified Person” means:

(a)	for the purposes of Clause 13.2 (Other indemnities), each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate;

(b)	for the purposes of Clause 13.3 (Indemnity to the Facility Agent), the Facility Agent, each Affiliate of the Facility Agent and each director, officer and employee; and

(c)
for the purposes of Clause 13.4 (Indemnity to the Security Agent), the Security Agent and every Receiver and Delegate, each Affiliate of the Security Agent, Receiver and Delegate and each director, officer and employee.

“Insurances” means, in relation to a Ship:

(a)
all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in relation to that Ship, its Earnings or otherwise in relation to that Ship whether before, on or after the date of this Agreement; and

(b)
all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in relation to any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

“Interest Amount” means the amount representing the interest that has accrued on Tranche C until the Sale Date, such amount as confirmed by the Facility Agent.

“Interest Payment Date” has the meaning given to it in Clause 8.2 (Payment of interest).

“Interest Period” means, in relation to the Loan or any part of the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Interest Rate” means:

(a)	in respect of each Original Tranche (other than Tranche C), 7.90 per cent. per annum;

(b)	in respect of Tranche C:

(i)	7.90 per cent. per annum during the period commencing on the date of this Agreement up to the Sale Date;

(ii)	9 per cent. per annum during the period commencing on the Sale Date (inclusive) and at all times thereafter; and

(c)	in respect of Tranche E and Tranche F, 9 per cent. per annum.

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization’s (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

“ISSC” means an International Ship Security Certificate issued under the ISPS Code.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 28 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with this Agreement.

“LMA” means the Loan Market Association or any successor organisation.

“Loan” means the loan to be made available under the Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Facility and a “part of the Loan” means an Advance, a Tranche or any other part of the Loan as the context may require.

“LTV” means, at any relevant time, the Loan at that time expressed as a percentage of the aggregate of:

(a)	the aggregate Market Value of the Ships; plus

(b)	the credit balance held on the Earnings Accounts,

at the relevant time.

“Major Casualty” means any casualty to a Ship in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $750,000 or the equivalent in any other currency.

“Majority Lenders” means:

(a)	if no Advance has yet been made, a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments; or

(b)
at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66⅔ per cent. of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66⅔ per cent. of the Loan immediately before such repayment.

“Management Agreement” means the Technical Management Agreement or the Commercial Management Agreement.

“Manager’s Undertaking” means, in relation to an Approved Manager, a letter of undertaking from that Approved Manager subordinating the rights of that Approved Manager against a Ship and the relevant Borrower to the rights of the Finance Parties in agreed form.

“Market Value” means, in relation to a Ship, at any date, an amount equal to the market value of that Ship shown by one valuation at the cost of the Borrowers each prepared:

(a)	as at a date not more than 30 days previously;

(b)	by an Approved Valuer (appointed by the Borrowers and addressed to the Facility Agent);

(c)	with or without physical inspection of that Ship or vessel (as the Facility Agent (acting on the instructions of the Majority Lenders) may require); and

(d)	on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any Charter

Provided that, if the Facility Agent does not agree with the Market Value of that Ship determined by such sole valuation, it may obtain a second valuation of that Ship at the cost of the Borrowers, from one Approved Valuer selected and appointed by the Facility Agent and the Market Value of that Ship or such other vessel shall be the arithmetic mean of such two valuations, (with the arithmetic mean of any range to apply, if an Approved Valuer gives a range).

“Material Adverse Effect” means in the reasonable opinion of the Majority Lenders a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of any Obligor or Obligors as a whole; or

(b)	the ability of any Obligor to perform its obligations under any Finance Document; or

(c)
the validity or enforceability of, or the effectiveness or ranking of any Security granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“MOA” means:

(a)
in relation to the purchase of Ship A, the memorandum of agreement dated July 11, 2022, as amended by Addendum No. 1 dated 2 August 2022, as from time to time further amended or supplemented, and made between (i) Borrower A as buyer and (ii) the relevant Seller;

(b)
in relation to the purchase of Ship B, the memorandum of agreement dated July 11, 2022, as amended by Addendum No. 1 dated 2 August 2022, as from time to time further amended or supplemented, and made between (i) Borrower B as buyer and (ii) the relevant Seller;

(c)
in relation to the purchase of Ship C, the memorandum of agreement dated July 11, 2022, as amended by Addendum No. 1 dated 2 August 2022, as from time to time further amended or supplemented, and made between (i) Borrower C as buyer and (ii) the relevant Seller;

(d)
in relation to the purchase of Ship D, the memorandum of agreement dated July 11, 2022, as amended by Addendum No. 1 dated 2 August 2022, as from time to time further amended or supplemented, and made between (i) Borrower D as buyer and (ii) the relevant Seller;

(e)
in relation to the purchase of New Ship A, the memorandum of agreement dated December 27, 2022, as from time to time may be further amended or supplemented, and made between (i) New Owner A as buyer and (ii) the New Seller A, as seller; and

(f)
in relation to the purchase of New Ship B, the memorandum of agreement dated December 27, 2022, as from time to time may be further amended or supplemented, and made between (i) New Owner B as buyer and (ii) the New Seller B, as seller.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Mortgage” means, in relation to a Ship, the first priority or preferred (as applicable) ship mortgage on a Ship and, if applicable, the deed of covenant collateral thereto, in agreed form (and, in respect of Ship D, as amended by the Mortgage Addendum).

“Mortgage Addendum” means, in relation to the Mortgage in respect of Ship D, the first addendum to the Mortgage entered or to be entered into as at the Effective Date.

“New Lender” has the meaning given to it in Clause 28.1 (Assignments and transfers by the Lenders).

“New Account Security” means, in relation to an Earnings Account of each New Owner, a document creating Security over that Earnings Account in agreed form.

“New General Assignment” means, in relation to a New Ship, the general assignment creating Security over that New Ship’s Earnings, its Insurances and any Requisition Compensation in relation to that New Ship, in agreed form.

“New Manager’s Undertaking” means, in relation to an Approved Manager, a letter of undertaking from that Approved Manager subordinating the rights of that Approved Manager against a New Ship and the relevant New Owner to the rights of the Finance Parties in agreed form.

“New Mortgage” means, in relation to a New Ship, the first priority or preferred (as applicable) ship mortgage on a New Ship and, if applicable, the deed of covenant collateral thereto, in agreed form.

“New Security Documents” means:

(a)	any New Mortgage;

(b)	any New General Assignment;

(c)	any New Account Security;

(d)	any New Shares Security; and

(e)	any New Manager’s Undertaking.

“New Seller A” means Good Ocean Navigation Co., of the Republic of Liberia.

“New Seller B” means Traders Shipping Co., of the Republic of the Marshall Islands.

“New Shares Security” means, in relation to a New Owner, a document to be executed by the Guarantor creating Security over the shares in that New Owner in agreed form.

“New Ship A” means the 2005-built capesize bulk carrier of 177,536 dwt, named “GOODSHIP”, having IMO number 9311476 currently owned by New Seller A, to be purchased by New Owner A in accordance with the terms of the relevant MOA and to be registered in its ownership with the name under an Approved Flag.

“New Ship B” means the 2006-built capesize bulk carrier of 176,925 dwt, named “TRADERSHIP” having IMO number 9310135 currently owned by New Seller B, to be purchased by New Owner B in accordance with the terms of the relevant MOA and to be registered in its ownership with the name under an Approved Flag.

“New Ship” means New Ship A or New Ship B.

“New Ship A Allocated Amount A” means the amount of $7,000,000 of the Allocated Amount.

“New Ship B Allocated Amount B” means the amount of $8,200,000 of the Allocated Amount.

“New Tranche” means Tranche E or Tranche F.

“Notes” means, as at the date of calculation, the aggregate outstanding amount of certain notes issued or to be issued by the Guarantor to its shareholders and held or to be held by those shareholders in exchange for loan made by those shareholders to the Guarantor which have been or are to be, on-lent to the Borrowers and other members of the Group to assist them with their working capital requirements.

“Obligor” means a Borrower or the Guarantor.

“OFAC” means the Office of Foreign Assets Control of the US Department of Treasury.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement.

“Original Tranche” means each of Tranche A, Tranche B, Tranche C and Tranche D.

“Overseas Regulations” means the Overseas Companies Regulations 2009 (SI 2009/1801).

“Parallel Debt” means any amount which an Obligor owes to the Security Agent under Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)) or under that clause as incorporated by reference or in full in any other Finance Document.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Payment Date” has the meaning given to it in Clause 10.2 (Deferred Fee).

“Perfection Requirements” means the making or procuring of filings, stampings, registrations, notarisations, endorsements, translations and/or notifications of any Finance Document (and/or any Security created under it) necessary for the validity, enforceability (as against the relevant Obligor or any relevant third party) and/or perfection of that Finance Document.

“PATRIOT Act” means the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Improvement and Reauthorization Act of 2005 (H.R. 3199).

“Permitted Charter” means, in relation to a Ship, a Charter:

(a)	which is a time, voyage or consecutive voyage charter;

(b)	the duration of which does not exceed 13 months (including any optional extensions and any redelivery allowance);

(c)	which is entered into on bona fide arm’s length terms at the time at which that Ship is fixed; and

(d)	in relation to which not more than two months’ hire is payable in advance,

and any other Charter which is approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders (including, without limitation, the Approved Charters).

“Permitted Financial Indebtedness” means:

(a)	any Financial Indebtedness incurred under the Finance Documents; and

(b)
any Financial Indebtedness that is subordinated to all Financial Indebtedness incurred under the Finance Documents in a manner satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders).

“Permitted Security” means:

(a)	Security created by the Finance Documents;

(b)	any netting or set-off arrangement entered into by any Transaction Obligor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(c)	liens for unpaid master’s and crew’s wages in accordance with first class ship ownership and management practice;

(d)	liens for salvage;

(e)	liens for master’s disbursements incurred in the ordinary course of trading;

(f)
any other lien arising by operation of law or otherwise in the ordinary course of the operation (including any lien in connection with the Commercial Management Agreement involving Signal Maritime Services Ltd as commercial manager to the extent that such lien is less than or equal to $150,000), repair or maintenance of a Ship and not as a result of any default or omission by the relevant Borrower, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 24.15 (Restrictions on chartering, appointment of managers etc.);

(g)
Security arising by operation of law in respect of Taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made; and

(h)
any Security created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where a Borrower is actively prosecuting or defending such proceedings or arbitration in good faith.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by any Obligor or any of their respective ERISA Affiliates.

“Pool Agreement” means each of Pool Agreement A and Pool Agreement B.

“Pool Agreement A” means, in relation to Ship A, (a) the pool agreement dated 1 July 2017 (as amended and restated on 1 November 2021 and as acceded to by Borrower A by an accession letter dated 27 July 2022 and as the same may be amended, supplemented and/or restated from time to time) and made between Borrower A (amongst others) and Maersk Tankers Afra K/S as pool manager for the management and employment of Ship A within a pool system and (b) any other pool agreement with an Approved Pool Manager as may be agreed by the Facility Agent (acting with the authorisation of the Lenders).

“Pool Agreement B” means, in relation to Ship B, (a) the pool agreement dated 20 July 2018 (as amended and restated on 22 December 2021 and as acceded to by Borrower B by an accession agreement dated 26 July 2022 and as the same may be amended, supplemented and/or restated from time to time) and made between the Borrower B (amongst others) and Signal Maritime Aframax Pool Ltd as pool manager for the management and employment of Ship B within a pool system and (b) any other pool agreement with an Approved Pool Manager as may be agreed by the Facility Agent (acting with the authorisation of the Lenders).

“Potential Event of Default” means any event or circumstance specified in Clause 27 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Prohibited Person” means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed.

“Protected Party” has the meaning given to it in Clause 11.1 (Definitions).

“Purchase Agreement” means the master purchase agreement dated June 30, 2022 and made between (i) the Sellers (other than the New Seller A or New Seller B) as sellers and (ii) United Maritime Corporation as buyers (for the entities nominated as buyers) in relation to the en-bloc purchase of the Existing Ships.

“Purchase Price” means:

(a)	in relation to Ship A, the purchase price in accordance with the terms of the relevant MOA, in the amount of US$ 20,250,000;

(b)	in relation to Ship B, the purchase price in accordance with the terms of the relevant MOA, in the amount of US$ 20,250,000;

(c)	in relation to Ship C, the purchase price in accordance with the terms of the relevant MOA, in the amount of US$ 19,000,000;

(d)	in relation to Ship D, the purchase price in accordance with the terms of the relevant MOA, in the amount of US$ 20,000,000;

(e)	in relation to New Ship A, the purchase price in accordance with the terms of the relevant MOA, in the amount of US$ 17,500,000; and

(f)	in relation to New Ship B, the purchase price in accordance with the terms of the relevant MOA, in the amount of US$ 18,750,000.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Release Date” means each of Release Date A and Release Date B.

“Release Date A” means the date on which the Facility Agent has received all of the documents and other evidence listed in Clause 4.5 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders) in relation to New Ship A.

“Release Date B” means the date on which the Facility Agent has received all of the documents and other evidence listed in Clause 4.5  (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders) in relation to New Ship B.

“Relevant Amount” has the meaning given to it in Clause 7.4 (Mandatory prepayment on sale or Total Loss).

“Relevant Date” has the meaning given to it in Clause 7.4 (Mandatory prepayment on sale or Total Loss).

“Relevant Jurisdiction” means, in relation to a Transaction Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Repayment Date” means each date on which a Repayment Instalment is required to be paid under Clause 6.1 (Repayment of Loan).

“Repayment Instalment” has the meaning given to it in Clause 6.1 (Repayment of Loan).

“Repeating Representation” means each of the representations set out in Clause 18 (Representations) except Clause 18.10 (Insolvency), Clause 18.11 (No filing or stamp taxes), Clause 18.12 (Deduction of Tax), Clause 18.13 (No default), Clause 18.16 (Pari passu ranking), Clause 18.17 (No proceedings pending or threatened) and Clause 18.22 (No Charter) and any representation of any Transaction Obligor made in any other Finance Document that is expressed to be a “Repeating Representation” or is otherwise expressed to be repeated.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Requisition” means, in relation to a Ship:

(a)
any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(b)	any capture or seizure of that Ship (including any hijacking or theft) by any person whatsoever.

“Requisition Compensation” includes all compensation or other moneys payable to a Borrower by reason of any Requisition or any arrest or detention of a Ship in the exercise or purported exercise of any lien or claim.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Safety Management Certificate” has the meaning given to it in the ISM Code.

“Safety Management System” has the meaning given to it in the ISM Code.

“Sale” means the sale of Ship C.

“Sale Date” means the date on which the Sale is completed.

“Sale Proceeds” means the aggregate amount of the net proceeds payable pursuant to a memorandum of agreement dated 12 December 2022 (as amended by Addendum No. 1 dated 14 December 2022 and Addendum No. 2 dated 21 December 2022) in connection with the sale of Ship C and made between Borrower C, as seller and Gardsea Shipping Inc., of the Republic of Liberia, as buyer.

“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)
imposed by law or regulation of the United Kingdom, the Council of the European Union, the European Union, the member states of the European Union, the United Nations or its Security Council or the United States of America regardless of whether the same is or is not binding on any Transaction Obligor; or

(b)
otherwise imposed by any law or regulation binding on a Transaction Obligor or to which a Transaction Obligor is subject (which shall include without limitation, any extra-territorial sanctions imposed by law or regulation of the United States of America).

“Seanergy Management” means Seanergy Management Corp., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands whose registered address is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960 Marshall Islands.

“Second Supplemental Effective Date” means the “Effective Date” as defined in the Second Supplemental Agreement.

“Secured Liabilities” means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to any Secured Party under or in connection with each Finance Document.

“Secured Party” means each Finance Party from time to time party to this Agreement, a Receiver or any Delegate.

“Security” means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

“Security Assets” means all of the assets of the Transaction Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Security Document” means:

(a)	any Shares Security;

(b)	any Mortgage;

(c)	any General Assignment;

(d)	any Charter Assignment;

(e)	any Account Security;

(f)	any Manager’s Undertaking;

(g)	any Subordinated Debt Security;

(h)	any other document (whether or not it creates Security) which is executed as security for the Secured Liabilities; or

(i)	any other document designated as such by the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrowers.

“Security Period” means the period starting on the date of this Agreement and ending on the date on which the Facility Agent (acting on the instructions of the Majority Lenders) is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.

“Security Property” means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)
all obligations expressed to be undertaken by a Transaction Obligor to pay amounts in relation to the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Transaction Obligor or any other person in favour of the Security Agent as trustee for the Secured Parties;

(c)	the Security Agent’s interest in any turnover trust created under the Finance Documents;

(d)
any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties, except:

(i)	rights intended for the sole benefit of the Security Agent; and

(ii)
any moneys or other assets which the Security Agent has transferred to the Facility Agent (acting on the instructions of the Majority Lenders) or (being entitled to do so) has retained in accordance with the provisions of this Agreement.

“Seller” means:

(a)	in relation to Ship A, Godam Maritime Ltd, of the Republic of the Marshall Islands;

(b)	in relation to Ship B, Mandala Maritime Ltd, of the Republic of the Marshall Islands;

(c)	in relation to Ship C, Thunderbolt Maritime Ltd, of the Republic of the Marshall Islands;

(d)	in relation to Ship D, Timberwolf Maritime Ltd, of the Republic of the Marshall Islands;

(e)	in relation to New Ship A, the New Seller A; and

(f)	in relation to New Ship B, the New Seller B.

“Servicing Party” means the Facility Agent or the Security Agent.

“Shares Security” means, in relation to a Borrower, a document to be executed by the Guarantor creating Security over the shares in that Borrower in agreed form.

“Ship” means the Existing Ships or the New Ships.

“Ship A” means m.t. “GODAM” which was purchased by Borrower A under the relevant MOA, renamed “PAROSEA” and registered in the name of Borrower A under an Approved Flag and details of which are set out opposite its name in Schedule 6 (Details of the Ships).

“Ship B” means m.t. “MANDALA” which was purchased by Borrower B under the relevant MOA, renamed “BLUESEA” and registered in the name of Borrower B under an Approved Flag and details of which are set out opposite its name in Schedule 6 (Details of the Ships).

“Ship C” means m.t. “THUNDERBOLT” which was purchased by Borrower C under the relevant MOA, renamed “MINOANSEA” and registered in the name of Borrower C under an Approved Flag and details of which are set out opposite its name in Schedule 6 (Details of the Ships).

“Ship D” means m.t. “TIMBERWOLF” which was purchased by Borrower D under the relevant MOA, renamed “EPANASTASEA” and registered in the name of Borrower D under an Approved Flag and details of which are set out opposite its name in Schedule 6 (Details of the Ships).

“Specified Time” means a day or time determined in accordance with Schedule 7 (Timetables).

“Subordinated Creditor” means:

(a)	a Transaction Obligor; or

(b)	any other person who becomes a Subordinated Creditor in accordance with this Agreement.

“Subordinated Debt Security” means a document creating Security (including, without limitation, by way of an assignment) in relation to any Subordinated Liabilities entered into or to be entered into by a Subordinated Creditor in favour of the Security Agent in an agreed form.

“Subordinated Finance Document” means:

(a)	a Subordinated Loan Agreement; and

(b)	any other document relating to or evidencing a Subordinated Creditor.

“Subordinated Liabilities” means all indebtedness owed or expressed to be owed by any Borrower to a Subordinated Creditor whether under the Subordinated Finance Documents or otherwise.

“Subordinated Loan Agreement” means any loan agreement made or to be made between (i) any Borrower and (ii) a Subordinated Creditor.

“Subordination Agreement” means a subordination agreement entered into or to be entered into by (i) a Subordinated Creditor, (ii) a Borrower and (iii) the Security Agent in agreed form.

“Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Credit” has the meaning given to it in Clause 1.1 (Definitions).

“Tax Deduction” has the meaning given to it in Clause 1.1 (Definitions).

“Tax Payment” has the meaning given to it in Clause 1.1 (Definitions).

“Technical Management Agreement” means, in relation to a Ship, the agreement entered into (originally or by means of a novation agreement) between a Borrower which is the owner of that Ship and the Approved Technical Manager regarding the technical management of that Ship.

“Termination Date” means, in relation to each Tranche, the date falling 18 months after the Utilisation Date of the last Tranche to be made.

“Third Parties Act” has the meaning given to it in Clause 1.5 (Third party rights).

“Total Commitments” means the aggregate of the Commitments, being $63,600,000 at the date of this Agreement.

“Total Loss” means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship; or

(b)
any Requisition of that Ship unless that Ship is returned to the full control of the Borrower owning that Ship within 90 days of such Requisition (or such later period agreed by the Facility Agent acting on the instructions of the Majority Lenders).

“Total Loss Date” means, in relation to the Total Loss of a Ship:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship the earlier of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the relevant Borrower with that Ship’s insurers in which the insurers agree to treat that Ship as a total loss; and

(c)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Majority Lenders that the event constituting the total loss occurred.

“Tranche” means Tranche A, Tranche B, Tranche C, Tranche D, Tranche E or Tranche F.

“Tranche A” means that part of the Loan made or to be made available to the Borrower A to finance part of the Purchase Price of Ship A in a principal of US$16,200,000 (representing 80 per cent. of that Purchase Price).

“Tranche B” means that part of the Loan made or to be made available to the Borrower B to finance part of the Purchase Price of Ship B in a principal amount of US$16,200,000 (representing 80 per cent. of that Purchase Price).

“Tranche C” means that part of the Loan made or to be made available to the Borrower C to finance part of the Purchase Price of Ship C in a principal amount of US$15,200,000 (representing 80 per cent. of that Purchase Price).

“Tranche D” means that part of the Loan made or to be made available to the Borrower D to finance part of the Purchase Price of Ship D in a principal amount of US$16,000,000 (representing 80 per cent. of that Purchase Price).

“Tranche E” means, as of Release Date A, that part of the Loan deemed to have been made available to New Owner A to refinance part of the Purchase Price of New Ship A in a principal amount of US$7,000,000.

“Tranche F” means, as of Release Date B, that part of the Loan deemed to have been made available to New Owner B to refinance part of the Purchase Price of New Ship B in a principal amount of US$8,200,000.

“Transaction Document” means:

(a)	a Finance Document;

(b)	a Subordinated Finance Document;

(c)	any Charter;

(d)	any Pool Agreement;

(e)	the Purchase Agreement;

(f)	any MOA; or

(g)	any other document designated as such by the Facility Agent and the Borrowers.

“Transaction Obligor” means an Obligor, any Approved Manager who is a member of the Group or any other person (except a Finance Party or any Approved Manager who is not a member of the Group) who executes a Transaction Document.

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

“Transfer Certificate” means a certificate in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the parties to such certificate.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

“UK Bail-In Legislation” means Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Establishment” means a UK establishment as defined in the Overseas Regulations.

“United Management” means United Management Corp., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands whose registered address is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960 Marshall Islands.

“Unpaid Sum” means any sum due and payable but unpaid by a Transaction Obligor under the Finance Documents.

“US” means the United States of America.

“US Tax Obligor” means:

(a)	a person which is resident for tax purposes in the US; or

(b)	a person some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Advance is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Requests).

“VAT” means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)
any other tax of a similar nature, whether imposed in the United Kingdom or a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere.

“Waiver Period” means the period starting from the Sale Date and ending on the earlier of (i) the second Release Date to occur and (ii) the date falling three months after the Sale Date.

“Write-down and Conversion Powers” means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)
in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)
the “Account Bank”, any “Borrower”, the “Facility Agent”, any “Finance Party”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent”, any “Transaction Obligor” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	a liability which is “contingent” means a liability which is not certain to arise and/or the amount of which remains unascertained;

(iv)	“document” includes a deed and also a letter, fax, email or telex;

(v)	“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;

(vi)
a “Finance Document”, a “Security Document” or “Transaction Document” or any other agreement or instrument is a reference to that Finance Document, Security Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(vii)	a “group of Lenders” includes all the Lenders;

(viii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)
“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United States of America, the United Nations or its Security Council;

(x)	“proceedings” means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;

(xi)
a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xii)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xiii)	a provision of law is a reference to that provision as amended or re-enacted;

(xiv)	a time of day is a reference to New York time unless specified to the contrary;

(xv)
any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(xvi)	words denoting the singular number shall include the plural and vice versa; and

(xvii)	“including” and “in particular” (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.

(xviii)
The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(xix)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(xx)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(xxi)	A Potential Event of Default is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3	Construction of insurance terms

In this Agreement:

“approved” means, for the purposes of Clause 23 (Insurance Undertakings), approved in writing by the Facility Agent (acting on the instructions of the Majority Lenders).

“excess risks” means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of a Ship in consequence of its insured value being less than the value at which a Ship is assessed for the purpose of such claims.

“obligatory insurances” means, in relation to a Ship all insurances effected, or which a Borrower is obliged to effect under Clause 23 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document.

“policy” includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.

“war risks” includes the risk of mines and all risks excluded by clauses 29, 30 or 31 of the International Hull Clauses (1/11/02), clauses 29 or 30 of the International Hull Clauses (1/11/03), clauses 24, 25 or 26 of the Institute Time Clauses (Hulls) (1/11/95) or clauses 23, 24 or 25 of the Institute Time Clauses (Hulls) (1/10/83) or any equivalent provision.

1.4	Agreed forms of Finance Documents

References in Clause 1.1 (Definitions) to any Finance Document being in “agreed form” are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrowers and the Facility Agent); or

(b)
in any other form agreed in writing between the Borrowers and the Facility Agent acting with the authorisation of the Majority Lenders or, where Clause 44.2 (All Lender matters) applies, all the Lenders.

1.5	Third party rights

(a)
Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)
Subject to Clause 44.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)
Any Receiver, Delegate, Affiliate or for the purpose of Clause 13.2 (Other indemnities), Clause 13.3 (Indemnity to the Facility Agent) and Clause 13.4 (Indemnity to the Security Agent), any Indemnified Person, or any other person described in paragraph (b) of Clause 30.10 (Exclusion of liability), or paragraph (b) of Clause 32.11 (Exclusion of liability) may, subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

1.6	Facility Agent and Security Agent

(a)
Where there is any reference in this Agreement or any other Finance Document to the Facility Agent or the Security Agent acting reasonably or properly, or doing an act or coming to a determination, opinion or belief that is reasonable or proper, or any similar or analogous reference, the Facility Agent or, as applicable, the Security Agent shall, where they have sought such instructions from the Majority Lenders, be deemed to be acting reasonably and properly or doing an act or coming to a determination, opinion or belief that is reasonable if, as applicable, the Facility Agent or Security Agent acts on the instructions of the Majority Lenders. Where there is in this Agreement or any other Finance Document a provision to the effect that the Facility Agent or the Security Agent is not to unreasonably withhold or delay its consent or approval, it shall be deemed not to have so withheld or delayed its consent or approval if the withholding or delay is caused by instructions being sought from the Majority Lenders and it is not unreasonable for the Majority Lenders to withhold or delay giving their consent or approval.

(b)
Any corporation into which the Facility Agent or Security Agent may be merged or converted, or any corporation with which the Facility Agent or Security Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Facility Agent or Security Agent shall be a party, or any corporation, including affiliated corporations, to which the Facility Agent or Security Agent shall sell or otherwise transfer:

(i)	all or substantially all of its assets; or

(ii)	all or substantially all of its corporate trust business,

shall, on such date on which any such merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws and subject to any credit rating requirements set out in this Agreement become the successor Facility Agent or Security Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties to this Agreement, unless otherwise required by the Lenders (acting reasonably), and after the said effective date all references in this Agreement to the Facility Agent or Security Agent shall be deemed to be references to such successor corporation. Written notice of any such merger, conversion, consolidation or transfer shall promptly be given to the Borrowers by the Facility Agent or Security Agent.

Section 2

THE FACILITY

2	THE FACILITY

2.1	The Facility

(a)
Subject to the terms of this Agreement, the Lenders made available to the Borrowers a senior dollar term loan facility in four Advances, one in relation to each Original Tranche in an aggregate amount not exceeding the Total Commitments.

(b)	The Borrowers acknowledge that the Lenders advanced to the Original Borrowers:

(i)	on 10 August 2022, Tranche A in the amount of $16,200,000;

(ii)	on 12 August 2022, Tranche B in the amount of $16,200,000;

(iii)	on 30 August 2022, Tranche C in the amount of $15,200,000; and

(iv)	on 2 September 2022, Tranche D in the amount of $16,000,000.

2.2	Finance Parties’ rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Transaction Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below.  The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by a Transaction Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Transaction Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3	PURPOSE

3.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility only for the purpose stated in the preamble (Background) to this Agreement and as set out in Clause 5.8 (Currency and amount of the New Tranches).

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

3.3	Proceeds of Loan

No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as may be amended from time to time.

4	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Borrowers may not deliver the first Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders).

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if:

(a)	on the date of a Utilisation Request and on the proposed Utilisation Date and before the relevant Advance is made available:

(i)	no Default is continuing or would result from the proposed Advance; and

(ii)	the Repeating Representations to be made by each Transaction Obligor are true;

(b)
in the case of each Advance, the Facility Agent has received on or before the Utilisation Date of that Advance, or the Majority Lenders are satisfied they will receive when that Advance is made available, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders).

4.3	Notification of satisfaction of conditions precedent

(a)
The Security Agent shall send to the Lenders all of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) which it has received.

(b)
Each Lender shall promptly confirm to the Facility Agent in writing that it is satisfied as to the satisfaction of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent).

(c)	The Facility Agent shall notify the Borrowers and the Lenders promptly upon receipt of those confirmations referred to in paragraph (b) above from all of the Lenders.

(d)
Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (c) above, the Lenders authorise (but do not require) the Facility Agent to give that notification.  The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.4	Waiver of conditions precedent

If the Majority Lenders, at their discretion, permit an Advance to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) has been satisfied, the Borrowers shall ensure that that condition is satisfied within ten Business Days after the Utilisation Date of that Advance or such later date as the Facility Agent, acting with the authorisation of the Majority Lenders, may agree in writing with the Borrowers.

4.5	Release of the Allocated Amount

(a)
Subject to paragraph (b) below, on each Release Date A and Release Date B, the Lenders shall release the New Ship A Allocated Amount A and the New Ship B Allocated Amount B to the Borrowers, respectively, for the purpose of refinancing New Ship A and New Ship B.

(b)
The Lenders will only be obliged to release the (a) New Ship A Allocated Amount A to the Borrowers on Release Date A and (b) New Ship B Allocated Amount B to the Borrowers on Release Date B if the Facility Agent has received all of the documents and evidence listed in Part C of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders).

Section 3

UTILISATION

5	UTILISATION

5.1	Delivery of a Utilisation Request

(a)
The Borrowers may utilise the Facility in up to four Advances (one in respect of each Original Tranche) by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

(b)	The Borrowers may not deliver more than one Utilisation Request under each Original Tranche.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Original Tranche to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period; and

(iii)	the currency and amount of the Advance comply with Clause 5.3 (Currency and amount).

(b)	Only one Advance may be requested for an Original Tranche and only one Advance may be requested in a Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in each Utilisation Request must be dollars.

(b)	The amount of the Advance shall not exceed:

(i)	in relation to Tranche A, $16,200,000;

(ii)	in relation to Tranche B, $16,200,000;

(iii)	in relation to Tranche C, $15,200,000; and

(iv)	in relation to Tranche D, $16,000,000.

(c)	The amount of the proposed Advance must be an amount which is not more than the Available Facility.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Advance available by the relevant Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Advance will be equal to the proportion borne by its Available Commitment to the Available Facility immediately before making that Advance.

(c)	Subject to receiving a Utilisation Request, the Facility Agent shall notify each Lender of the amount of each Advance and the amount of its participation in that Advance by the Specified Time.

5.5	Cancellation of Commitments

The Commitments in respect of any Original Tranche which are unutilised at the end of the Availability Period shall then be cancelled.

5.6	Retentions and payment to third parties

Each Borrower irrevocably authorises the Facility Agent:

(a)
to deduct from the proceeds of any Advance any fees then payable to the Finance Parties in accordance with Clause 10 (Fees), any solicitors fees and disbursements together with any applicable VAT and any other items listed as deductible items in the relevant Utilisation Request and to apply them in payment of the items to which they relate; and

(b)
on each Utilisation Date, to pay to, or for the account of, the Borrowers, the balance (after any deduction made in accordance with paragraph (a) above) of the amounts which the Facility Agent receives from the Lenders in respect of relevant Advance.  That payment shall be made:

(i)	to the account of the relevant Seller which the Borrowers specify in the relevant Utilisation Request; and

(ii)	in like funds as the Facility Agent received from the Lenders in respect of the relevant Advance.

5.7	Disbursement of Advance to third party

Payment by the Facility Agent under Clause 5.6 (Retentions and payment to third parties) to a person other than a Borrower shall constitute the making of the relevant Advance and each Borrower shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender’s participation in that Advance.

5.8	Currency and amount of the New Tranches

The Borrowers and the Finance Parties agree that:

(a)
as of Release Date A, Tranche C shall be deemed to be decreased by an amount equal to $7,000,000 and Tranche E shall be deemed to constitute that part of the Loan that has been made available to New Owner A to refinance part of the Purchase Price of New Ship A in a principal amount of $7,000,000; and

(b)
as of Release Date B, Tranche C shall be deemed to be decreased by an amount equal to $8,200,000 and Tranche F shall be deemed to constitute that part of the Loan that has been made available to New Owner B to refinance part of the Purchase Price of New Ship B in a principal amount of $8,200,000.

Section 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6	REPAYMENT

6.1	Repayment of Loan

(a)
Save as previously prepaid or repaid and the full prepayment of (i) Tranche A on 8 November 2022 in the amount of 16,200,000.00 by way of principal and (ii) Tranche B on 1 December 2022 in the amount of $16,200,000.00 by way of principal, the Borrowers shall repay each of Tranche C (subject to Clause 5.8 (Currency and amount of the New Tranches) and Clause 7.5 (Additional mandatory prepayment)), and Tranche D by four instalments (each a “Repayment Instalment C” and “Repayment Instalment D”) as follows:

(i)	a first instalment in an amount of US$1,000,000 on the date falling nine (9) months after the last Utilisation Date;

(ii)	a second instalment in an amount of US$500,000 on the date falling twelve (12) months after the last Utilisation Date;

(iii)	a third instalment in an amount of US$1,500,000 on the date falling fifteen (15) months after the last Utilisation Date; and

(iv)	a balloon instalment in an amount equal to that Tranche then outstanding on the Termination Date (the “Balloon Instalment C” and “Balloon Instalment D”).

(b)	As of Release Date A, the Borrowers shall repay Tranche E (each a “Repayment Instalment E”) as follows:

(i)
by an amount equal to 50 per cent. of each Repayment Instalment (other than the Balloon Instalment) that would otherwise have been due and payable in respect of Tranche C as per paragraph (a) above; and

(ii)	a balloon instalment in an amount equal to that Tranche then outstanding on the Termination Date (“Balloon Instalment E”).

(c)
As of Release Date B, the Borrowers shall repay Tranche F (each a “Repayment Instalment F” and together with Repayment Instalment C, Repayment Instalment D and Repayment Instalment E, the “Repayment Instalments” and each a “Repayment Instalment”) as follows:

(i)
by an amount equal to 50 per cent. of each Repayment Instalment (other than the Balloon Instalment) that would otherwise have been due and payable in respect of Tranche C as per paragraph (a) above; and

(ii)
a balloon instalment in an amount equal to that Tranche then outstanding on the Termination Date (“Balloon Instalment F” and together with Balloon Instalment C, Balloon Instalment D and Balloon Instalment E, the “Balloon Instalments” and each a “Balloon Instalment”).

6.2	Termination Date

On the final Termination Date, the Borrowers shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

6.3	Reborrowing

No Borrower may re-borrow any part of the Facility which is repaid.

7	PREPAYMENT AND CANCELLATION

7.1	Illegality

(a)
If it becomes unlawful in any applicable jurisdiction for a Lender, or an Affiliate of a Lender, for that Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan:

(i)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(ii)	upon the Facility Agent notifying the Borrowers, the Available Commitment of that Lender will be immediately cancelled; and

(iii)
the Borrowers shall prepay the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrowers or, if earlier, the date specified by that Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be cancelled in the amount of the participation prepaid.

(b)
Any partial prepayment or cancellation under this Clause 7.1 (Illegality) shall be applied to each Tranche pro rata by the amount prepaid or cancelled which shall then reduce the Repayment Instalments of that Tranche for each Repayment Date falling after that prepayment or cancellation in inverse chronological order.

7.2	Automatic cancellation

(a)	The unutilised Commitment (if any) of each Lender shall be automatically cancelled at close of business on the date on which the relevant Tranche is made available.

(b)
If the whole or part of any Commitment is cancelled pursuant to Clause 5.5 (Cancellation of Commitments) or paragraph (a) above, the Repayment Instalments for the relevant Tranche for each Repayment Date falling after that cancellation shall reduce pro rata by the amount of the Commitments so cancelled.

7.3	Voluntary prepayment of Loan

(a)
The Borrowers may, if they give the Facility Agent not less than 10 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of US$500,000 or a multiple of that amount).

(b)
If any part of a Tranche is prepaid under this Clause 7.3 (Voluntary prepayment of Loan), then the amount of the Repayment Instalments for the relevant Tranche for each Repayment Date falling after that prepayment will reduce the Repayment Instalments pro rata by the amount of the Loan prepaid.

7.4	Mandatory prepayment on sale or Total Loss

(a)
Other than in respect of the Sale and subject to Clause 5.8 (Currency and amount of the New Tranches) and Clause 7.5 (Additional mandatory prepayment), if a Ship is sold or becomes a Total Loss, the Borrowers shall on the Relevant Date prepay the Relevant Amount.

(b)
Provided that no Default has occurred and is continuing, any remaining proceeds of the sale or Total Loss of the Ship, after the prepayment referred to in paragraph (a) above has been made together with all other amounts that are payable on any such prepayment pursuant to the Finance Documents, shall be paid to the relevant Borrower.

(c)	In this Clause 7.4 (Mandatory prepayment on sale or Total Loss):

“Relevant Amount” means, in relation to the Ship that has been sold or has become Total Loss, the higher of:

(a)	the Tranche applicable to that Ship; and

(b)	an amount equal to the Loan multiplied by a fraction whose:

(i)
numerator is the Market Value of the Ship being sold or which has become a Total Loss, determined on the date on which such sale is completed by delivery to it buyer or, as the case may be, on the date immediately prior to the date on which the Total Loss occurred; and

(ii)	denominator is the aggregate Market Value of all Ships on the date on which that Ship is sold or becomes a Total Loss.

“Relevant Date” means:

(c)	in the case of a sale of a Ship on the date on which the sale is completed by delivery of that Ship to its buyer; or

(d)	in the case of a Total Loss of a Ship on the earlier of:

(i)	the date falling 180 days after the Total Loss Date; and

(ii)	the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss.

(d)
The amount of any partial prepayment of the Loan under this Clause 7.4 (Mandatory prepayment on sale or Total Loss) shall be applied first towards full prepayment of the Tranche relating to the Ship being sold or which has become Total Loss and thereafter pro rata between the remaining Tranches which shall then reduce the Repayment Instalments of that Tranche for each Repayment Date falling after that prepayment on a pro rata basis.

7.5	Additional mandatory prepayment

(a)
The Borrowers shall, on demand by the Facility Agent (acting on the instructions of the Majority Lenders), prepay the Loan and all other amounts payable under the Finance Documents in full if, without the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders), any of the shares of the Guarantor ceases to be listed on the NASDAQ Stock Market or any other stock exchange acceptable to Facility Agent (acting on the instructions of the Majority Lenders).

(b)
If by the end of the Waiver Period both Release Dates have not occurred in accordance with Clause 5.8 (Currency and amount of the New Tranches), the Borrowers shall, on demand by the Facility Agent in its discretion acting with the authorisation of the Majority Lenders, immediately apply the Allocated Amount (or any part thereof) towards prepayment of the Loan in accordance with paragraph (d) of Clause 7.4 (Mandatory prepayment on sale or Total Loss).

(c)
Without prejudice to paragraph (b) above, if, on the last day of the Waiver Period, one Release Date has occurred and part of the Allocated Amount has been deemed to be utilised for the refinancing of one New Ship in accordance with Clause 5.8 (Currency and amount of the New Tranches) and the remaining Allocated Amount (or any part thereof) has not been deemed to be utilised in accordance with Clause 5.8 (Currency and amount of the New Tranches) and the second Release Date has not occurred:

(i)
the Facility Agent may, in its discretion acting with the authorisation of the Majority Lenders, by not less than three days’ notice to the Borrowers, demand prepayment of the relevant New Tranche; and

(ii)	the Borrowers shall prepay such New Tranche together with any accrued interest and any other amounts due and payable under the Finance Documents.

Upon such prepayment, any Security granted over the relevant New Ship shall be discharged and the New Owner of that New Ship shall be released from its obligations of the relevant Finance Documents at the cost and expense of the Borrowers.

7.6	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment and, if relevant, the part of the Loan to be prepaid or cancelled.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid, any applicable fees payable pursuant to Clause 10 (Fees) and without premium or penalty.

(c)	No Borrower may re-borrow any part of the Facility which is prepaid.

(d)	No Borrower shall repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)
If the Facility Agent receives a notice under this Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrowers or the affected Lenders, as appropriate.

(g)
If all or part of any Lender’s participation in the Loan is repaid or prepaid, an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.7	Application of prepayments

Any prepayment of any part of the Loan under this Clause (other than a prepayment pursuant to Clause 7.1 (Illegality)) shall be applied pro rata to each Lender’s participation in that part of the Loan.

Section 5

COSTS OF UTILISATION

8	INTEREST

8.1	Calculation of interest

The rate of interest on the Loan or any part of the Loan for each Interest Period is the Interest Rate for that Interest Period.

8.2	Payment of interest

The Borrowers shall pay accrued interest on the Loan for each Interest Period on the last day of that Interest Period (each an “Interest Payment Date”).

8.3	Default interest

(a)
If a Transaction Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which is 2 per cent per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each having a duration as follows:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or the relevant part of the Loan; and

(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2 per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due.

Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Obligors on demand by the Facility Agent (acting on the instructions of the Majority Lenders).

(b)
Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of rates of interest

The Facility Agent shall promptly notify the Lenders and the Borrowers of the determination of a rate of interest under this Agreement.

9	INTEREST PERIODS

9.1	Duration of Interest Periods

(a)
The first Interest Period for the Loan shall commence on the first Utilisation Date and end on the last day of the Interest Period applicable to the fourth and last Advance and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

(b)
The first Interest Period for the second and any subsequent Advance (other than the last Advance to be drawn) shall start on the Utilisation Date of such Advance and end on the last day of the Interest Period applicable to the fourth and last Advance.

(c)	The first Interest Period for the fourth and last Advance shall start on Utilisation Date of such Advance and end on the date falling 3 months thereafter.

(d)	Subject to paragraphs (a) – (c) above, the Loan shall have one Interest Period only at any time.

(e)	The first Interest Period of each Advance shall end on the same date as that of the last Advance to be drawn. All subsequent Interest Periods shall be three Months.

(f)	Notwithstanding paragraphs (a) – (c) above:

(i)	the then current Interest Period of Tranche C as at the Second Supplemental Effective Date, ended on the Sale Date;

(ii)	the next Interest Period of Tranche C started on the Sale Date and shall end on the last day of the Interest Period applicable to Tranche D;

(iii)	each subsequent Interest Period of Tranche C shall start on the last day of the preceding Interest Period;

(g)	Notwithstanding paragraphs (a) – (c) above:

(I)	the first Interest Period of Tranche E shall commence on Release Date A and end on the last day of the Interest Period applicable to Tranche C;

(II)	the first Interest Period of Tranche F shall commence on Release Date B and end on the last day of the Interest Period applicable to Tranche C; and

(III)	each subsequent Interest Period of Tranche E and Tranche F shall start on the last day of the preceding Interest Period.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	FEES

10.1	Agency fee

The Borrowers shall pay to the Facility Agent and the Security Agent (for their own account) non-refundable annual agency fees at the times and in the amount specified in a Fee Letter.

10.2	Deferred Fee

(a)	The Borrowers shall pay to the Facility Agent a non-refundable deferred fee (for the account of the Lenders pro-rata to their Commitments);

(i)
in respect of each of Tranche A, Tranche B and Tranche D, in an amount equal to 2 per cent. of the Commitments as at the date of this Agreement applicable to that Tranche and in each case on the relevant Payment Date;

(ii)
in respect of Tranche C, in an amount equal to 2.5 per cent. of $15,200,000 (to the extent that, at the relevant Payment Date, such amount of Tranche C has not been deemed to constitute Tranche E or, as the case may be, Tranche F in accordance with Clause 5.8 (Currency and amount of the New Tranches) in which case sub-paragraphs (iii) and (iv) below shall apply);

(iii)	in respect of Tranche E, in an amount equal to 2.5 per cent. of $7,000,000 on the relevant Payment Date; and

(iv)	in respect of Tranche F, in an amount equal to 2.5 per cent. of $8,200,000 on the relevant Payment Date.

(b)	In this Clause 10.2 (Deferred Fee):

“Payment Date” means, in relation to a Tranche, the date falling on the earlier of:

(i)	the Relevant Date in relation to the Ship applicable to that Tranche (and, in the case of Ship C, subject to the Waiver Period and Clause 7.5 (Additional mandatory prepayment));

(ii)	the date on which that Tranche is prepaid or repaid in full (and, in the case of Ship C, subject to the Waiver Period and Clause 7.5 (Additional mandatory prepayment));

(iii)	the date on which the Facility Agent takes any action as a result of the occurrence of an Event of Default which is continuing and a notice is served under Clause 27.19 (Acceleration);

(iv)	the relevant Termination Date; and

(v)	the last day of the Security Period.

Section 6

ADDITIONAL PAYMENT OBLIGATIONS

11	TAX GROSS UP AND INDEMNITIES

11.1	Definitions

(a)	In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity).

(b)
Unless a contrary indication appears, in this Clause 11 (Tax Gross Up and Indemnities) reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

11.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
Each Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrowers and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

11.3	Tax indemnity

(a)
The Obligors shall (within five Business Days of demand by the Facility Agent acting on the instructions of a Protected Party or claiming on its own behalf) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 11.2 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

(c)
A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Obligors.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 11.3 (Tax indemnity), notify the Facility Agent.

11.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

11.5	Stamp taxes

The Obligors shall pay and, within five Business Days of demand, indemnify each Secured Party against any cost, loss or liability which that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

11.6	VAT

(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT.  The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 11.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or equivalent provisions imposed elsewhere) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

11.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Finance Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)
If a Borrower is a US Tax Obligor, or the Facility Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where a Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where a Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date; or

(iii)	where a Borrower is not a US Tax Obligor, the date of a request from the Facility Agent,

(iv)	supply to the Facility Agent:

(v)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(vi)	any withholding statement or other document, authorisation or waiver as the Facility Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)
The Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)
If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Facility Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Facility Agent unless it is unlawful for that Lender to do so (in which case that Lender shall promptly notify the Facility Agent).  The Facility Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)
The Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification.  The Facility Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

11.8	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Obligor and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

12	INCREASED COSTS

12.1	Increased costs

(a)
Subject to Clause 12.3 (Exceptions), each Borrower shall, within five Business Days of a demand by the Facility Agent (acting on the instructions of a Lender or claiming on its own behalf), pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made,

in each case after the date of this Agreement; or

(iii)	the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

(b)	In this Agreement:

(i)	“Basel III” means:

(A)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)
the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

(ii)	“CRD IV” means:

(A)
Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012, as amended by Regulation (EU) 2019/876;

(B)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended by Directive (EU) 2019/878; and

(C)	any other law or regulation which implements Basel III.

(iii)	“Increased Costs” means:

(A)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

Notwithstanding anything above to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, are deemed to have been introduced or adopted after the date of this Agreement, regardless of the date enacted or adopted.

12.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 12.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrowers.

(b)	Each Finance Party shall provide a certificate confirming the amount of its Increased Costs.

12.3	Exceptions

Clause 12.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)
compensated for by Clause 11.3 (Tax indemnity) (or would have been compensated for under Clause 11.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 11.3 (Tax indemnity) applied); or

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

13	OTHER INDEMNITIES

13.1	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, on demand, indemnify each Secured Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

13.2	Other indemnities

(a)	Each Obligor shall, within 5 Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)
a failure by a Transaction Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 34 (Sharing among the Finance Parties);

(iii)
funding, or making arrangements to fund, its participation in any Advance requested by the Borrowers in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone); or

(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower.

(b)
Each Obligor shall, on demand, indemnify each Finance Party, each Indemnified Person, against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, a Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)
Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or

(ii)	in connection with any Environmental Claim.

(d)
Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause 13.2 (Other indemnities) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

13.3	Indemnity to the Facility Agent

Each Obligor shall, within 5 Business Days of demand, indemnify each Indemnified Person against:

(a)	any cost, loss or liability incurred by the Facility Agent as a result of:

(i)	investigating (acting on the instructions of the Majority Lenders) any event which the Majority Lenders reasonably believe is a Default; or

(ii)	acting or relying on any notice, request or instruction which the Majority Lenders reasonably believe to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents or as may be required by the Majority Lenders; and

(b)
any cost, loss or liability incurred by any Indemnified Person (otherwise than by reason of that Indemnified Person’s gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 35.11 (Disruption to Payment Systems etc.) notwithstanding that Indemnified Person’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents.

13.4	Indemnity to the Security Agent

(a)	Each Obligor shall, within 5 Business Days of demand, indemnify each Indemnified Person against any cost, loss or liability incurred by any of them:

(i)	in relation to or as a result of:

(A)	any failure by a Borrower to comply with its obligations under Clause 15 (Costs and Expenses);

(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(C)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;

(D)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in that Indemnified Person by the Finance Documents or by law;

(E)	any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(F)	any action by any Transaction Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and

(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents,

(ii)
acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the relevant Indemnified Person’s gross negligence or wilful misconduct).

(b)
The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 13.4 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

14	MITIGATION BY THE FINANCE PARTIES

14.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Borrowers, take all reasonable but commercially prudent steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 11 (Tax Gross Up and Indemnities) or Clause 12 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Transaction Obligor under the Finance Documents.

14.2	Limitation of liability

(a)
Each Obligor shall, within 5 Business Days of demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 14.1 (Mitigation) if either:

(i)	a Default has occurred and is continuing; or

(ii)	in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

15	COSTS AND EXPENSES

15.1	Transaction expenses

The Obligors shall, within 5 Business Days of demand, pay the Facility Agent and the Security Agent the amount of all documented costs and expenses (including in relation to any inspection of the Ships, any Insurances report and any legal fees up to an amount of US$75,000) reasonably incurred by any Secured Party in connection with the negotiation, preparation, printing, execution, administration syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement or in a Security Document; and

(b)	any other Finance Documents executed after the date of this Agreement.

15.2	Amendment costs

If:

(a)	a Transaction Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 35.9 (Change of currency); or

(c)
a Transaction Obligor requests, and the Security Agent agrees to (acting on the instructions of the Majority Lenders), the release of all or any part of the Security Assets from the Transaction Security, the Obligors shall, within 5 Business Days of demand, reimburse each of the Facility Agent and the Security Agent for the amount of all documented costs and expenses (including legal fees) reasonably incurred by each Secured Party in responding to, evaluating, negotiating or complying with that request or requirement.

15.3	Enforcement and preservation costs

The Obligors shall, on demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

Section 7

GUARANTEE AND JOINT AND SEVERAL LIABILITY OF THE BORROWERS

16	GUARANTEE AND INDEMNITY

16.1	Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by each Transaction Obligor other than the Guarantor of all such other Transaction Obligor’s obligations under the Finance Documents;

(b)
undertakes with each Finance Party that whenever a Transaction Obligor other than the Guarantor does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Transaction Obligor other than the Guarantor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 16 (Guarantee and Indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

16.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Transaction Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

16.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Transaction Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 16 (Guarantee and Indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

16.4	Waiver of defences

The obligations of the Guarantor under this Clause 16 (Guarantee and Indemnity) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 16.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 16 (Guarantee and Indemnity) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Transaction Obligor or other person;

(b)	the release of any other Transaction Obligor or any other person under the terms of any composition or arrangement with any creditor of Transaction Obligor;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Transaction Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Transaction Obligor or any other person;

(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

16.5	Immediate recourse

The Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 16 (Guarantee and Indemnity).  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

16.6	Appropriations

Until all amounts which may be or become payable by the Transaction Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)
hold any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 16 (Guarantee and Indemnity) in a suspense account bearing interest at a rate equal to the rate on which interest is accruing on the relevant Unpaid Sum under this Agreement.

16.7	Deferral of Guarantor’s rights

All rights which the Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against the Borrowers, any other Transaction Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs (acting on the instructions of the Majority Lenders), the Guarantor will not exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 16 (Guarantee and Indemnity):

(a)	to be indemnified by a Transaction Obligor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Transaction Obligor’s obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)
to bring legal or other proceedings for an order requiring any Transaction Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 16.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Transaction Obligor; and/or

(f)	to claim or prove as a creditor of any Transaction Obligor in competition with any Secured Party.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Transaction Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct (acting on the instructions of the Majority Lenders) for application in accordance with Clause 35 (Payment Mechanics).

16.8	Additional security

This guarantee and any other Security given by the Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

16.9	Applicability of provisions of Guarantee to other Security

Clauses 16.2 (Continuing guarantee), 16.3 (Reinstatement), 16.4 (Waiver of defences), 16.5 (Immediate recourse), 16.6 (Appropriations), 16.7 (Deferral of Guarantor’s rights) and 16.8 (Additional security) shall apply, with any necessary modifications, to any Security which the Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

17	JOINT AND SEVERAL LIABILITY OF THE BORROWERS

17.1	Joint and several liability

All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be joint and several.

17.2	Waiver of defences

The liabilities and obligations of a Borrower shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;

(b)	any Lender or the Security Agent entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;

(c)	any Lender or the Security Agent releasing any other Borrower or any Security created by a Finance Document;

(d)	any time, waiver or consent granted to, or composition with any other Borrower or other person;

(e)	the release of any other Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group at any time during the Security Period;

(f)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(g)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other Borrower or any other person;

(h)
any amendment, novation, supplement, extension, restatement (however fundamental, and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(i)	any unenforceability, illegality or invalidity of any obligation or any person under any Finance Document or any other document or security; or

(j)	any insolvency or similar proceedings.

17.3	Principal Debtor

Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall, in any circumstances, be construed to be a surety for the obligations of any other Borrower under this Agreement.

17.4	Borrower restrictions

(a)	Subject to paragraph (b) below, during the Security Period no Borrower shall:

(i)
claim any amount which may be due to it from any other Borrower whether in respect of a payment made under, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

(ii)	take or enforce any form of security from any other Borrower for such an amount, or in any way seek to have recourse in respect of such an amount against any asset of any other Borrower; or

(iii)	set off such an amount against any sum due from it to any other Borrower; or

(iv)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower; or

(v)	exercise or assert any combination of the foregoing.

(b)
If during the Security Period, the Facility Agent, by notice to a Borrower, requires it to take any action referred to in paragraph (a) above in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Facility Agent’s notice.

17.5	Deferral of Borrowers’ rights

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent acting with the authorisation of the Majority Lenders otherwise directs, no Borrower will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by any other Borrower; or

(b)	to claim any contribution from any other Borrower in relation to any payment made by it under the Finance Documents.

Section 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18	REPRESENTATIONS

18.1	General

Each Obligor (other than the New Owners) makes the representations and warranties set out in this Clause 18 (Representations) to each Finance Party on the date of this Agreement. Each of the New Owners makes the representations and warranties set out in this Clause 18 (Representations) to each Finance Party on the Effective Date.

18.2	Status

(a)	It is a corporation, duly incorporated and validly existing in good standing under the law of its Original Jurisdiction.

(b)	It and each Transaction Obligor has the power to own its assets and carry on its business as it is being conducted.

18.3	Share capital and ownership

(a)
Each Borrower is authorised to issue 500 registered shares with no par value, all of which shares have been issued and the direct legal title and beneficial ownership of all those shares is held, free of any Security  (other than the Permitted Security) or other claim, by the Guarantor.

(b)
The Guarantor is authorised to issue 2,100,000,000 shares of capital stock in aggregate, consisting of: (a) 2,000,000,000 registered shares of common stock, par value $0.0001, of which approximately 8.4 million shares are issued and outstanding, and (b) 100,000,000 registered shares of preferred stock, par value $0.0001, of which 40,000 shares designated as Series B Preferred Stock are issued and outstanding.

(c)	None of the shares in a Borrower is subject to any option to purchase, pre-emption rights or similar rights.

18.4	Binding obligations

The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

18.5	Validity, effectiveness and ranking of Security

(a)
Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery create, subject to the Perfection Requirements, the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.

(b)	No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by it.

(c)
Subject to the Perfection Requirements, the Transaction Security granted by it to the Security Agent or any other Secured Party has or will when created or intended to be created have first ranking priority or such other priority it is expressed to have and is not subject to any prior ranking or pari passu ranking security.

(d)	No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.

18.6	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	the constitutional documents of any Transaction Obligor; or

(c)	any agreement or instrument binding upon it or constitute a default or termination event (however described) under any such agreement or instrument.

18.7	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise:

(i)	its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents; and

(ii)	in the case of a Borrower, its registration or continuing registration (as the case may be) of its Ship under the Approved Flag.

(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

18.8	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

18.9	Governing law and enforcement

(a)	The choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)
Any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

18.10	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 27.8 (Insolvency proceedings); or

(b)	creditors’ process described in Clause 27.9 (Creditors’ process),

has been taken or, to its knowledge, threatened in relation to any Transaction Obligor; and none of the circumstances described in Clause 27.7 (Insolvency) applies to any Transaction Obligor.

18.11	No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents except any filing, recording or enrolling or any tax or fee payable in relation to the Mortgage which is referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) and which will be made or paid promptly after the date of the relevant Finance Document.

18.12	Deduction of Tax

It is not required to make any Tax Deduction from any payment it may make under any Finance Document to which it is a party.

18.13	No default

(a)
No Event of Default and, on the date of this Agreement and on each Utilisation Date, no Default is continuing or might reasonably be expected to result from the borrowing of any Advance or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)
No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it (or any other Transaction Obligor) or to which its (or any Transaction Obligor’s) assets are subject which might have a Material Adverse Effect.

18.14	No misleading information

(a)
Any factual information provided by any Transaction Obligor for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.

18.15	Financial Statements

(a)	Its unaudited financial statements were prepared in accordance with GAAP consistently applied.

(b)	Its unaudited financial statements give a true and fair view of its financial condition as at the end of the relevant financial year and results of operations during the relevant financial year.

(c)
Since the date of the most recent financial statements delivered pursuant to Clause 20.2 (Financial statements) there has been no material adverse change in its business, assets or financial condition (or the business or consolidated financial condition of the Group, in the case of the Guarantor).

18.16	Pari passu ranking

Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.17	No proceedings pending or threatened

(a)
No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any other Transaction Obligor.

(b)
No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any other Transaction Obligor.

18.18	Validity and completeness of MOAs and Purchase Agreement

(a)	Each MOA and the Purchase Agreement constitutes legal, valid, binding and enforceable obligations of the Sellers.

(b)
The copies of each MOA and the Purchase Agreement delivered to the Facility Agent before the date of this Agreement (in relation to the Existing Ships) and on the Effective Date (in relation to the New Ships) are true and complete copies.

(c)
No further amendments or additions to a MOA (except for the entering with the relevant Seller into any required addendum, including but not limited to, in relation to the extension of the cancelling date under each MOA) or the Purchase Agreement have been agreed nor have any rights under any MOA or the Purchase Agreement have been waived.

18.19	No rebates etc.

There is no agreement or understanding to allow or pay any rebate, premium, inducement, commission, discount or other benefit or payment (however described) to any Borrower, the Seller or a third party in connection with the purchase by a Borrower of a Ship, other than as disclosed to the Facility Agent in writing on or before the date of this Agreement.

18.20	Valuations

(a)
All information supplied by it or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Facility Agent in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	It has not omitted to supply any information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer.

(c)
There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.

18.21	No breach of laws

(a)	It has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)
No Transaction Obligor or any Affiliate thereof is in violation of and nor shall it violate any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://ustreas.gov/offices/enforcement/ofac or as otherwise published from time to time.

18.22	No Charter

Except as disclosed by the Borrowers to the Facility Agent in writing on or before the date of this Agreement, no Ship is subject to any Charter other than a Permitted Charter.

18.23	Compliance with Environmental Laws

All Environmental Laws relating to the ownership, operation and management of each Ship and the business of each Transaction Obligor (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

18.24	No Environmental Claim

No Environmental Claim has been made or threatened against any Transaction Obligor or any Ship.

18.25	No Environmental Incident

No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.

18.26	ISM and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to each Borrower and each Ship have been complied with.

18.27	Taxes paid

(a)	It is not materially overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes.

18.28	Financial Indebtedness

No Borrower has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness.

18.29	Overseas companies

No Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Facility Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.

18.30	Good title to assets

It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

18.31	Ownership

(a)	Each Borrower is the sole legal and beneficial owner of all rights and interests which any Charter creates in favour of that Borrower.

(b)	On and from the Delivery Date of each Ship, the relevant Borrower shall be the sole legal and beneficial owner of that Ship, its Earnings and its Insurances.

(c)
With effect on and from the date of its creation or intended creation, each Transaction Obligor will be the sole legal and beneficial owner of any asset that is the subject of any Transaction Security created or intended to be created by such Transaction Obligor.

(d)
The constitutional documents of each Transaction Obligor do not and could not restrict or inhibit any transfer of the shares of a Borrower on creation or enforcement of the security conferred by the Security Documents.

18.32	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Greece and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

18.33	Place of business

No Obligor has a place of business in any country other than Greece and its executive office functions are carried out, in the case of each Obligor, at c/o 154 Vouliagmenis Avenue, 166 74 Glyfada, Athens, Greece.

18.34	No employee or pension arrangements

 No Borrower has any employees or any liabilities under any pension scheme.

18.35	Sanctions

(a)	No Transaction Obligor:

(i)	is a Prohibited Person;

(ii)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person;

(iii)	owns or controls a Prohibited Person; or

(iv)	has a Prohibited Person serving as a director, officer or, to the best of its knowledge, employee.

(b)
No proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person nor shall they be otherwise directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

18.36	US Tax Obligor

No Obligor is a US Tax Obligor.

18.37	Margin Regulations; Investment Company Act

(a)
No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States).

(b)	No Borrower is, nor is it required to be, registered as an “investment company” under the United States of America Investment Company Act of 1940.

18.38	Patriot Act

To the extent applicable each Borrower is in compliance with (i) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto and (ii) the PATRIOT Act.  No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

18.39	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

19	MOST FAVOURED NATION

The Guarantor undertakes to procure that each Lender shall receive equal treatment with creditors under any other financing which the Guarantor or any of its Subsidiaries have entered or will enter into in relation to any financial or other covenant which the Guarantor provides.  Accordingly, should the Guarantor provide to any other creditor any or more favourable financial or other covenants than those which the Finance Parties have been provided under this Agreement or any other Finance Document, the Guarantor shall promptly notify the Facility Agent in writing and give to the Facility Agent a reasonably detailed description of those financial or other covenants and shall engage in good faith discussions with the Facility Agent concerning the entering in due course into such documentation supplemental to the Finance Documents as may be agreed with between the Guarantor and the Facility Agent (acting on the instructions of the Majority Lenders) with the aim to achieve parity with the creditor or (as applicable) creditors under such other financing. Such supplemental definitive documentation to be agreed between both parties.

20	INFORMATION UNDERTAKINGS

20.1	General

The undertakings in this Clause 20 (Information Undertakings) remain in force:

(a)	in relation to the Original Borrowers, on and from the date of this Agreement; and

(b)	in relation to the New Owners, on and from the Effective Date,

and throughout the Security Period unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.

20.2	Financial statements

The Obligors shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)
as soon as they become available, but in any event within 120 days after the end of each financial year of the Guarantor, the audited consolidated financial statements of the Guarantor for that financial year; and

(b)
as soon as the same become available, but in any event within 90 days after the end of each financial quarter of each Obligor, the unaudited financial statements of that Obligor for that financial quarter.

20.3	Requirements as to financial statements

(a)
Each set of financial statements delivered by an Obligor pursuant to Clause 20.2 (Financial statements) shall be certified by an officer of that company as giving a true and fair view (if audited) or fairly representing (if unaudited) its financial condition and operations as at the date as at which those financial statements were drawn up.

(b)	Each Obligor shall procure that each set of financial statements delivered pursuant to Clause 20.2 (Financial statements) is prepared using GAAP.

20.4	DAC6

(a)	In this Clause 20.4 (DAC6), “DAC6” means the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU.

(b)	The Borrowers shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(i)
promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Transaction Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Transaction Documents contains a hallmark as set out in Annex IV of DAC6; and

(ii)
promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any member of the Group or by any adviser to such member of the Group in relation to DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available).

20.5	Information: miscellaneous

Each Obligor shall supply to the Facility Agent (acting on the instructions of the Majority Lenders) (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)	all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any Transaction Obligor, and which might, if adversely determined, have a Material Adverse Effect;

(c)
promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is made against any member of the Group and which might have a Material Adverse Effect;

(d)
promptly upon becoming aware of the same, the details of any breach under any Pool Agreement or any Approved Charter (either by the relevant Borrower or the Approved Pool Manager), including, without limitation, any payment default by the Approved Pool Manager in relation to the payment of the distributions due to the relevant Borrower thereunder;

(e)
promptly upon becoming aware of the same, to the best of its knowledge, any breach by the Approved Pool Manager in relation to any credit or facility agreement to which it is a party or any event of default (howsoever defined) thereunder and, to the extent of its knowledge, notification of any proceedings (threatened or pending) against the Approved Pool Manager by its creditors under any such credit or facility agreement;

(f)	promptly, its constitutional documents where these have been amended or varied;

(g)	promptly, such further information and/or documents regarding:

(i)	each Ship, goods transported on each Ship, the Earnings or the Insurances;

(ii)	the Security Assets;

(iii)	compliance of the Transaction Obligors with the terms of the Transaction Documents;

(iv)	the financial condition, business and operations of any Transaction Obligor,

as any Finance Party (through the Facility Agent) may reasonably request; and

(h)
promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it or as may be required by any regulatory authority.

20.6	Notification of Default

(a)
Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)
Promptly upon a request by the Facility Agent (acting on the instructions of the Majority Lenders), each Borrower shall supply to the Facility Agent a certificate signed by its senior officer on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.7	Use of websites

(a)
Each Obligor may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to those Lenders (the “Website Lenders”) which accept this method of communication by posting this information onto an electronic website designated by the Borrowers and the Facility Agent (the “Designated Website”) if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the relevant Obligor and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the relevant Obligor and the Facility Agent (acting on the instructions of the Majority Lenders).

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then that Lender shall notify the Facility Agent and the Facility Agent shall notify the Obligors accordingly and each Obligor shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event each Obligor shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)
The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligors or any of them and the Facility Agent.

(c)	An Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	if that Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If an Obligor notifies the Facility Agent under sub-paragraph (i) or (v) of paragraph (c) above, all information to be provided by the Obligors under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)
Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Obligors shall comply with any such request within 10 Business Days.

20.8	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of a Transaction Obligor (including, without limitation, a change of ownership of a Transaction Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges a Finance Party (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations, including Sanctions, pursuant to the transactions contemplated in the Finance Documents including without limitation obtaining, verifying and recording certain information and documentation that will allow the Facility Agent and each of the Lenders to identify each Transaction Obligor in accordance with the requirements of the PATRIOT Act.

(b)
Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20.9	Anti-money laundering

Each Borrower shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself) in order for that Servicing Party to be satisfied it has complied with all necessary anti-money laundering laws.

21	PURCHASE AGREEMENT AND MOA UNDERTAKINGS

21.1	General

The undertakings in this Clause 21 (Purchase Agreement and MOA Undertakings) remain in force:

(a)	in relation to the Original Borrowers, on and from the date of this Agreement; and

(b)	in relation to the New Owners, on and from the Effective Date,

and throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

21.2	No variation, release etc. of MOAs

No Borrower shall, whether by a document, by conduct, by acquiescence or in any other way:

(a)	vary the Purchase Agreement;

(b)
vary the MOA (except for the entering with the relevant Seller into any required addendum, including but not limited to, in in relation to the extension of the cancelling date under each MOA) to which it is a party; or

(c)
release, waive, suspend, subordinate or permit to be lost or impaired any interest or right of any kind which that Borrower has at any time to, in or in connection with, the Purchase Agreement, the MOA to which it is a party or in relation to any matter arising out of or in connection with the Purchase Agreement or the MOA to which it is a party.

21.3	Provision of information relating to MOAs

Without prejudice to Clause 20.5 (Information: miscellaneous) each Borrower shall:

(a)
immediately inform the Facility Agent if any breach of the Purchase Agreement or the MOA to which it is a party occurs or a serious risk of such a breach arises and of any other event or matter affecting the Purchase Agreement or that MOA which has or is reasonably likely to have a Material Adverse Effect; and

(b)	upon the reasonable request of the Facility Agent, keep the Facility Agent informed as to any notice of readiness of delivery of its Ship.

21.4	No assignment etc. of MOA

No Borrower shall assign, novate, transfer or dispose of any of its rights or obligations under the Purchase Agreement or the MOA to which it is a party.

22	GENERAL UNDERTAKINGS

22.1	General

The undertakings in this Clause 21 (General Undertakings) remain in force:

(a)	in relation to the Original Borrowers, on and from the date of this Agreement; and

(b)	in relation to the New Owners, on and from the Effective Date,

and throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

22.2	Authorisations

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of each Ship to enable it to:

(i)	perform its obligations under the Transaction Documents to which it is a party;

(ii)
ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction or in the state of the Approved Flag at any time of each Ship of any Transaction Document to which it is a party; and

(iii)	as from the relevant Delivery Date, own and operate its Ship (in the case of a Borrower).

22.3	Corporate Existence

Each Obligor shall, and shall procure that each other Transaction Obligor will maintain its separate corporate existence, remain in goodstanding under the law of its jurisdiction of incorporation and duly observe and conform to all requirements of any governmental authorities relating to the conduct of its business or to its properties or assets.

22.4	Compliance with laws

Each Obligor shall, and shall procure that each other Transaction Obligor will, comply in all respects with all laws and regulations to which it may be subject if failure so to comply has or is reasonably likely to have a Material Adverse Effect, including without limitation (i) the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order thereto and (ii) the PATRIOT Act.

22.5	Environmental compliance

Each Obligor shall, and shall procure that each other Transaction Obligor will:

(a)	comply with all Environmental Laws;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

22.6	Environmental Claims

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)	any Environmental Claim against any Transaction Obligor which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any Transaction Obligor,

where the claim, if determined against that Transaction Obligor, has or is reasonably likely to have a Material Adverse Effect.

22.7	Taxation

(a)
Each Obligor shall, and shall procure that each other Transaction Obligor will pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)
adequate reserves are maintained for those Taxes and the costs required to contest them and both have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 20.2 (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No Obligor shall change its residence for Tax purposes.

22.8	Overseas companies

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly inform the Facility Agent if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Facility Agent regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.

22.9	No change to centre of main interests

No Obligor shall, and shall procure that no Transaction Obligor will change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from that stated in relation to it in Clause 18.32 (Centre of main interests and establishments) and it will create no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

22.10	Pari passu ranking

Each Obligor shall, and shall procure that each other Transaction Obligor will, ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

22.11	Title

(a)	On and from the relevant Delivery Date applicable its Ship, the relevant Borrowers shall hold the legal title to, and own the entire beneficial interest in that Ship, its Earnings and its Insurances.

(b)
Each Obligor shall hold the legal title to, and own the entire beneficial interest in with effect on and from its creation or intended creation, any assets the subject of any Transaction Security created or intended to be created by that Obligor.

22.12	Negative pledge

(a)
No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, create or permit to subsist any Security over any of its assets which are, in the case of a Transaction Obligor other than a Borrower, the subject of the Security created or intended to be created by the Finance Documents.

(b)	No Borrower shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by a Transaction Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Permitted Security.

22.13	Disposals

(a)	No Obligor shall, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of:

(i)	in the case of a Borrower, any asset (including without limitation its Ship, its Earnings or its Insurances); and

(ii)	in the case of the Guarantor, all or substantially all of its assets.

(b)	Paragraph (a) above does not apply to:

(i)	any Charter as all Charters are subject to Clause 24.15 (Restrictions on chartering, appointment of managers etc.); and

(ii)	a sale of a Ship provided that the Borrowers comply with the prepayment obligations in Clause 7 (Prepayment and Cancellation).

22.14	Merger

No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than an amalgamation, demerger, merger, consolidation or corporate reconstruction of the Guarantor under which the Guarantor is the surviving entity.

22.15	Change of business

(a)
The Guarantor shall procure that no substantial change is made to the general nature of the business of the Guarantor from that carried on at the date of this Agreement of the holding of single purpose ship owning subsidiaries and arrangement of acquisition, financing and the operation of vessels on behalf of these single purpose ship owning subsidiaries.

(b)	No Borrower shall engage in any business other than the ownership and operation of its Ship.

22.16	Financial Indebtedness

No Borrower shall incur or permit to be outstanding any Financial Indebtedness except Permitted Financial Indebtedness.

22.17	Expenditure

No Borrower shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, maintaining and repairing its Ship.

22.18	Share capital

No Borrower shall:

(a)	purchase, cancel, redeem or retire any of its issued shares;

(b)	increase or reduce the number of its authorised shares, change the par value of such shares or create any new class of shares;

(c)
issue any further shares except to the Guarantor and provided such new shares are made subject to the terms of the relevant Shares Security immediately upon the issue of such new shares in a manner satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders) and the terms of the Shares Security are complied with; or

(d)	appoint any further director or officer (unless the provisions of the relevant Shares Security are complied with).

22.19	Dividends and other distributions

A Borrower may:

(a)
declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend or other distribution) (whether in cash or in kind) on or in respect of its shares (or any class of its shares);

(b)	repay or distribute any dividend or share premium reserve; or

(c)	redeem, repurchase, defease, retire or repay any of its shares or resolve to do so,

(each a “Distribution”), provided that:

(i)	no Event of Default has occurred and is continuing and no Event of Default would result from the making of that Distribution;

(ii)	the Obligors are in compliance with all covenants under the Finance Documents;

(iii)	the LTV is equal to or lower than 65 per cent. after the making of such Distribution and the prepayment required under sub-paragraph (iv) below; and

(iv)	prior to or simultaneously with making that Distribution, the Borrowers prepay the Loan in an amount which is equal to twice the amount of that Distribution.

(d)
Any prepayment pursuant to this Clause 22.19 (Dividends and other distributions) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation) and shall be treated as a voluntary prepayment pursuant to Clause 7.3 (Voluntary prepayment of Loan).

22.20	Other transactions

No Borrower shall:

(a)	be the creditor in respect of any loan or any form of credit to any person other than another Transaction Obligor and where such loan or form of credit is Permitted Financial Indebtedness;

(b)
give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which that Borrower assumes any liability of any other person other than any guarantee or indemnity given

(i)	under the Finance Documents; or

(ii)	in the ordinary course of its business;

(c)	enter into any material agreement other than:

(i)	the Transaction Documents;

(ii)	any other agreement expressly allowed under any other term of this Agreement;

(d)	enter into any transaction on terms which are, in any respect, less favourable to that Borrower than those which it could obtain in a bargain made at arms’ length; or

(e)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.

22.21	Unlawfulness, invalidity and ranking; Security imperilled

No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, do (or fail to do) anything which is likely to:

(a)	make it unlawful for a Transaction Obligor to perform any of its obligations under the Transaction Documents to which it is a party;

(b)	cause any obligation of a Transaction Obligor under the Transaction Documents to which it is a party to cease to be legal, valid, binding or enforceable;

(c)	cause any Transaction Document to which it is a party to cease to be in full force and effect;

(d)	cause any Transaction Security to which it is a party to rank after, or lose its priority to, any other Security; and

(e)	imperil or jeopardise the Transaction Security.

22.22	No Subsidiaries

No Borrower shall form or acquire any Subsidiaries.

22.23	Employees and ERISA Compliance

No Borrower shall employ any individual nor sponsor, maintain or become obligated to contribute to any Plan.  However, without prejudice to the foregoing, each Borrower shall provide prompt written notice to the Facility Agent in the event that that Borrower becomes aware that it has incurred or is reasonably likely to incur any liability with respect to any Plan, that, individually or in the aggregate with any other such liability, would be reasonably expected to have a Material Adverse Effect.

22.24	Books and records

Each Borrower will keep proper books of record and account which will be accurate in all material respects and in which full, true and correct entries in accordance with GAAP will be made of all dealings or transactions in relation to its business and activities.

22.25	Further assurance

(a)
Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly, and in any event within the time period specified by the Security Agent (acting on the instructions of the Facility Agent which is acting on the instructions of the Majority Lenders) do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify acting reasonably (and in such form as the Security Agent (acting on the instructions of the Facility Agent which is acting on the instructions of the Majority Lenders) may require in favour of the Security Agent or its nominee(s)):

(i)
to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of any of the Secured Parties provided by or pursuant to the Finance Documents or by law;

(ii)
to confer on the Security Agent or confer on the Secured Parties Security over any property and assets of that Transaction Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;

(iii)
to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or

(iv)	to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.

(b)
Each Obligor shall, and shall procure that each other Transaction Obligor will, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents.

(c)
At the same time as an Obligor delivers to the Security Agent any document executed by itself or another Transaction Obligor pursuant to this Clause 22.25 (Further assurance), that Obligor shall deliver, or shall procure that such other Transaction Obligor will deliver, to the Security Agent reasonable evidence that that Obligor’s or Transaction Obligor’s execution of such document has been duly authorised by it.

22.26	Maintenance of cash collateral

The Obligors undertake that at all times during the Security Period, the Allocated Amount is credited and maintained as cash collateral in the Earnings Account of Borrower C and, subject to Clause 5.8 (Currency and amount of the New Tranches) and Clause 7.5 (Additional mandatory prepayment), such Allocated Amount shall remain blocked until the Facility Agent (with the authorisation of the Majority Lenders) directs otherwise.

23	INSURANCE UNDERTAKINGS

23.1	General

(a)
The undertakings in this Clause 23 (Insurance Undertakings) remain in force on and from the Delivery Date applicable to the Ship owned by the relevant Borrower and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

(b)	As at the Effective Date, the undertakings in this Clause 23 (Insurance Undertakings) shall not be applicable in relation to Ship A, Ship B and Ship C.

23.2	Maintenance of obligatory insurances

Each Borrower shall keep its Ship insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(a)	war risks (including the London Blocking and Trapping addendum or its equivalent);

(b)
protection and indemnity risks (including liability for oil pollution for an amount of no less than $1,000,000,000 and excess war risk P&I cover) on standard Club Rules, covered by a Protection and Indemnity association which is a member of the International Group of Protection and Indemnity Associations (or, if the International Group ceases to exist, any other leading protection and indemnity association or other leading provider of protection and indemnity insurance) (including, without limitation, the proportion (if any) of any collision liability not covered under the terms of the hull cover); and

(c)
any other risks against which the Facility Agent acting on the instructions of the Majority Lenders considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for that Borrower to insure and which are specified by the Facility Agent (acting on the instructions of the Majority Lenders) by notice to the Borrowers.

23.3	Terms of obligatory insurances

Each Borrower shall effect such insurances:

(a)	in dollars;

(b)	in the case of fire and usual marine risks and war risks, in an aggregate amount on an agreed value basis at least the greater of:

(i)	120 per cent. of the Loan; and

(ii)	the aggregate Market Values of the Ships;

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market (such amount currently being $1,000,000,000);

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of its Ship;

(e)	on approved terms; and

(f)
through Approved Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

23.4	Further protections for the Finance Parties

In addition to the terms set out in Clause 23.3 (Terms of obligatory insurances), each Borrower shall procure that the obligatory insurances shall:

(a)	subject always to paragraph (b), name the relevant Borrower as the sole named insured unless the interest of every other named insured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named insured has undertaken in writing to the Security Agent (in such form as it requires acting on the instructions of the Facility Agent acting on the instructions of the Majority Lenders) that any deductible shall be apportioned between the relevant Borrower and every other named insured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)
whenever the Facility Agent requires (acting on the instructions of the Majority Lenders), name (or be amended to name) the Security Agent as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent, but without the Security Agent being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)	name the Security Agent as loss payee with such directions for payment as the Facility Agent may specify (acting on the instructions of the Majority Lenders);

(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;

(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and

(f)	provide that the Security Agent may make proof of loss if the relevant Borrower fails to do so.

23.5	Renewal of obligatory insurances

Each Borrower shall, in respect of the Ship owned by it:

(a)	at least 21 days before the expiry of any obligatory insurance effected by it:

(i)
notify the Facility Agent of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which that Borrower proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Facility Agents’ approval (acting on the instructions of the Majority Lenders) to the matters referred to in sub-paragraph (i) above;

(b)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent’s approval pursuant to paragraph (a) above; and

(c)
procure that the Approved Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Facility Agent in writing of the terms and conditions of the renewal.

23.6	Copies of policies; letters of undertaking

Each Borrower shall, in respect of the Ship owned by it, ensure that the Approved Brokers provide the Security Agent with:

(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and

(b)	a letter or letters or undertaking in a form required by the Facility Agent (acting on the instructions of the Majority Lenders) and including undertakings by the Approved Brokers that:

(i)
they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 23.4 (Further protections for the Finance Parties);

(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause;

(iii)	they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances;

(iv)	they will, if they have not received notice of renewal instructions from that Borrower or its agents, notify the Security Agent not less than 14 days before the expiry of the obligatory insurances;

(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;

(vi)
they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Borrower under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; and

(vii)	they will arrange for a separate policy to be issued in respect of the Ship owned by that Borrower forthwith upon being so requested by the Facility Agent.

23.7	Copies of certificates of entry

Each Borrower shall, in respect of the Ship owned by it, ensure that any protection and indemnity and/or war risks associations in which its Ship is entered provide the Security Agent with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Facility Agent acting on the instructions of Majority Lenders; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to its Ship.

23.8	Deposit of original policies

Each Borrower shall ensure that all policies relating to obligatory insurances effected by it are deposited with the Approved Brokers through which the insurances are effected or renewed.

23.9	Payment of premiums

Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Facility Agent (acting on the instructions of the Majority Lenders) or the Security Agent (acting on the instructions of the Facility Agent acting on the instructions of the Majority Lenders).

23.10	Guarantees

Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

23.11	Compliance with terms of insurances

(a)
No Borrower shall do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)	Without limiting paragraph (a) above, each Borrower shall:

(i)
take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 23.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval (acting on the instructions of the Majority Lenders);

(ii)	not make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

(iii)
make (and promptly supply copies to the Facility Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it, is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(iv)
not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

23.12	Alteration to terms of insurances

No Borrower shall make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

23.13	Settlement of claims

Each Borrower shall, in respect of the Ship owned by it:

(a)	not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and

(b)
do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

23.14	Provision of copies of communications

Each Borrower shall, in respect of the Ship owned by it, provide the Security Agent, at the time of each such communication, with copies of all written communications other than (unless specifically required by the Security Agent (acting on the instructions of the Facility Agent which is acting on the instructions of the Majority Lenders)) communications of an entirely routine nature between the relevant Borrower and:

(a)	the Approved Brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters,

which relate directly or indirectly to:

(i)	that Borrower’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)
any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

23.15	Provision of information

Each Borrower shall, in respect of the Ship owned by it, promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) requests (acting on the instructions of the Majority Lenders) for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 23.16 (Mortgagee’s interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and each Borrower shall, forthwith upon demand, indemnify the Facility Agent in respect of all fees and other expenses incurred by or for the account of the Facility Agent in connection with any such report as is referred to in paragraph (a) above once in each 12-months period (starting on the first Utilisation Date) and at any time when an Event of Default has occurred.

23.16	Mortgagee’s interest and additional perils insurances

(a)
The Security Agent shall be entitled from time to time to effect, maintain and renew a mortgagee’s interest marine insurance and a mortgagee’s interest additional perils insurance each in an amount of up to 120 per cent. of the Loan, on such terms, through such insurers and generally in such manner as the Security Agent acting on the instructions of the Majority Lenders may from time to time consider appropriate.

(b)
Each Borrower shall upon demand fully indemnify the Security Agent in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.

24	SHIP UNDERTAKINGS

24.1	General

(a)
The undertakings in this Clause 24 (Ship Undertakings) remain in force on and from the Delivery Date applicable to the Ship owned by the relevant Borrower and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit (which authorisation no Lender shall unreasonably withhold in relation to paragraphs (b), (c), (d) and (e) of Clause 24.15 (Restrictions on chartering, appointment of managers etc.)).

(b)	As at the Effective Date, the undertakings in this Clause 24 (Ship Undertakings) shall no longer be applicable in relation to Ship A, Ship B and Ship C.

24.2	Ship’s names and registration

Each Borrower shall, in respect of the Ship owned by it:

(a)	keep that Ship registered in its name under the Approved Flag from time to time at its port of registration;

(b)	not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled;

(c)	not enter into any dual flagging arrangement in respect of that Ship;

(d)	not change the name of that Ship,

provided that any change of flag of a Ship shall be subject to:

(i)
that Ship remaining subject to Security securing the Secured Liabilities created by a first priority or preferred ship mortgage on that Ship and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority Security) on substantially the same terms as the Mortgage and on such other terms and in such other form as the Facility Agent, acting on the instructions of the Majority Lenders, shall approve or require; and

(ii)	the execution of such other documentation amending and supplementing the Finance Documents as the Facility Agent, acting on the instructions of the Majority Lenders, shall approve or require.

24.3	Repair and classification

Each Borrower shall keep the Ship in a good and safe condition and state of repair:

(a)	consistent with first class ship ownership and management practice; and

(b)	so as to maintain the Approved Classification free of overdue recommendations and conditions with the Approved Classification Society.

24.4	Modifications

No Borrower shall make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value without the prior consent of the Facility Agent which shall not be unreasonably withheld in regards to modifications that will ensure compliance with existing or upcoming Environmental Laws.

24.5	Removal and installation of parts

(a)	Subject to paragraph (b) below, no Borrower shall remove any material part of any Ship, or any item of equipment installed on any Ship unless:

(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)	the replacement part or item is free from any Security in favour of any person other than the Security Agent; and

(iii)	the replacement part or item becomes, on installation on that Ship, the property of the relevant Borrower owning that Ship and subject to the security constituted by the Mortgage.

(b)	A Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by that Borrower.

24.6	Surveys

Each Borrower shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent acting on the instructions of the Majority Lenders, provide the Facility Agent, with copies of all survey reports.

24.7	Inspection

Each Borrower shall permit the Security Agent (acting on the instructions of the Facility Agent which is acting on the instructions of the Majority Lenders) (acting through surveyors or other persons appointed by it for that purpose) to board its Ship at all reasonable times and upon reasonable notice and without interfering with that Ship’s normal course of trading to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections. Each Borrower will be liable for the costs of the inspection for the Ship owned by it once in each 12-month period (starting on the relevant Utilisation Date in relation to that Ship) and at any time when an Event of Default has occurred.

24.8	Prevention of and release from arrest

(a)	Each Borrower shall, in respect of the Ship owned by it, promptly discharge:

(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Ship, its Earnings or its Insurances;

(ii)	all Taxes, dues and other amounts charged in respect of that Ship, its Earnings or its Insurances; and

(iii)	all other outgoings whatsoever in respect of that Ship, its Earnings or its Insurances.

(b)
Each Borrower shall immediately upon receiving notice of the arrest of its Ship or of its detention in exercise or purported exercise of any lien or claim, take all steps necessary to procure its release by providing bail or otherwise as the circumstances may require.

24.9	Compliance with laws etc.

Each Borrower shall:

(a)	comply, or procure compliance with all laws or regulations:

(i)	relating to its business generally; and

(ii)	relating to the Ship owned by it, its ownership, employment, operation, management and registration,

including, but not limited to, the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and the laws of the Approved Flag of the Ship owned by it;

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental Approvals; and

(c)
without limiting paragraph (a) above, not employ the Ship owned by it nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions (or which would be contrary to Sanctions if Sanctions were binding on each Transaction Obligor).

24.10	ISPS Code

Without limiting paragraph (a) of Clause 24.9 (Compliance with laws etc.), each Borrower shall:

(a)	procure that the Ship owned by it and the company responsible for that Ship’s compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain an ISSC for that Ship; and

(c)	notify the Facility Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of that Ship.

24.11	Sanctions and Ship trading

Without limiting Clause 24.9 (Compliance with laws etc.), each Borrower shall procure:

(a)	that the Ship owned by it shall not be used by or for the benefit of a Prohibited Person;

(b)	that such Ship shall not be used in trading in any manner contrary to Sanctions (or which could be contrary to Sanctions if Sanctions were binding on each Obligor);

(c)	that such Ship shall not be traded in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances; and

(d)
that each charterparty in respect of that Ship shall contain, for the benefit of the relevant Borrower owning that Ship, language which gives effect to the provisions of paragraph (c) of Clause 24.9 (Compliance with laws etc.) as regards Sanctions and of this Clause 24.11 (Sanctions and Ship trading) and which permits refusal of employment or voyage orders if compliance would result in a breach of Sanctions (or which would result in a breach of Sanctions if Sanctions were binding on each Obligor).

24.12	Trading in war zones

In the event of hostilities in any part of the world (whether war is declared or not), no Borrower shall cause or permit any Ship to enter or trade to any zone which is declared a war zone by any government or by that Ship’s war risks insurers unless:

(a)	the prior written consent of the Security Agent acting on the instructions of the Facility Agent which is acting on the instructions of the Majority Lenders has been given; and

(b)
the relevant Borrower has (at its expense) effected any special, additional or modified insurance cover which the Security Agent acting on the instructions of the Facility Agent which is acting on the instructions of the Majority Lenders may require.

24.13	Provision of information

Without prejudice to Clause 20.5 (Information: miscellaneous) the Borrower shall promptly provide the Facility Agent with any information which it requests (acting on the instructions of the Majority Lenders) regarding:

(a)	that Ship, its employment, position and engagements;

(b)	its Earnings and payments and amounts due to its master and crew;

(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Ship and any payments made by it in respect of that Ship;

(d)	any towages and salvages; and

(e)
its compliance, each Approved Manager’s compliance and the compliance of that Ship with the ISM Code and the ISPS Code and, to the extent applicable, any information relating to any Pool Agreement or any Approved Charter in this regard, and, upon the Facility Agent’s request (acting on the instructions of the Majority Lenders), promptly provide copies of any current Charter relating to that Ship, of any current guarantee of any such Charter, the relevant Ship’s Safety Management Certificate and any relevant Document of Compliance.

24.14	Notification of certain events

Each Borrower shall immediately notify the Facility Agent by fax or, subject to Clause 38.5 (Electronic communication), by electronic mail, confirmed forthwith by letter, of:

(a)	any casualty to that Ship which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which that Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requisition of that Ship for hire;

(d)	any requirement or recommendation made in relation to its Ship by any insurer or classification society or by any competent authority which is not immediately complied with;

(e)	any arrest or detention of that Ship or any exercise or purported exercise of any lien on that Ship or its Earnings;

(f)	any intended dry docking of that Ship;

(g)	any Environmental Claim made against that Borrower or in connection with that Ship, or any Environmental Incident;

(h)	any claim for breach of the ISM Code or the ISPS Code being made against that Borrower, an Approved Manager or otherwise in connection with that Ship; or

(i)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and each Borrower shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent (acting on the instructions of the Majority Lenders) shall require as to that Borrower’s, any such Approved Manager’s or any other person’s response to any of those events or matters.

24.15	Restrictions on chartering, appointment of managers etc.

No Borrower shall:

(a)	let its Ship on demise charter for any period;

(b)	enter into any time, voyage or consecutive voyage charter in respect of that Ship other than a Permitted Charter;

(c)
terminate or materially amend or supplement a Management Agreement unless, in the case of termination, such Management Agreement is immediately replaced by another Management Agreement acceptable to the Facility Agent with an Approved Manager and such Approved Manager provides a Manager’s Undertaking;

(d)
appoint a manager of that Ship other than an Approved Commercial Manager, an Approved Pool Manager or an Approved Technical Manager or agree to any alteration to the terms of an Approved Manager’s appointment;

(e)	de activate or lay up that Ship; or

(f)
put its Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $1,500,000 (or the equivalent in any other currency) unless that person has first given to the Security Agent (acting on the instructions of the Facility Agent acting on the instructions of the Majority Lenders) and in terms satisfactory to it (acting on the instructions of the Facility Agent which is acting on the instructions of the Majority Lenders) a written undertaking not to exercise any lien on its Ship or its Earnings for the cost of such work or for any other reason, provided that this paragraph (f) of Clause 24.15 (Restrictions on chartering, appointment of managers, etc.) will not apply in connection with the retrofitting of the Ship for the purpose of installing scrubbers or any other exhaust gas cleaning or ballast water treatment system subject to the relevant Borrower providing to the Facility Agent no less than 5 Business Days prior notice.

24.16	Notice of Mortgage

Each Borrower shall keep the Mortgage registered against its Ship as a valid first priority or preferred mortgage (as applicable), carry on board its Ship a certified copy of that Mortgage and place and maintain in a conspicuous place in the navigation room and the master’s cabin of its Ship a framed printed notice stating that its Ship is mortgaged by the relevant Borrower to the Security Agent.

24.17	Sharing of Earnings

No Borrower shall enter into any agreement or arrangement for the sharing of any Earnings (other than (i) the Pool Agreements and (iii) any pool agreement, in each case, on bona fide arm’s length terms).

24.18	Charter assignment

Provided that all approvals necessary under Clause 24.15 (Restrictions on chartering, appointment of managers etc.) have been previously obtained, each Borrower shall:

(a)
provide promptly to the Facility Agent a true and complete copy of any Charter exceeding 6 months (including all amendments) and all other documents related thereto for a term which exceeds 13 months (including any optional extensions and any redelivery allowance); and

(b)
in respect of any Charter for a term which exceeds 13 months (including any optional extensions and any redelivery allowance) (other than in the case of an Approved Charter), execute and deliver to the Facility Agent a Charter Assignment together with each of the documents required to be delivered pursuant to such Charter Assignment (each in the agreed form).

24.19	Notification of compliance

Each Borrower shall promptly provide the Facility Agent from time to time with evidence (in such form as the Facility Agent requires) (acting on the instructions of the Majority Lenders) that it is complying with this Clause 24 (Ship Undertakings).

24.20	Pool withdrawal

In the event that an Approved Pool Manager does not pay the relevant Borrower any distributions at such time when they are due and payable under the terms of the relevant Pool Agreement, the Borrower shall, at the request of the Facility Agent (in its absolute discretion and acting with the authorisation of the Lenders), withdraw the Ship owned by it from the pool arrangements under the relevant Pool Agreement (in accordance with its provisions).

25	VALUATIONS

25.1	Valuations binding

Any valuation under this Clause 25 (Valuations) shall be binding and conclusive as regards each Borrower.

25.2	Provision of information

(a)
Each Borrower shall promptly provide the Facility Agent and any shipbroker acting under this Clause 25 (Valuations) with any information which the Facility Agent (acting on the instructions of the Majority Lenders) or the shipbroker may request for the purposes of the valuation.

(b)
If a Borrower fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Facility Agent (acting on the instructions of the Majority Lenders) considers prudent.

25.3	Provision of valuations

(a)	The Borrowers shall provide to the Facility Agent (acting on the instructions of the Majority Lenders):

(i)	on a quarterly basis;

(ii)	prior to making any Distribution for the purpose of the calculation of the LTV under Clause 22.19 (Dividends and other distributions); and

(iii)	as at the date on which a Ship is to be sold or has become a Total Loss,

one valuation of the Ship owned by it (at the cost of the Borrowers) from one Approved Valuer selected and appointed by the Borrowers showing the Market Value of the Ship;

Provided that, if the Facility Agent does not agree with the Market Value of that Ship determined by such sole valuation, it may obtain a second valuation of that Ship from one Approved Valuer selected and appointed by the Facility Agent and the Market Value of that Ship shall be the arithmetic mean of such two valuations, (with the arithmetic mean of any range to apply, if an Approved Valuer gives a range).

(b)
Upon the occurrence of an Event of Default, the Facility Agent shall be entitled to obtain (acting on the instructions of the Majority Lenders) at any time, at the Borrowers’ expense, valuations of that Ship, from Approved Valuers selected by the Facility Agent (acting on the instructions of the Majority Lenders), showing the Market Value of that Ship (which Market Value shall be notified to the Facility Agent in writing).

26	EARNINGS ACCOUNT AND APPLICATION OF EARNINGS

26.1	Earnings Account

No Borrower may, without the prior consent of the Facility Agent (acting on the instructions of the Majority Lenders), maintain any bank account other than its Earnings Account.

26.2	Payment of Earnings

Each Borrower shall ensure that, subject only to the provisions of the General Assignment to which it is a party, all the Earnings in respect of its Ship are paid into its Earnings Account.

26.3	Application of Earnings

(a)	The Borrowers shall transfer from the Earnings Accounts (or any of them) to the Facility Agent:

(i)	on each Repayment Date, the amount of the Repayment Instalment then due on that Repayment Date; and

(ii)	on the last day of each Interest Period, the amount of interest then due on that date; and

(iii)	on any day on which an amount is otherwise due from the Borrowers under a Finance Document, an amount necessary to meet that due amount,

and each Borrower irrevocably authorizes the Facility Agent to apply the transferred amounts in payment of the relevant Repayment Instalment, interest amount or other amount due.

(b)
Any balance on the Earnings Accounts after the application of the transferred amounts pursuant to paragraph (a) above shall be available to the Borrowers, unless there is an Event of Default which is continuing or unless an Event of Default would result from the withdrawal of any such balance (or any part thereof) from the Earnings Accounts.

26.4	Shortfall in Earnings

If the credit balance on an Earnings Account is insufficient for the required amount to be transferred under Clause 26.3 (Application of Earnings) in relation to the relevant Tranche, the Borrowers shall make up the amount of the insufficiency from the other Earnings Accounts (or otherwise).

26.5	Application of funds

Until an Event of Default occurs, the Facility Agent shall on each Repayment Date and on each Interest Payment Date distribute to the Finance Parties in accordance with Clause 35.2 (Distributions by the Facility Agent) so much of the then balance on the Earnings Accounts as equals:

(a)	each Repayment Instalment due on that Repayment Date;

(b)	the amount of interest payable on that Interest Payment Date; and

(c)	the amount of any fee specified in a Fee Letter on its relevant due date,

in discharge of the Borrowers’ liability for that Repayment Instalment, that interest or that fee.

26.6	Location of Earnings Account

Each Borrower shall promptly:

(a)	comply with any requirement of the Facility Agent (acting on the instructions of the Majority Lenders) as to the location or relocation of the Earnings Account; and

(b)
execute any documents which the Facility Agent (acting on the instructions of the Majority Lenders) specifies to create or maintain in favour of the Security Agent, Security over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Account.

27	EVENTS OF DEFAULT

27.1	General

Each of the events or circumstances set out in this Clause 27 (Events of Default) is an Event of Default except for Clause 27.19 (Acceleration) and Clause 27.20 (Enforcement of security).

27.2	Non-payment

A Transaction Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within 3 Business Days of its due date.

27.3	Specific obligations

A breach occurs of Clause 4.4 (Waiver of conditions precedent), Clause 22.11 (Title), Clause 22.12 (Negative pledge), Clause 22.21 (Unlawfulness, invalidity and ranking; Security imperilled), Clause 23.2 (Maintenance of obligatory insurances), Clause 23.3 (Terms of obligatory insurances), Clause 23.5 (Renewal of obligatory insurances), Clause 24.3 (Repair and classification) or Clause 24.11 (Sanctions and Ship Trading).

27.4	Other obligations

(a)	A Transaction Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 27.2 (Non-payment) and Clause 27.3 (Specific obligations)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the Facility Agent giving notice to the Borrowers or (if earlier) any Transaction Obligor becoming aware of the failure to comply.

27.5	Misrepresentation

Any representation or statement made or deemed to be made by a Transaction Obligor in the Finance Documents or any other document delivered by or on behalf of any Transaction Obligor under or in connection with any Finance Document is or proves to have been materially incorrect or misleading when made or deemed to be made.

27.6	Cross default

(a)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).

(d)
Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No Event of Default will occur under this Clause 27.6 (Cross default) in respect of the Guarantor if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $5,000,000 (or its equivalent in any other currency) in aggregate.

27.7	Insolvency

(a)	A Transaction Obligor:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	suspends or threatens to suspend making payments on any of its debts; or

(iv)
obtains or receives a deferral or suspension of payments, a rescheduling or re-organisation of debt (or certain debt) or an arrangement with all or a substantial proportion (by number or value) of creditors or of any class of them in respect of such deferral, suspension, rescheduling or re-organisation, strictly by court order or by the filing of documents with a court.

(b)	A moratorium is officially declared in respect of any indebtedness of any Transaction Obligor.

Provided however that:

(A)
should a Transaction Obligor, by any reason, including without limitation, any actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (including any Finance Party in its capacity as such) with a view to rescheduling, deferring, re-organising or suspending, any of its indebtedness, the existence of such negotiations or the entry, as a result of such negotiations, into any agreement or contract with one or more creditors (including any Finance Party in its capacity as such) setting out the terms of any such rescheduling, deferral, reorganisation or suspension of its indebtedness, shall not in itself constitute an Event of Default; and

(B)
no Event of Default will occur under this Clause 27.7 (Insolvency) if any of the events described in paragraphs (a)-(b) above occurs in respect of an Approved Manager which is a member of the Group and the relevant Borrower replaces such Approved Manager by another Approved Manager and delivers to the Facility Agent (in form and substance satisfactory to the Majority Lenders) the documents referred to at paragraph 4.3 of Part B (Conditions Precedent to Utilisation) of Schedule 2 (Conditions Precedent) within 7 Business Days from the date of such occurrence.

27.8	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)	the suspension of payments, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Transaction Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Transaction Obligor;

(iii)
the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not a Transaction Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Transaction Obligor or any of its assets; or

(iv)	enforcement of any Security over any assets of any Transaction Obligor,

or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

(c)
No Event of Default will occur under this Clause 27.8 (Insolvency proceedings) if any of the events described in paragraph (a) above occurs in respect of an Approved Manager and the relevant Borrower replaces such Approved Manager by another Approved Manager and delivers to the Facility Agent (in form and substance satisfactory to the Majority Lenders) the documents referred to at paragraph 3.3 of Part B (Conditions Precedent to Utilisation) of Schedule 2 (Conditions Precedent) within 7 Business Days from the date of such occurrence.

27.9	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of a Transaction Obligor (other than an arrest or detention of a Ship referred to in Clause 27.14 (Arrest)) and is not discharged within 20 days (or such later period agreed by the Facility Agent acting with the authorisation of the Majority Lenders in their absolute discretion).

27.10	Ownership of the Obligors

(a)	A Borrower is not or ceases to be a 100 per cent. directly or indirectly owned Subsidiary of the Guarantor.

(b)	Any person or group of persons acting in concert (other than Seanergy Maritime Holdings Corp. and its ultimate beneficial owner) gains control of the Guarantor.

(c)	For the purpose of paragraph (b) above “control” means:

(i)	the power (whether by way of ownership of shares, partnership units, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than 50 per cent. of the maximum number of votes that might be cast at a general meeting of the Guarantor; or

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Guarantor; or

(C)	give directions with respect to the operating and financial policies of the Guarantor with which the directors or other equivalent officers of the Guarantor are obliged to comply; and/or

(ii)
the holding beneficially of more than 50 per cent. of the issued shares of the Guarantor (excluding any part of that issued shares that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

(d)
For the purpose of paragraph (b) above “acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Guarantor by any of them, either directly or indirectly, to obtain or consolidate control of the Guarantor.

27.11	Unlawfulness, invalidity and ranking

(a)	It is or becomes unlawful for a Transaction Obligor to perform any of its obligations under the Finance Documents.

(b)
Any obligation of a Transaction Obligor under the Finance Documents is not or ceases to be legal, valid, binding or enforceable if that cessation individually or together with any other cessations materially or adversely affects the interests of the Secured Parties under the Finance Documents.

(c)
Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.

(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.

27.12	Security imperilled

Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy the Security Agent (acting on the instructions of the Facility Agent acting on the instructions of the Majority Lenders) has notified the relevant Transaction Obligor in writing of such matter and the relevant matter has not been remedied within 4 Business Days of the relevant Transaction Obligor being so notified.

27.13	Cessation of business

Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

27.14	Arrest

Any arrest of a Ship or its detention in the exercise or the purported exercise of any lien or claim unless it is redelivered to the full control of the relevant Borrower within 30 days of such arrest or detention.

27.15	Expropriation

The authority or ability of a Transaction Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Transaction Obligor or any of its assets, unless such Transaction Obligor upon receiving notice of such event procures the release of the relevant assets and such assets are redelivered to the full control of that Transaction Obligor within 21 days of such event, other than:

(a)	an arrest or detention of a Ship referred to in Clause 27.14 (Arrest); or

(b)	any Requisition.

27.16	Repudiation and rescission of agreements or breach of Pool Agreement

(a)
A Transaction Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security.

(b)	Any relevant Borrower breaches any of the provisions of Pool Agreement to which it is a party which is capable of remedy and is not remedied within 5 Business Days.

27.17	Litigation

Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or threatened, or any judgment or order of a court, arbitral body or agency is made, in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against any Transaction Obligor or Approved Pool Manager (to the extent that it relates to the relevant Pool Agreement or relevant Approved Charter) or its assets which has or is reasonably likely to have a Material Adverse Effect. No Event of Default will occur under this clause in respect of the Guarantor if the monetary value of the subject matter of such litigation, arbitration or administrative proceedings or investigations is assessable and the combined value thereof does not exceed $5,000,000 (or its equivalent in any other currency) in aggregate.

27.18	Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

27.19	Acceleration

On and at any time after the occurrence of an Event of Default the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrowers:

(a)	cancel the Total Commitments, whereupon they shall immediately be cancelled;

(b)
declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable;

(c)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders; and/or

(d)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents,

and the Facility Agent may serve notices under paragraphs (a), (b) and (c) above simultaneously or on different dates and the Security Agent may take any action referred to in Clause 27.20 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice  Provided that if no direction is given by the Majority Lenders the Facility Agent shall not be obliged to take any action.

27.20	Enforcement of security

On and at any time after the occurrence of an Event of Default the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 27.19 (Acceleration), the Security Agent is entitled to take under any Finance Document or any applicable law or regulation  provided that if no direction is given by the Majority Lenders the Facility Agent shall not be obliged to take any action.

Section 9

CHANGES TO PARTIES

28	CHANGES TO THE LENDERS

28.1	Assignments and transfers by the Lenders

Subject to this Clause 28 (Changes to the Lenders), a Lender (the “Existing Lender”) may without the consent of any Obligor:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets or person (the “New Lender”).

28.2	Conditions of assignment or transfer

(a)
An Existing Lender shall give to the Obligors no less than 15 days’ notice prior to effecting an assignment or transfer unless the assignment or transfer is made at a time when an Event of Default has occurred and is continuing.

(b)	An assignment will only be effective on:

(i)
receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Secured Parties as it would have been under if it were an Original Lender; and

(ii)
performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(c)
Each Obligor on behalf of itself and each Transaction Obligor agrees that all rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender’s title and of any rights or equities which any Borrower or any other Transaction Obligor had against the Existing Lender.

(d)	A transfer will only be effective if the procedure set out in Clause 28.5 (Procedure for transfer) is complied with.

(e)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, a Transaction Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 11 (Tax Gross Up and Indemnities) or under that clause as incorporated by reference or in full in any other Finance Document or Clause 12 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.  This paragraph (e) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

(f)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

28.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $3,500.

28.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Transaction Obligor;

(iii)	the performance and observance by any Transaction Obligor of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Transaction Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Transaction Obligor and its related entities throughout the Security Period.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 28 (Changes to the Lenders); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Transaction Obligor of its obligations under the Transaction Documents or otherwise.

28.5	Procedure for transfer

(a)
Subject to the conditions set out in Clause 28.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

(b)
The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied in its sole discretion that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 28.9 (Pro rata interest settlement), on the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Transaction Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)
each of the Transaction Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Transaction Obligor and the New Lender have assumed and/or acquired the same in place of that Transaction Obligor and the Existing Lender;

(iii)
the Facility Agent, the Security Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

28.6	Procedure for assignment

(a)
Subject to the conditions set out in Clause 28.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied in its sole discretion it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 28.9 (Pro rata interest settlement), on the Transfer Date:

(i)
the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)
Lenders may utilise procedures other than those set out in this Clause 28.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Transaction Obligor or unless in accordance with Clause 28.5 (Procedure for transfer), to obtain a release by that Transaction Obligor from the obligations owed to that Transaction Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 28.2 (Conditions of assignment or transfer).

28.7	Copy of Transfer Certificate or Assignment Agreement to Borrower

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrowers a copy of that Transfer Certificate or Assignment Agreement.

28.8	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 28 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from any Transaction Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)
any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for a Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by a Transaction Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

28.9	Pro rata interest settlement

(a)
If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 28.5 (Procedure for transfer) or any assignment pursuant to Clause 28.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	The rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 28.9 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 28.9 (Pro rata interest settlement) references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)
An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 28.9 (Pro rata interest settlement) but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

29	CHANGES TO THE TRANSACTION OBLIGORS

29.1	Assignment or transfer by Transaction Obligors

No Transaction Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

29.2	Release of security

(a)	If a disposal of any asset subject to security created by a Security Document is made in the following circumstances:

(i)	the disposal is permitted by the terms of any Finance Document;

(ii)	the Majority Lenders agree to the disposal;

(iii)	the disposal is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable; or

(iv)	the disposal is being effected by enforcement of a Security Document,

the Security Agent (acting on the instructions of the Facility Agent acting on the instructions of the Majority Lenders) shall release the asset(s) being disposed of from any security over those assets created by a Security Document.  However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).

(b)
Without prejudice to paragraph (a) of this Clause 29.2 (Release of security), at the end of the Security Period (or upon the Total Loss or sale of the Ship and payment of all amounts due by the Borrowers under the terms of this Agreement) the Security Agent shall release the Transaction Security.

(c)
If the Security Agent (acting on the instructions of the Facility Agent acting on the instructions of the Majority Lenders) is satisfied that a release is allowed under this Clause 29.2 (Release of security) (at the request and expense of the Borrowers) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release.  Each other Finance Party irrevocably authorises the Security Agent to enter into any such document.  Any release will not affect the obligations of any other Transaction Obligor under the Finance Documents.

Section 10

THE FINANCE PARTIES

30	THE FACILITY AGENT

30.1	Appointment of the Facility Agent

(a)	Each of the Lenders appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each of the Lenders authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

30.2	Instructions

(a)	The Facility Agent shall:

(i)
exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent (including, without limitation, make any designation, determination, specification or demand, approve an evidence or the form of a document, serve a notice, grant an approval or a consent or refrain from taking any such action), upon receipt of and in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) (A) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties) or (B) in its capacity as Facility Agent under the Transaction Documents.

(b)
Any instructions given by the Majority Lenders or, as the case may be, the Lenders shall be in writing and any instructions given by the Majority Lenders on matters which do not require the consent or instructions of all Lenders as specified in this Agreement shall be binding on all the Lenders.

(c)
The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(d)
Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(e)	Without prejudice to paragraph (a)(ii) above, paragraph (a)(i) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Facility Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Facility Agent’s own position in its personal capacity as opposed to its role of Facility Agent for the relevant Finance Parties.

(f)
If giving effect to instructions given by the Majority Lenders would in the Facility Agent’s opinion have an effect equivalent to an amendment or waiver referred to in Clause 44 (Amendments and Waivers), the Facility Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Facility Agent) whose consent would have been required in respect of that amendment or waiver.

(g)
The Facility Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)
Without prejudice to the remainder of this Clause 30.2 (Instructions), in the absence of instructions, the Facility Agent shall not be obliged to take any action  (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Finance Parties.

(i)
The Facility Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

30.3	Duties of the Facility Agent

(a)	The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)
Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document or notice which is delivered to the Facility Agent for that Party by any other Party.

(c)	Without prejudice to Clause 28.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)	Notwithstanding anything set out in a Transaction Document, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)
If the Facility Agent receives notice from a Party referring to any Finance Document, describing a circumstance and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties but shall not have any duty to verify whether the circumstance described has actually occurred or whether it constitutes a Default.

(f)	If the Facility Agent is aware of the non-payment of any principal, interest or any fee payable to a Finance Party under this Agreement, it shall promptly notify the other Finance Parties.

(g)
The Facility Agent shall provide to the Borrowers within 5 Business Days of a request by the Borrowers (but no more frequently than once per calendar quarter), a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Finance Documents.

(h)	The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

30.4	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Facility Agent as a trustee or fiduciary of any other person.

(b)	The Facility Agent shall not be bound to account to other Finance Party for any sum or the profit element of any sum received by it for its own account.

30.5	Application of receipts

Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 35.5 (Application of receipts; partial payments).

30.6	Business with the Group

The Facility Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

30.7	Rights and discretions

(a)	The Facility Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 27.2 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by the Borrowers (other than the Utilisation Request) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

(c)	The Facility Agent may engage (at the Borrowers’ expense) the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage (at the Borrowers’ expense) the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be desirable.

(e)
The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Facility Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Facility Agent’s gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.

(h)
Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)
Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

30.8	Responsibility for documentation

The Facility Agent is not responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; or

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)
any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

30.9	No duty to monitor

The Facility Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or

(c)	whether any other event specified in any Transaction Document has occurred.

30.10	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to paragraph (e) of Clause 35.11 (Disruption to Payment Systems etc.) or any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)
without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Facility Agent may rely on this paragraph (b) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)
The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Facility Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Facility Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent’s liability, any liability of the Facility Agent arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

30.11	Lenders’ indemnity to the Facility Agent

(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 35.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which a Lender claims reimbursement relates to a liability of the Facility Agent to an Obligor.

30.12	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Finance Parties and the Borrowers.

(b)	Alternatively, the Facility Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)
If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given (or such earlier day as may be agreed by the Majority Lenders), the retiring Facility Agent may (but shall not be obliged to), appoint a successor Facility Agent.

(d)
The retiring Facility Agent shall, at the Borrowers’ cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents. The Borrowers shall indemnify the retiring Facility Agent prior to it being required to undertake any actions referred to in this sub-paragraph for the amount of all costs and expenses (including legal fees) to be properly incurred by it in making available such documents and records and providing such assistance.

(e)	The retiring Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)
Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Clause 13.3 (Indemnity to the Facility Agent) and this Clause 30 (The Facility Agent ) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Facility Agent.  Any fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date.  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Facility Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrowers.

(h)	The consent of the Borrowers (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Facility Agent in accordance with this Agreement.

(i)
The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)
the Facility Agent fails to respond to a request under Clause 11.7 (FATCA Information) and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Facility Agent pursuant to Clause 11.7 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Borrowers and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.

30.13	Confidentiality

(a)
In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Facility Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)
Without prejudice to Clause 30.4 (No fiduciary duties), the Facility Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

30.14	Relationship with the other Finance Parties

(a)
Subject to Clause 28.9 (Pro rata interest settlement), the Facility Agent may treat a person shown in its records as Lender at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as a Lender acting through its Facility Office.

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior written notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)
Each Finance Party shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.  Each Finance Party shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent and any reference to any instructions being given by or sought from any Finance Party or group of Finance Parties to or by the Security Agent in this Agreement must be given or sought through the Facility Agent.

(c)
Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 38.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 38.2 (Addresses) and sub-paragraph (ii) of paragraph (a) of Clause 38.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

30.15	Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Facility Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each Transaction Obligor;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)
whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)
the adequacy, accuracy or completeness of any information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)
the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

30.16	Facility Agent’s management time

Any amount payable to the Facility Agent under Clause 13.3 (Indemnity to the Facility Agent), Clause 15 (Costs and Expenses) and Clause 30.11 (Lenders’ indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrowers and the other Finance Parties, and is in addition to any fee paid or payable to the Facility Agent under Clause 10 (Fees). The Facility Agent shall as soon as reasonably practicable notify the Borrowers in writing of any extraordinary management time which the Facility Agent is envisaging to spend.

30.17	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

30.18	Reliance and engagement letters

Each Secured Party confirms that the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Facility Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

30.19	Full freedom to enter into transactions

Without prejudice to Clause 30.6 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to the Borrowers or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

30.20	Majority Lenders’ Instructions

(a)
Notwithstanding anything to the contrary contained in the Transaction Documents, the Parties acknowledge that where any provision in a Transaction Document refers to the Facility Agent being obliged to or entitled to take any specified action, exercise any discretion, make any determination, give any consent or waiver, or act in a certain way in connection with the transactions contemplated by the Transaction Documents, it shall or may (as the case may be) take such specified action, exercise such discretion, make such determination, give any consent in accordance with the instructions or directions of the Majority Lenders or, as the case may be and subject to Clause 44.2 (All Lender matters) all Lenders, and in doing so shall be deemed to have acted reasonably.

(b)
The instructions or directions of the Majority Lenders or, as the case may be, all Lenders referred to in paragraph (a) above shall be provided in accordance with and are subject to, the provisions of Clause 28.2 (Instructions).

31	AMOUNTS PAID IN ERROR

(a)
If the Facility Agent (acting on the instructions of the Majority Lenders) pays an amount to another Party and the Facility Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(b)	Neither:

(i)	the obligations of any Party to the Facility Agent; nor

(ii)	the remedies of the Facility Agent,

(whether arising under this Clause 31  or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Facility Agent or any other Party).

(c)
All payments to be made by a Party to the Facility Agent (whether made pursuant to this Clause 31 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(d)
In this Agreement, “Erroneous Payment” means a payment of an amount by the Facility Agent (acting on the instructions of the Majority Lenders) to another Party which the Facility Agent determines (in its sole discretion) was made in error.

32	THE SECURITY AGENT

32.1	Trust

(a)
The Security Agent declares that it holds the Security Property on trust for the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 30.20 (The Security Agent) and the other provisions of the Finance Documents.

(b)
Each other Finance Party authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

32.2	Parallel Debt (Covenant to pay the Security Agent)

(a)	Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.

(b)	The Parallel Debt of an Obligor:

(i)	shall become due and payable at the same time as its Corresponding Debt;

(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.

(c)	For the purposes of this Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent:

(i)	is the independent and separate creditor of each Parallel Debt;

(ii)	acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and

(iii)
shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)	The Parallel Debt of an Obligor shall be:

(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(ii)	increased to the extent that its Corresponding Debt has increased,

and the Corresponding Debt of an Obligor shall be:

(A)	decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and

(B)	increased to the extent that its Parallel Debt has increased,

in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

(e)
All amounts received or recovered by the Security Agent in connection with this Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 35.5 (Application of receipts; partial payments).

(f)	This Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.

32.3	Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

32.4	Instructions

(a)	The Security Agent shall:

(i)
exercise or refrain from exercising any right, power, authority or discretion (including, without limitation, make any designation, determination, specification or demand, approve an evidence or the form of a document, serve a notice, grant an approval or a consent or refrain from taking any such action), vested in it as Security Agent upon receipt of and in accordance with any instructions given to it by:

(A)	all Lenders (or the Facility Agent on their behalf) if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders (or the Facility Agent on their behalf); and

(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) (A) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties) or (B) in its capacity as Security Agent under the Transaction Documents.

(b)
Any instructions given by the Majority Lenders or, as the case may be, the Lenders shall be in writing and any instructions given by the Majority Lenders on matters which do not require the consent or instructions of all Lenders as specified in this Agreement shall be binding on all the Lenders.

(c)
The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Facility Agent on their behalf) (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(d)
Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Facility Agent (acting on the instructions of the Majority Lenders) shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(e)	Without prejudice to paragraph (a)(ii) above, paragraph (a)(i) above shall not apply:

(i)	in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the relevant Secured Parties.

(ii)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)	Clause 32.28 (Application of receipts);

(B)	Clause 32.29 (Permitted Deductions); and

(C)	Clause 32.30 (Prospective liabilities).

(f)
If giving effect to instructions given by the Majority Lenders would in the Security Agent’s opinion have an effect equivalent to an amendment or waiver referred to in Clause 44 (Amendments and Waivers), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

(g)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to sub-paragraph (ii) of paragraph (e) above,

the Security Agent shall do so having regard to the interests of all the Secured Parties.

(h)
The Security Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(i)
Without prejudice to the remainder of this Clause 32.4 (Instructions), in the absence of instructions, the Security Agent may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

(j)
The Security Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document.  This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

32.5	Duties of the Security Agent

(a)	The Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)
Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)
If the Security Agent receives notice from a Party referring to any Finance Document, describing a circumstance and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties but shall not have any duty to verify whether the circumstances described has actually occurred or whether it constitutes a Default.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

32.6	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Transaction Obligor or any other person.

(b)	The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

32.7	Business with the Group

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

32.8	Rights and discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)
The Security Agent shall be entitled to carry out all dealings with the other Finance Parties through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to any Finance Party.

(c)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Secured Parties) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by the Borrowers (other than the Utilisation Request) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

(d)	The Security Agent may engage (at the Borrowers’ cost) the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(e)
Without prejudice to the generality of paragraph (c) above or paragraph (f) below, the Security Agent may at any time engage (at the Borrowers’ cost) for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Facility Agent or the Lenders) if the Security Agent in its reasonable opinion deems this to be desirable.

(f)
The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)	The Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent’s gross negligence or wilful misconduct.

(h)
Unless a Finance Document expressly provides otherwise the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under the Finance Documents.

(i)
Without prejudice to Clause 32.6 (No fiduciary duties) and notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)
Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

32.9	Responsibility for documentation

None of the Security Agent, any Receiver or Delegate is responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)
any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

32.10	No duty to monitor

The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or

(c)	whether any other event specified in any Transaction Document has occurred.

32.11	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate), none of the Security Agent nor any Receiver or Delegate will be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)
without prejudice to the generality of sub-paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)
the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party other than the Security Agent, that Receiver or that Delegate (as applicable) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)
The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent if the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate, any liability of the Security Agent or any Receiver or Delegate arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent. Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.

32.12	Lenders’ indemnity to the Security Agent

(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under the Finance Documents (unless the Security Agent, Receiver or Delegate has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which a Lender claims reimbursement relates to a liability of the Security Agent to an Obligor.

32.13	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrowers.

(b)	Alternatively, the Security Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Security Agent.

(c)
If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent may appoint a successor Security Agent.

(d)
The retiring Security Agent shall, at the Borrowers’ cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents. The Borrowers shall indemnify the retiring Security Agent prior to it being required to undertake any actions referred to in this sub-paragraph for the amount of all costs and expenses (including legal fees) to be properly incurred by it in making available such documents and records and providing such assistance.

(e)	The Security Agent’s resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer, by way of a document expressed as a deed, of all the Security Property to that successor.

(f)
Upon the appointment of a successor, the retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 32.25 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of Clause 13.4 (Indemnity to the Security Agent) and this Clause 30.20 (The Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Agent.  Any fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on that date).  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrowers.

(h)	The consent of the Borrowers (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Agent.

32.14	Confidentiality

(a)
In acting as Security Agent for the Finance Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Security Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)
Without prejudice to Clause 32.6 (No fiduciary duties) and notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

32.15	Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each Transaction Obligor;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)
whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)
the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)
the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

32.16	Security Agent’s management time

(a)
Any amount payable to the Security Agent under Clause 13.4 (Indemnity to the Security Agent), Clause 15 (Costs and Expenses) and Clause 32.12 (Lenders’ indemnity to the Security Agent) shall include the cost of utilising the Security Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Borrowers and the other Finance Parties, and is in addition to any fee paid or payable to the Security Agent under Clause 10 (Fees). The Security Agent shall as soon as reasonably practicable notify the Borrowers in writing of any extraordinary management time which the Security Agent is envisaging to spend.

(b)	Without prejudice to paragraph (a) above, in the event of:

(i)	a Default;

(ii)
the Security Agent being requested by a Transaction Obligor or the Majority Lenders to undertake duties which the Security Agent and the Borrowers agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iii)	the Security Agent and the Borrowers agreeing that it is otherwise appropriate in the circumstances,

the Borrowers shall pay to the Security Agent any additional remuneration (together with any applicable VAT) that may be agreed between them or determined pursuant to paragraph (c) below.

(c)
If the Security Agent and the Borrowers fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrowers or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrowers) and the determination of any investment bank shall be final and binding upon the Parties.

32.17	Reliance and engagement letters

Each Secured Party confirms that the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

32.18	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Transaction Obligor to any of the Security Assets;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)
register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)
take, or to require any Transaction Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Security Document.

32.19	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Security Assets;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)
Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind.

32.20	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

32.21	Delegation by the Security Agent

(a)
Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)
That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)
No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate.

32.22	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties; or

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrowers and the Finance Parties of that appointment.

(b)
Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)
The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

32.23	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Transaction Obligor may have to any of the Security Assets and shall not be liable for or bound to require any Transaction Obligor to remedy any defect in its right or title.

32.24	Releases

Upon a disposal of any of the Security Assets pursuant to the enforcement of the Transaction Security by a Receiver, a Delegate or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

32.25	Winding up of trust

If the Security Agent, with the approval of the Facility Agent (acting on the instructions of the Majority Lenders) determines (acting on the instructions of the Majority Lenders) that:

(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)
no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Transaction Obligor pursuant to the Finance Documents, then

(i)
the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)	any Security Agent which has resigned pursuant to Clause 32.13 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

32.26	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

32.27	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents.  Where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement and any other Finance Document shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

32.28	Application of receipts

All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document, under Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent))  or in connection with the realisation or enforcement of all or any part of the Security Property (for the purposes of this Clause 30.20 (The Security Agent), the “Recoveries”) shall be held by the Security Agent on trust to apply them at any time as the Security Agent (acting at the instructions of the Majority Lenders in their discretion) sees fit, to the extent permitted by applicable law (and subject to the remaining provisions of this Clause 30.20 (The Security Agent)), in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (in its capacity as such) other than pursuant to Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)) or any Receiver or Delegate;

(b)
in payment or distribution to the Facility Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by any Transaction Obligor under any of the Finance Documents in accordance with Clause 35.5 (Application of receipts; partial payments);

(c)
if none of the Transaction Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Transaction Obligor; and

(d)	the balance, if any, in payment or distribution to the relevant Transaction Obligor.

32.29	Permitted Deductions

The Security Agent may, in its discretion:

(a)
set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)
pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

32.30	Prospective liabilities

Following enforcement of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in a suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit for later payment to the Facility Agent for application in accordance with Clause 32.28 (Application of receipts) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and

(b)	any part of the Secured Liabilities,

that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.

32.31	Investment of proceeds

Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause 32.28 (Application of receipts) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Agent’s discretion in accordance with the provisions of Clause 32.28 (Application of receipts).

32.32	Currency conversion

(a)
For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange available to the Security Agent in its usual course of business.

(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

32.33	Good discharge

(a)
Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Facility Agent on behalf of the Secured Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)
The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

32.34	Amounts received by Obligors

If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

32.35	Full freedom to enter into transactions

Without prejudice to Clause 32.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)
to provide advice or other services to the Borrowers or any person who is a party to, or referred to in, a Finance Document, and, in particular, the Security Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

32.36	Majority Lenders’ Instructions

(a)
Notwithstanding anything to the contrary contained in the Transaction Documents, the Parties acknowledge that where any provision in Transaction Document refers to the Security Agent being obliged to or entitled to take any specified action, exercise any discretion, make any determination, give any consent or waiver, or act in a certain way in connection with the transactions contemplated by the Transaction Documents, it shall or may (as the case may be) take such specified action, exercise such discretion, make such determination, give any consent in accordance with the instructions or directions of the Facility Agent (acting on the instructions of the Majority Lenders or, subject to Clause 44.2 (All Lender matters) all Lenders, as the case may be) and in doing so shall be deemed to have acted reasonably.

(b)
The instructions or directions of the Majority Lenders or, as the case may be, all Lenders referred to in paragraph (a) above shall be provided in accordance with, and are subject to, the provisions of Clause 32.4 (Instructions).

(c)
Notwithstanding the provisions of Clause 32.4 (Instructions), the Security Agent may refrain from acting in accordance with the instructions of the Facility Agent until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)	Notwithstanding the provisions of Clause 32.4 (Instructions), in the absence of instructions from the Facility Agent, the Security Agent shall not be obliged to take any action.

33	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

34	SHARING AMONG THE FINANCE PARTIES

34.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from a Transaction Obligor other than in accordance with Clause 35 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due to it under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 35 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 35.5 (Application of receipts; partial payments).

34.2	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Transaction Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 35.5 (Application of receipts; partial payments) towards the obligations of that Transaction Obligor to the Sharing Finance Parties.

34.3	Recovering Finance Party’s rights

On a distribution by the Facility Agent under Clause 34.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Transaction Obligor, as between the relevant Transaction Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Transaction Obligor.

34.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)
as between the relevant Transaction Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Transaction Obligor.

34.5	Exceptions

(a)
This Clause 34 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Transaction Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

35	PAYMENT MECHANICS

35.1	Payments to the Facility Agent

(a)
On each date on which a Transaction Obligor or a Lender is required to make a payment under a Finance Document, that Transaction Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Facility Agent) and with such bank as the Facility Agent, in each case, specifies.

35.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 35.3 (Distributions to a Transaction Obligor) and Clause 35.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by that Party or, in the case of the Loan, to such account of such person as may be specified by the Borrowers in the Utilisation Request).

35.3	Distributions to a Transaction Obligor

The Facility Agent may (with the consent of the Transaction Obligor or in accordance with Clause 36 (Set-Off)) apply any amount received by it for that Transaction Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Transaction Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

35.4	Clawback and pre-funding

(a)
Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

35.5	Application of receipts; partial payments

(a)
If the Facility Agent or the Security Agent (as applicable) receives a payment that is insufficient to discharge all the amounts then due and payable by a Transaction Obligor under the Finance Documents, the Facility Agent or the Security Agent (as applicable) shall apply that payment towards the obligations of that Transaction Obligor under the Finance Documents in the following order:

(i)
first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest and fees due but unpaid to the Lenders under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid to the Lenders under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due to any Finance Party but unpaid under the Finance Documents.

(b)	The Facility Agent shall, if so directed by the Majority Lenders, vary, or instruct the Security Agent to vary (as applicable) the order set out in sub-paragraphs (ii) to (iv) of paragraph (a) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by a Transaction Obligor.

35.6	No set-off by Transaction Obligors

All payments to be made by a Transaction Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

35.7	Business Days

(a)
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

35.8	Currency of account

(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from a Transaction Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

35.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (acting on the instructions of the Majority Lenders) (after consultation with the Borrowers); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting on the instructions of the Majority Lenders).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting on the instructions of the Majority Lenders and after consultation with the Borrowers) specifies (acting on the instructions of the Majority Lenders) to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

35.10	Currency Conversion

(a)
For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange available to that Servicing Party in its usual course of business.

(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

35.11	Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrowers that a Disruption Event has occurred:

(a)
the Facility Agent may, and shall if requested to do so by the Borrowers, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)
the Facility Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Facility Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties and any Transaction Obligors as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 44 (Amendments and Waivers);

(e)
the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 35.11 (Disruption to Payment Systems etc.); and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

36	SET-OFF

A Finance Party may set off at any time after an Event of Default has occurred and whilst the same is continuing but without any prior notice any matured obligation due from a Transaction Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Transaction Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

37	BAIL-IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

38	NOTICES

38.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or, subject to Clause 38.5 (Electronic communication), by electronic mail.

38.2	Addresses

The address, fax number and electronic mail address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of the Borrowers, that specified in Schedule 1 (The Parties);

(b)
in the case of each Lender or any other Obligor, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;

(c)	in the case of the Facility Agent, that specified in Schedule 1 (The Parties); and

(d)	in the case of the Security Agent, that specified in Schedule 1 (The Parties),

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

38.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form;

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii)	if by way of electronic mail, in accordance with Clause 38.5 (Electronic communication),

and, if a particular department or officer is specified as part of its address details provided under Clause 38.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).

(c)	All notices from or to a Transaction Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.

(d)	Any communication or document made or delivered to the Borrowers in accordance with this Clause will be deemed to have been made or delivered to each of the Transaction Obligors.

(e)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

38.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 38.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

38.5	Electronic communication

(a)
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)
Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)
Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or the Security Agent shall specify for this purpose.

(d)
Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)
Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 38.5 (Electronic communication).

38.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Facility Agent (acting on the instructions of the Majority Lenders), accompanied by a certified English translation prepared by a translator approved by the Facility Agent (acting on the instructions of the Majority Lenders) and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

39	CALCULATIONS AND CERTIFICATES

39.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

39.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

39.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the London interbank market differs, in accordance with that market practice.

40	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

41	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document.  No election to affirm any Finance Document on the part of a Secured Party shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

42	SETTLEMENT OR DISCHARGE CONDITIONAL

Any settlement or discharge under any Finance Document between any Finance Party and any Transaction Obligor shall be conditional upon no security or payment to any Finance Party by any Transaction Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

43	IRREVOCABLE PAYMENT

If the Facility Agent considers that an amount paid or discharged by, or on behalf of, a Transaction Obligor or by any other person in purported payment or discharge of an obligation of that Transaction Obligor to a Secured Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Transaction Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

44	AMENDMENTS AND WAIVERS

44.1	Required consents

(a)
Subject to Clause 44.2 (All Lender matters) and Clause 44.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 44 (Amendments and Waivers).

(c)
Without prejudice to the generality of Clause 30.7 (Rights and discretions), the Facility Agent may at the Borrowers’ cost engage and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(d)	Paragraph (c) of Clause 28.9 (Pro rata interest settlement) shall apply to this Clause 44 (Amendments and Waivers).

44.2	All Lender matters

An amendment of or waiver or consent in relation to any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)	a postponement to or extension of the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Interest Rate or the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)
an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;

(f)	a change to any Transaction Obligor other than in accordance with Clause 29 (Changes to the Transaction Obligors);

(g)	any provision which expressly requires the consent of all the Lenders;

(h)	this Clause 44 (Amendments and Waivers);

(i)
any change to the preamble (Background), Clause 2 (The Facility), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 7.4 (Mandatory prepayment on sale or Total Loss), Clause 8 (Interest), Clause 24.9 (Compliance with laws, etc.) 24.11 (Sanctions and Ship trading), Clause 26 (Earnings Account and Application of Earnings), Clause 28 (Changes to the Lenders), Clause 34 (Sharing among the Finance Parties), Clause 47 (Governing Law) or Clause 48 (Enforcement);

(j)
any release of, or material variation to, any Transaction Security, guarantee, indemnity or subordination arrangement set out in a Finance Document (except in the case of a release of Transaction Security as it relates to the disposal of an asset which is the subject of the Transaction Security and where such disposal is expressly permitted by the Majority Lenders or otherwise under a Finance Document);

(k)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(i)	the guarantee and indemnity granted under Clause 16 (Guarantee and Indemnity);

(ii)	the Security Assets; or

(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except in the case of sub-paragraphs (ii) and (iii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(l)
the release of the guarantee and indemnity granted under Clause 16 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders.

44.3	Other exceptions

(a)	An amendment or waiver which relates to the rights or obligations of a Servicing Party (in its capacity as such) may not be effected without the consent of that Servicing Party.

(b)	The Borrowers and the Facility Agent or the Borrowers and the Security Agent, as applicable, may amend in writing or waive a term of a Fee Letter to which they are party.

44.4	Obligor Intent

Without prejudice to the generality of Clauses 1.2 (Construction), 16.4 (Waiver of defences) and 17.2 (Waiver of defences), each Obligor expressly confirms that it intends that any guarantee contained in this Agreement or any other Finance Document and any Security created by any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following:  business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

45	CONFIDENTIAL INFORMATION

45.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 45.2 (Disclosure of Confidential Information), Clause 45.4 (Disclosure to numbering service providers) and unless otherwise required by law, court order, regulatory authority or stock exchange rules, requirements and regulations and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

45.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, legal counsels, insurers, insurance advisors, insurance brokers, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Transaction Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 30.14 (Relationship with the other Finance Parties));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 28.8 (Security over Lenders’ rights);

(viii)	who is a Party, a Transaction Obligor or any related entity of a Transaction Obligor;

(ix)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or

(x)	with the consent of the Borrowers;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)
in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to sub-paragraph (iv) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to sub-paragraphs (v), (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)
to any person appointed by that Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the relevant Finance Party; and

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Transaction Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

45.3	DAC6

Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.

45.4	Disclosure to numbering service providers

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Transaction Obligors the following information:

(i)	names of Transaction Obligors;

(ii)	country of domicile of Transaction Obligors;

(iii)	place of incorporation of Transaction Obligors;

(iv)	date of this Agreement;

(v)	Clause 47 (Governing Law);

(vi)	the name of the Facility Agent;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amount of Total Commitments;

(ix)	currency of the Facility;

(x)	type of Facility;

(xi)	ranking of Facility;

(xii)	Termination Date for Facility;

(xiii)	changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xii) above; and

(xiv)	such other information agreed between such Finance Party and the Borrowers,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Transaction Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)
Each Obligor represents, on behalf of itself and the other Transaction Obligors, that none of the information set out in sub-paragraphs (i) to (xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

45.5	Entire agreement

This Clause 45 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

45.6	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

45.7	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (v) of paragraph (b) of Clause 45.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 45 (Confidential Information).

45.8	Continuing obligations

The obligations in this Clause 45 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

46	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

Section 12

GOVERNING LAW AND ENFORCEMENT

47	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

48	ENFORCEMENT

48.1	Jurisdiction

(a)
Unless specifically provided in another Finance Document in relation to that Finance Document, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute regarding the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a “Dispute”).

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)
This Clause 48.1 (Jurisdiction) is for the benefit of the Secured Parties only.  As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

48.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)
irrevocably appoints Messrs Shoreside Agents Ltd, presently at 5 St Helen’s Place, London EC3A 6AB (T: +44 (0)20 3771 8869, M: + 44 (0) 7591 440086, Fax: +44 (0)20 3771 8870, attention: Andrew Johnson) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, each Borrower (on behalf of all the Obligors) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent.  Failing this, the Facility Agent may appoint another agent for this purpose.

49	PATRIOT ACT NOTICE

49.1	PATRIOT Act Notice

Each of the Facility Agent and the Lenders hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act and the policies and practices of the Facility Agent and each Lender, the Facility Agent and each of the Lenders is required to obtain, verify and record certain information and documentation that identifies each Transaction Obligor, which information includes the name and address of each Transaction Obligor and such other information that will allow the Facility Agent and each of the Lenders to identify each Transaction Obligor in accordance with the PATRIOT Act.

This Agreement has been entered into and amended and restated on the dates stated at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES

PART A

THE OBLIGORS

Name of Borrower	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication

MINOANSEA MARITIME CO.	Republic of the Marshall Islands	115307	154 Vouliagmenis Avenue, 166 74 Glyfada, Athens Greece Tel: +302130181507 Email: legal@usea.gr Fax: +302109638404

EPANASTASEA MARITIME CO.	Republic of the Marshall Islands	115299	154 Vouliagmenis Avenue, 166 74 Glyfada, Athens Greece Tel: +302130181507 Email: legal@usea.gr Fax: +302109638404

GOOD MARITIME CO.	Republic of Liberia	C-125065	154 Vouliagmenis Avenue, 166 74 Glyfada, Athens Greece Tel: +302130181507 Email: legal@usea.gr Fax: +302109638404

TRADERS MARITIME CO.	Republic of the Marshall Islands	117151	154 Vouliagmenis Avenue, 166 74 Glyfada, Athens Greece Tel: +302130181507 Email: legal@usea.gr Fax: +302109638404

Name of Guarantor	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication

United Maritime Corporation	The Republic of the Marshall Islands	112801	154 Vouliagmenis Avenue, 166 74 Glyfada, Athens Greece Tel: +302130181507 Email: legal@usea.gr Fax: +302109638404

PART B

THE ORIGINAL LENDERS

Name of Original Lender	Commitment	Address for Communication

Blue Ocean Onshore Fund LP	$27,048,528
Blue Ocean Onshore Fund LP
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com
/odonnerstein@entrustglobal.com/
mlux@entrustglobal.com
Attention: Svein Engh / Omer
Donnerstein / Matthew Lux

Blue Ocean 1839 Fund LP	$13,996,303
Blue Ocean 1839 Fund LP
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com
/odonnerstein@entrustglobal.com/
mlux@entrustglobal.com
Attention: Svein Engh / Omer
Donnerstein / Matthew Lux

Blue Ocean Income Fund LP	$7,767,560
Blue Ocean Income Fund LP
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com
/odonnerstein@entrustglobal.com/
mlux@entrustglobal.com
Attention: Svein Engh / Omer
Donnerstein / Matthew Lux

EnTrust Global ICAV, for and on behalf of Blue Ocean Fund	$5,377,810
EnTrust Global ICAV
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com
/odonnerstein@entrustglobal.com/
mlux@entrustglobal.com
Attention: Svein Engh / Omer
Donnerstein / Matthew Lux

Blue Ocean Investments SPC, for and on behalf of Segregated Portfolio One	$1,602,983
Blue Ocean Investments SPC
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com
/odonnerstein@entrustglobal.com/
mlux@entrustglobal.com
Attention: Svein Engh / Omer
Donnerstein / Matthew Lux

Blue Ocean Income Fund II LP	$2,700,260
Blue Ocean Income Fund II LP
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com
/odonnerstein@entrustglobal.com/
mlux@entrustglobal.com
Attention: Svein Engh / Omer
Donnerstein / Matthew Lux

Blue Ocean Offshore Master Fund I LLC	$623,760
Blue Ocean Offshore Master Fund I LLC
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com
/odonnerstein@entrustglobal.com/
mlux@entrustglobal.com
Attention: Svein Engh / Omer
Donnerstein / Matthew Lux

Blue Ocean IDF Series of the SALI Multi-Series Fund, L.P.	$2,700,260
Blue Ocean IDF Series of the SALI Multi-Series Fund, L.P.
c/o EnTrust Global Partners Offshore LP
375 Park Avenue
New York, NY 10152

Email: sengh@entrustglobal.com
/odonnerstein@entrustglobal.com/
mlux@entrustglobal.com
Attention: Svein Engh / Omer
Donnerstein / Matthew Lux
Attention: Svein Engh / Omer
Donnerstein / Matthew Lux

BO FR SPV I LP	$1,782,536	BO FR SPV I LP c/o EnTrust Global Partners Offshore LP 375 Park Avenue New York, NY 10152 Email: sengh@entrustglobal.com /odonnerstein@entrustglobal.com/ mlux@entrustglobal.com

PART C

THE SERVICING PARTIES

Name of Facility Agent	Address for Communication

Kroll Agency Services Limited	The News Building, Level 6, 3 London Bridge Street, London, England SE1 9SG Fax: + 44 207 354 6132 Attention: Kroll Agency and Trustee Services Limited (deals@ats.kroll.com)

Name of Security Agent	Address for Communication

Kroll Trustee Services Limited	The News Building, Level 6, 3 London Bridge Street, London, England SE1 9SG Fax: + 44 207 354 6132 Attention: Kroll Agency and Trustee Services Limited (deals@ats.kroll.com)

SCHEDULE 2

CONDITIONS PRECEDENT

PART A

CONDITIONS PRECEDENT TO INITIAL UTILISATION REQUEST

1	Obligors

1.1	A copy of the constitutional documents of each Transaction Obligor.

1.2	A copy of a resolution of the board of directors of each Transaction Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, the Utilisation Request) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

1.3	A copy of the power of attorney of any Transaction Obligor authorising a specified person or persons to execute the Finance Documents to which it is a party.

1.4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.

1.5
A copy of a resolution signed by the Guarantor as the holder of all the issued shares in each Borrower, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Borrower is a party.

1.6
A copy of a certificate of each Transaction Obligor (signed by an officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Transaction Obligor to be exceeded.

1.7
A copy of a certificate of each Transaction Obligor that is incorporated outside the UK (signed by an officer) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies.

1.8
A copy of a certificate of an officer of the relevant Transaction Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2	Finance Documents

2.1	A duly executed original of this Agreement.

2.2	A duly executed original of the Fee Letter.

2.3	A duly executed original of any Subordination Agreement, if applicable.

3	Security

A duly executed original of any Subordinated Debt Security.

4	Legal opinions

4.1
A legal opinion of Watson Farley & Williams, legal advisers to the Facility Agent and the Security Agent in England, substantially in the form distributed to the Original Lenders before signing this Agreement.

4.2
If a Transaction Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Facility Agent and the Security Agent in the relevant jurisdiction, substantially in the form distributed to the Original Lenders before signing this Agreement.

5	Other documents and evidence

5.1	Duly executed copies of the Purchase Agreement and each MOA and of all documents signed or issued by a Borrower or a Seller (or any of them) under or in connection with them.

5.2
Such documentary evidence as the Facility Agent and its legal advisers may require in relation to the due authorisation and execution of the Purchase Agreement and each MOA by each of the parties to them.

5.3	Evidence that any process agent referred to in Clause 48.2 (Service of process) has accepted its appointment.

5.4
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

5.5	Evidence that each Earnings Account has been opened with the Account Bank.

5.6	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 10 (Fees) and Clause 15 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

5.7
Such evidence as the Facility Agent may require for the Finance Parties to be able to satisfy each of their “know your customer” or similar identification procedures in relation to the transactions contemplated by the Finance Documents.

PART B

CONDITIONS PRECEDENT TO UTILISATION

In this Part B of Schedule 2 (Conditions Precedent):

“relevant Ship” means the Ship being financed or refinanced by the Advance to which the Utilisation Request relates; and

“relevant Borrower” means the Borrower that owns or is to own the relevant Ship.

1	Borrower

A copy of certificate of an authorised signatory of the relevant Borrower certifying that each copy document which it is required to provide under this Part B of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the relevant Utilisation Date.

2	Finance Documents

2.1	A duly executed original of any Finance Document not otherwise referred to in this Schedule 2 (Conditions Precedent).

2.2	A duly executed original of any other document required to be delivered by each Finance Document if not otherwise referred to this Schedule 2 (Conditions Precedent).

3	Ship and other security

3.1	A duly executed original of the Account Security and the Shares Security in respect of the relevant Borrower and of each document to be delivered under or pursuant to each of them.

3.2
A duly executed original of the Mortgage, the General Assignment and any Charter Assignment in respect of the relevant Ship and of each document to be delivered under or pursuant to each of them (including, without limitation, a notice of assignment in relation to the assignment of distributions under the Pool Agreement with Signal Maritime Aframax Pool Ltd and an acknowledgment in respect of such assignment from the relevant Approved Pool Manager) together with documentary evidence that such Mortgage has been duly registered or recorded (as applicable) as a valid first preferred or priority (as applicable) ship mortgage in accordance with the laws of the jurisdiction of the Approved Flag of the relevant Ship.

3.3	Documentary evidence that the relevant Ship:

(a)
has been unconditionally delivered by the relevant Seller to, and accepted by, the relevant Borrower under the MOA to which that Borrower is a party and that the full purchase price payable and all other sums due to that Seller under the MOA, other than the sums to be financed pursuant to the relevant Advance, have been paid to that Seller;

(b)	is definitively and permanently registered in the name of the relevant Borrower under the relevant Approved Flag;

(c)	is in the absolute and unencumbered ownership of the relevant Borrower save as contemplated by the Finance Documents;

(d)	maintains the Approved Classification with the relevant Approved Classification Society free of all overdue recommendations and conditions of the relevant Approved Classification Society; and

(e)	is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.

3.4
Documents establishing that the relevant Ship will, as from the relevant Utilisation Date, be managed commercially by an Approved Commercial Manager or, as the case may be, an Approved Pool Manager (if applicable) and managed technically by an Approved Technical Manager on terms acceptable to the Facility Agent acting with the authorisation of all of the Lenders, together with:

(a)	a Manager’s Undertaking for that Approved Technical Manager and that Approved Commercial Manager; and

(b)
copies of that Approved Technical Manager’s Document of Compliance and of that Ship’s Safety Management Certificate (together with any other details of the applicable Safety Management System which the Facility Agent requires (acting on the instructions of the Majority Lenders)) and of any other documents required under the ISM Code and the ISPS Code in relation to that Ship including without limitation an ISSC (and, in the event that such other documents required under the ISM Code and ISPS Code in relation to that Ship are issued in the name of the relevant Borrower immediately after the relevant Delivery Date, the Borrowers shall provide the same to the Facility Agent upon receipt thereof).

3.5
An opinion from an independent insurance consultant acceptable to the Facility Agent (acting on the instructions of the Majority Lenders) on such matters relating to the Insurances as the Facility Agent may require (acting on the instructions of the Majority Lenders).

4	Legal opinions

Legal opinions of the legal advisers to the Facility Agent and the Security Agent in the jurisdiction of the Approved Flag of the relevant Ship, the Republic of the Marshall Islands and such other relevant jurisdictions as the Facility Agent may require.

5	Other documents and evidence

5.1	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 10 (Fees) and Clause 15 (Costs and Expenses) have been paid or will be paid by the relevant Utilisation Date.

PART C

CONDITIONS PRECEDENT TO RELEASE OF ALLOCATED AMOUNTS

In this Part C of Schedule 2 (Conditions Precedent):

“relevant New Ship” means the relevant New Ship being deemed to be refinanced by the relevant Tranche to which the New Ship A Allocated Amount A or, as the case may be, the New Ship B Allocated Amount B relates; and

“relevant Borrower” means the Borrower that owns or the relevant New Ship.

1	Borrower

(a)	Any of the documents set out in Part A of Schedule 2 (Conditions Precedent) as may be required by the Facility Agent in respect of the relevant Borrower.

(b)
A copy of certificate of an authorised signatory of the relevant Borrower certifying that each copy document which it is required to provide under this Part BC of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the relevant Release Date.

2	Finance Documents

2.1	A duly executed original of each New Security Document (other than the New Manager’s Undertakings referred to below) in respect of such New Ship.

2.2	A duly executed original of any other document required to be delivered by each such New Security Document.

2.3	A duly executed original of any Subordination Agreement and any Subordinated Debt Security, if applicable.

3	Ship and other security

3.1	Documentary evidence that the relevant New Ship:

(a)
has been unconditionally delivered by the relevant Seller to, and accepted by, the relevant Borrower under the MOA to which that Borrower is a party and that the full purchase price payable and all other sums due to that Seller under the MOA, have been paid to that Seller;

(b)	is definitively and permanently registered in the name of the relevant Borrower under the relevant Approved Flag;

(c)	is in the absolute and unencumbered ownership of the relevant Borrower save as contemplated by the Finance Documents;

(d)	maintains the Approved Classification with the relevant Approved Classification Society free of all overdue recommendations and conditions of the relevant Approved Classification Society; and

(e)	is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.

3.2
Documents establishing that the relevant New Ship will, as from the relevant Release Date, be managed commercially by an Approved Commercial Manager  and managed technically by an Approved Technical Manager on terms acceptable to the Facility Agent acting with the authorisation of all of the Lenders, together with:

(a)	a New Manager’s Undertaking for that Approved Technical Manager and that Approved Commercial Manager; and

(b)
copies of that Approved Technical Manager’s Document of Compliance and of that New Ship’s Safety Management Certificate (together with any other details of the applicable Safety Management System which the Facility Agent requires (acting on the instructions of the Majority Lenders)) and of any other documents required under the ISM Code and the ISPS Code in relation to that New Ship including without limitation an ISSC (and, in the event that such other documents required under the ISM Code and ISPS Code in relation to that New Ship are issued in the name of the relevant Borrower immediately after the relevant Delivery Date, the Borrowers shall provide the same to the Facility Agent upon receipt thereof).

3.3
An opinion from an independent insurance consultant acceptable to the Facility Agent (acting on the instructions of the Majority Lenders) on such matters relating to the Insurances as the Facility Agent may require (acting on the instructions of the Majority Lenders).

4	Legal opinions

Legal opinions of the legal advisers to the Facility Agent and the Security Agent in the jurisdiction of the Approved Flag of the relevant New Ship, the Republic of the Marshall Islands and such other relevant jurisdictions as the Facility Agent may require.

5	Other documents and evidence

5.1	Duly executed copies of the relevant MOA and of all documents signed or issued by a Borrower or a Seller (or any of them) under or in connection with them.

5.2	Such documentary evidence as the Facility Agent and its legal advisers may require in relation to the due authorisation and execution of the relevant MOA by each of the parties to them.

5.3	Evidence that any process agent referred to in Clause 48.2 (Service of process) has accepted its appointment.

5.4
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

5.5	Evidence that each Earnings Account of the relevant Borrower has been opened with the Account Bank.

5.6	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 10 (Fees) and Clause 15 (Costs and Expenses) have been paid or will be paid by the relevant Release Date.

5.7
Such evidence as the Facility Agent may require for the Finance Parties to be able to satisfy each of their “know your customer” or similar identification procedures in relation to the transactions contemplated by the Finance Documents.

SCHEDULE 3

REQUESTS

UTILISATION REQUEST

From:	[●]

To:	Kroll Agency Services Limited

Dated: [●] 2023

Dear Sirs

 [●] – Up to $[●] Facility Agreement dated 8 August 2022 as amended and supplemented by a supplemental agreement dated 26 October 2022, a second supplemental agreement dated 21 December 2022 and as further amended and restated by a deed of accession, amendment and restatement dated [●] January 2023 (the “Agreement”)

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow the Advance under Tranche [A][B][C][D] on the following terms:

Proposed Utilisation Date:	[●] 2023 (or, if that is not a Business Day, the next Business Day)

Amount:	$[●] or, if less, the Available Facility as follows:

3
We hereby agree and acknowledge that the Facility Agent shall make payments strictly on the basis of the information set forth in this Utilisation Request hereto even if such information is incorrect.  In the event that any of such information is incorrect, we agree that the Facility Agent shall not have any liability with respect thereto.

4
We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) of the Agreement as they relate to the Advance is satisfied on the date of this Utilisation Request.

5	The net proceeds of the Advance should be [●].

6	This Utilisation Request is irrevocable.

Yours faithfully

[●]
authorised signatory for
[●]

[●]
authorised signatory for
[●]

[●]
authorised signatory for
[●]

[●]
authorised signatory for
[●]

[●]
authorised signatory for
[●]

[●]
authorised signatory for
[●]

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:	Kroll Agency Services Limited as Facility Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated: [●]

Dear Sirs

[●] – Up to $[●] Facility Agreement dated 8 August 2022 as amended and supplemented by a supplemental agreement dated 26 October 2022, a second supplemental agreement dated 21 December 2022 and as further amended and restated by a deed of accession, amendment and restatement dated [●] January 2023  (the “Agreement”)

1
We refer to the Agreement.  This is a Transfer Certificate.  Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to Clause 28.5 (Procedure for transfer) of the Agreement:

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participation in the Loan under the Agreement as specified in the Schedule in accordance with Clause 28.5 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is [●].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 38.2 (Addresses) of the Agreement are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 28.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

6	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details

for notices and account details for payments.]

[Existing Lender]	[New Lender]

By: [●]	By: [●]

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [●].

[Facility Agent]

By: [●]

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:	Kroll Agency Services Limited as Facility Agent and [●] as joint and several Borrowers, for and on behalf of each Transaction Obligor

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated: [●]

Dear Sirs

[●] – Up to $[●] Facility Agreement dated 8 August 2022 as amended and supplemented by a supplemental agreement dated 26 October 2022, a second supplemental agreement dated 21 December 2022 and as further amended and restated by a deed of accession, amendment and restatement dated [●] January 2023  (the “Agreement”)

1
We refer to the Agreement.  This is an Assignment Agreement.  Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to Clause 28.6 (Procedure for assignment):

(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitment and participations in the Loan under the Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in the Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

(d)
All rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender’s title and of any rights or equities which the Borrowers or any other Transaction Obligor had against the Existing Lender.

3	The proposed Transfer Date is [●].

4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5	The Facility Office and address, fax, number and attention details for notices of the New Lender for the purposes of Clause 38.2 (Addresses) are set out in the Schedule.

6	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 28.4 (Limitation of responsibility of Existing Lenders).

7
This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 28.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), to the Borrowers (on behalf of each Transaction Obligor) of the assignment referred to in this Assignment Agreement.

8	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

9	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By: [●]	By: [●]

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [●].

Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

[Facility Agent]

By:

SCHEDULE 6

DETAILS OF THE SHIPS

Ship name	Name of the Borrower owner	IMO No.	Type	DWT	Approved Flag	Approved Classification Society	Approved Classification
“GODAM” renamed “PAROSEA”	PAROSEA SHIPPING CO.	9297371	Aframax	113,553	Marshall Islands	Lloyd’s Register
+100 A1 Double Hull Tanker ESP,Ship Right (SDA,FDA,CM), *IWS, LI, Ice Class 1A FS, +LMC
IGS, UMS, CCS, NAV1, IBS, COW (LR), ETA, Green Passport, Part Higher Tensile Steel, PL(LR), SBT(LR),
SHipRight (BWMP (S), ES +1 (within 0.4L), PCWBT (06/2011), SERS, MCM, SCM)

“MANDALA” renamed “BLUESEA”	BLUESEA SHIPPING CO.	9297357	Aframax	113,553	Marshall Islands	Lloyd’s Register
*100A1 Double Hull Oil Tanker, ESP, ShipRight (SDA, FDA, CM), *IWS, LI, Ice Class 1A FS, *LMC
IGS, UMS, CCS, NAV1, IBS, COW(LR), ETA, Part Higher Tensile Steel, PL (LR), SBT (LR), ShipRight (BWMP (S), ES
+ 1 (within 0.4L), PCWBT (02/06), SERS, SCM)

“THUNDERBOLT” renamed “MINOANSEA”	MINONASEA MARITIME CO.	9388742	LR2	108,817	Marshall Islands	American Bureau of Shipping	+A1, Oil Carrier, ESP, +AMS, +ACCU, VEC, SH, RES, SHCM, POT, ESP, CRC, CPP, RW,RRDA
“TIMBERWOLF” renamed “EPANASTASEA”	EPANASTASEA MARITIME CO.	9319686	LR2	109,647	Marshall Islands	Lloyd’s Register	+100A1 Double Hull Oil Tanker, ESP, ShipRight, (FDA,SDA,CM), *IWS, SPM, LI, +LMC IGS, UMS, Shipright (SCM, MSPS), COW, SBT(LR),PL(LR) Part higher tensile steel, Shipright (IHM-EU+)
“GOODSHIP”	GOOD MARITIME CO.	9311476	Bulk Carrier	177,536	Liberia	DNV	1A Bulk carrier BIS BWM (E(s, f)) E0 ESP HC(M) Holds(2,4,6,8))

“TRADERSHIP”	TRADERS MARITIME CO.	9310135	Bulk Carrier	176,925	Marshall Islands	DNV	1A Bulk carrier BWM (T) E0 ESP HC(M) Holds (2,4,6,8) Recyclable

SCHEDULE 7

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	Ten Business Days before the intended Utilisation Date (Clause 5.1 (Delivery of a Utilisation Request))

Facility Agent notifies the Lenders of the relevant Advance in accordance with Clause 5.4 (Lenders’ participation)	One Business Day before the intended Utilisation Date.

EXECUTION PAGES

BORROWERS

SIGNED by	)
duly authorised	)
as attorney-in-fact	)
for and on behalf of	)
MINOANSEA MARITIME CO.	)
its:	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

SIGNED by	)
duly authorised	)
as attorney-in-fact	)
for and on behalf of	)
EPANASTASEA MARITIME CO.	)
its:	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

SIGNED by	)
duly authorised	)
as attorney-in-fact	)
for and on behalf of	)
GOOD MARITIME CO.	)
its:	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

SIGNED by	)
duly authorised	)
as attorney-in-fact	)
for and on behalf of	)
TRADERS MARITIME CO.	)
its:	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

GUARANTOR
SIGNED by	)
duly authorised	)
as attorney-in-fact	)
for and on behalf of	)
UNITED MARITIME CORPORATION	)
its:	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

ORIGINAL LENDERS

SIGNED by	)
duly authorised	)
for and on behalf of	)
BLUE OCEAN ONSHORE FUND LP	)
By: Blue Ocean GP LLC	)
as its General Partner	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

SIGNED by	)
duly authorised	)
for and on behalf of	)
BLUE OCEAN 1839 FUND LP	)
By: Blue Ocean GP LLC	)
as its General Partner	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

SIGNED by	)
duly authorised	)
for and on behalf of	)
BLUE OCEAN INCOME FUND LP	)
By: Blue Ocean GP LLC	)
as its General Partner	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

SIGNED by	)
duly authorised	)
for and on behalf of	)
ENTRUST GLOBAL ICAV	)
for and on behalf of	)
BLUE OCEAN FUND	)
By: EnTrust Global Partners Offshore LP	)
as its Investment Advisor	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

SIGNED by	)
duly authorised	)
for and on behalf of	)
BLUE OCEAN INVESTMENTS SPC	)
for and on behalf of	)
SEGREGATED PORTFOLIO ONE	)
By: EnTrust Global Partners Offshore LP	)
as its Investment Advisor	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

SIGNED by	)
duly authorised	)
for and on behalf of	)
BLUE OCEAN INCOME FUND II LP	)
By: Blue Ocean GP LLC	)
as its General Partner	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

SIGNED by	)
duly authorised	)
for and on behalf of	)
BLUE OCEAN OFFSHORE MASTER	)
FUND I LLC	)
By: EnTrust Global Partners Offshore LP	)
as its Investment Advisor	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

SIGNED by	)
duly authorised	)
for and on behalf of	)
BLUE OCEAN IDF SERIES OF THE SALI	)
MULTI-SERIES FUND, L.P.
By: EnTrust Global Partners Offshore LP	)
as its Investment Subadvisor	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

SIGNED by	)
duly authorised	)
for and on behalf of	)
BO FR SPV I LP	)
By: EnTrust Global Ltd.	)
as its Investment Manager	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

FACILITY AGENT
SIGNED by	)
duly authorised	)
for and on behalf of	)
KROLL AGENCY SERVICES LIMITED	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)

SECURITY AGENT

SIGNED by	)
duly authorised	)
for and on behalf of	)
KROLL TRUSTEE SERVICES LIMITED	)
in the presence of:	)

Witness’ signature:	)
Witness’ name:	)
Witness’ address:	)